UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Saks Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Saks Incorporated

Notice of 2013 Annual Meeting and Proxy Statement

12 East 49th Street

New York, New York 10017

April 26, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Saks Incorporated to be held at 11:30 a.m. Eastern Time, on Wednesday, June 5, 2013, at the University Club, located at 1 West 54th Street, New York, New York 10019.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the specific business to be acted upon. At this year’s meeting, you will have an opportunity to vote on the election of the nine directors named in the accompanying Proxy Statement, the selection of PricewaterhouseCoopers LLP as Saks Incorporated’s independent registered public accounting firm, and the approval of the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan.

Your vote is very important. We ask that you vote over the Internet, by telephone or by mail by returning your proxy card in the postage-paid envelope as soon as possible.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Stephen I. Sadove

Chairman and Chief Executive Officer

12 East 49th Street

New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Saks Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Saks Incorporated (“Saks” or the “Company”) will be held at 11:30 a.m. Eastern Time, on Wednesday, June 5, 2013, at the University Club, located at 1 West 54th Street, New York, New York 10019 for the following purposes:

1.            To elect the nine directors named in the Proxy Statement to hold office for one-year terms or until their respective successors have been elected and qualified;

2.            To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2014;

3.            To approve the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan; and

4.            To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 5, 2013 are entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 5, 2013. The Proxy Statement, the form of Proxy, and 2012 Annual Report on Form 10-K are available free of charge at www.saksincorporated.com at the Investor Relations or Contacts tab.

Shareholders are cordially invited to attend the meeting in person; however, to assure your representation at the annual meeting, you are urged to cast your vote over the Internet, by telephone or by mail as promptly as possible. Any shareholder of record attending the annual meeting also may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

By order of the Board of Directors,

Ann Robertson

Corporate Secretary

April 26, 2013

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2012 performance, please review our Annual Report on Form 10-K.

2013 Annual Meeting of Shareholders

•	Date and Time:

June 5, 2013, 11:30 Eastern Time

•	Place:

University Club

1 West 54th Street

New York, New York 10019

•	Record Date:

April 5, 2013

Voting Matters and Board Recommendations

Our Board’s Recommendation
Proposal 1:	Election of Directors (page 12)	FOR each Director Nominee
Proposal 2:	Ratification of Auditors (page 25)	FOR
Proposal 3:	Approval of the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan (page 69)	FOR

Director Nominees (page 13)

The following table provides summary information about each director nominee. Each director stands for election annually.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
Fabiola R. Arredondo	46	2012	Managing Partner, Siempre Holdings	Ö	F, HRCC
Robert B. Carter	53	2004	Executive Vice President and Chief Information Officer, FedEx Corporation	Ö	CG, HRCC
Michael S. Gross	51	1994	Chairman and Chief Executive Officer, Solar Capital, Ltd.	Ö	A, F (Chair)
Donald E. Hess	64	1996	Chief Executive Officer, Southwood Partners	Ö	CG (Chair), HRCC, L
Marguerite W. Kondracke	67	1996	Senior Advisor and Former President and Chief Executive Officer, America’s Promise Alliance	Ö	A, HRCC
Jerry W. Levin	69	2007	Chairman and Chief Executive Officer, Wilton Brands, Inc.; Chairman and Chief Executive Officer of JW Levin Partners LLC	Ö	A,F
Nora P. McAniff	54	2002	Principal, Leading Edge Coaching and Development; Former Chief Operating Officer, Time, Inc.	Ö	CG, HRCC (Chair)

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
Stephen I. Sadove	61	1998	Chief Executive Officer and Chairman of the Board of Directors, Saks Incorporated
Jack L. Stahl	60	2012	Member, U.S. Board of Advisors for CVC Capital Partners; Former President and Chief Executive Officer, Revlon, Inc.	Ö	A (Chair)

A	Audit Committee
CG	Corporate Governance Committee
F	Finance Committee
HRCC	Human Resources and Compensation Committee
L	Lead Director

Corporate Governance Highlights

Our Board of Directors continues to monitor best practices in corporate governance and adopts measures where it determines them to be in the best interests of our shareholders. During 2012:

•

The Board approved a new provision to our Securities Transaction Compliance and Blackout Policy prohibiting associates and directors from holding the Company’s securities in a margin account as collateral for a margin loan or pledging or hypothecating our securities as collateral for a loan. Our policy prohibits the purchase or sale by associates and directors at any time, even during an open trading period, of any derivatives in the Company’s securities, including but not limited to, put or call options, warrants, straddles or other hedging transactions relating to the Company’s securities and prohibits short selling in the Company’s securities by associates and directors. The full policy can be accessed at www.saksincorporated.com at the Investor Relations tab;

•

The Board reviewed and increased our stock ownership guidelines for our Section 16 officers (other than the Guidelines for our Chief Executive Officer, which fell within the guidelines of our peer group);

•

The Board appointed two new directors in 2012, both of whom bring diverse experience to our Board of Directors and have the skills, qualifications, attributes and expertise required by our Corporate Governance Guidelines;

•	The Board approved a formal written charter for the Finance Committee of the Board; and

•

The overall average percentage for meeting attendance during 2012 of our directors (excluding the director who retired during 2012) at Board and committee meetings was 98%, with each director attending at least 86% of meetings.

Important Dates for 2014 Annual Meeting of Shareholders (page 84)

•	Shareholder proposals submitted for inclusion in our 2014 proxy statement pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8 must be received by us no later than December 27, 2013.

•

Notice of shareholder proposals to be raised from the floor of the 2014 Annual Meeting of Shareholders outside of SEC Rule 14a-8 must be received by us not earlier than the close of business on February 5, 2014 and not later than the close of business on March 7, 2014.

12 East 49th Street

New York, NY 10017

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Saks Incorporated, a Tennessee corporation, to be used at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 11:30 a.m. Eastern Time, on Wednesday, June 5, 2013, at the University Club, located at 1 West 54th Street, New York, New York 10019. A proxy card is being furnished with this document.

Why am I receiving a proxy statement?

You are receiving this proxy statement because you were one of our shareholders on April 5, 2013, the record date for our 2013 Annual Meeting. We are sending this proxy statement and the proxy card to you and/or making these documents available to you on the Internet in order to solicit your proxy (i.e., your permission) to vote your shares of Saks common stock upon certain matters at the Annual Meeting. This Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card are being mailed starting on or about April 26, 2013.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

The solicitation of proxies is being made on behalf of our Board of Directors. Additionally, our directors, officers and associates may solicit proxies by telephone, Internet, facsimile, mail or personal contact. We will not pay our directors, officers or other associates any additional compensation for their proxy solicitation efforts; however, we may reimburse them for any out-of-pocket expenses in connection with any solicitation. We also have retained D.F. King, Inc., New York, New York, to assist with the solicitation of proxies for a fee estimated not to exceed $26,500, plus reimbursement of out-of-pocket expenses.

Who is paying the costs of the proxy statement and the solicitation of my proxy?

Saks will pay all expenses of this solicitation, including the cost of preparing and mailing this proxy statement, our 2012 annual report to shareholders and our other proxy materials and all costs of any proxy solicitor we employ. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares.

What information is available on the Internet?

Our proxy statement, form of proxy card and annual report to shareholders are available at the Investor Relations section of our corporate website, www.saksincorporated.com and also at www.proxyvote.com.

You can submit a request for a copy of the proxy statement, proxy card and annual report for any future shareholder meetings, including the shareholder meeting to be held on June 5, 2013, to our Investor Relations Department at 1-865-981-6243, at the Investor Relations or Contacts tab at www.saksincorporated.com, or to our principal executive offices at Saks Incorporated, Attention: Investor Relations, 12 East 49th Street, New York, New York 10017. You may also contact us at the telephone number, website or mailing address set forth above to request directions to the location of the annual meeting of shareholders so that you may attend the meeting and vote in person.

Our proxy statement, Annual Report on Form 10-K and other financial documents are available free of charge at the Securities and Exchange Commission’s (“SEC”) website, www.sec.gov.

What does it mean if I receive more than one set of proxy materials?

If you receive multiple proxy statements or proxy cards, this means that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address as this helps the environment and reduces printing and expenses for us. Our transfer agent is Computershare, which may be contacted at 1-866-455-3121 (toll free).

Is Saks “householding” for shareholders sharing the same address?

Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders with the same last name. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders with the same last name sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We are required, however, to send you and each other Saks shareholder at your address an individual proxy card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent at 1-866-455-3121 (toll free), or to our Investor Relations Department or Corporate Secretary at Saks Incorporated, 12 East 49th Street, New York, New York 10017. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Is there any other information that is available or that I should be receiving?

Yes. You should receive a copy of our 2012 Annual Report to shareholders on Form 10-K, which contains financial and other information about the Company and our most recently completed fiscal year, which ended on February 2, 2013. References in this document to a year (e.g., “2012”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Saturday closest to January 31.

Who may attend the Annual Meeting?

The Annual Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Saks shares, it is possible that you may not be admitted to the meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Our management will respond to shareholder questions at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Saks Incorporated, 12 East 49th Street, New York, New York 10017, Attention: Corporate Secretary, at least two weeks before the meeting.

Where is Saks Incorporated common stock traded?

Our common stock is traded and quoted on the New York Stock Exchange under the symbol “SKS.”

How can I find the voting results of the Annual Meeting?

We will include the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC on or about June 11, 2013.

Voting Matters

What am I voting on?

You will be voting on the following:

•	the election of the nine directors named in this proxy statement;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013; and

•	approval of the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 5, 2013. As of April 5, 2013, there were 150,170,815 shares of our common stock outstanding.

How many votes must be present to hold the Annual Meeting?

To constitute a quorum in order to lawfully conduct the Annual Meeting, a majority of our issued and outstanding shares of common stock must be present, either in person or by proxy. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have, and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously voted by Internet or telephone or submitted a proxy card. Whether or not you plan to attend the meeting, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by voting on the Internet at the website listed both below and on your proxy card, by calling the toll-free number set out both below and on your proxy card, or by returning your proxy card.

How do I vote before the meeting?

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience in one of the following three ways:

•	by using the Internet by visiting the following website: www.proxyvote.com;

•	by calling 1-800-690-6903 (within the United States and Canada); or

•	by completing, signing and returning a proxy card in the postage-paid envelope or by scanning the QR code on the proxy card to vote with your mobile device.

Please use only one of the three ways to vote. Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question, “How do I vote if my broker holds my shares in ‘street name’?”

If I cannot attend the Annual Meeting in person, how can I view the live webcast of the Annual Meeting?

To view the live webcast of the Annual Meeting, you can visit our website at www.saksincorporated.com at the Investor Relations Tab. An archived copy of the webcast will be available for thirty days following the meeting.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (shares held in “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

Will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in street name, your shares might be voted even if you do not provide the brokerage firm with voting instructions. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is considered a routine matter for this purpose. The Company proposals to elect directors and approve the Company’s Amended and Restated 2009 Long-Term Incentive Plan are not considered routine matters and, therefore, your shares will not be voted on those matters unless you instruct your brokerage firm to vote in a timely manner.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•

sign another proxy card with a later date and return it to our Corporate Secretary at Saks Incorporated, 12 East 49th Street, New York, New York 10017 or re-scanning the QR code on your proxy card at or before the Annual Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•	re-vote by using the telephone and calling 1-800-690-6903;

•	re-vote by using the Internet and visiting the following website: www.proxyvote.com; or

•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

How will my proxy be voted?

If you properly vote over the Internet, by telephone or complete and mail your proxy card, your shares will be voted at the Annual Meeting in the manner that you direct.

What if I return my proxy card or vote by Internet or telephone but do not specify my vote?

In the event you complete the Internet or telephone voting procedures or return a signed proxy card but do not specify how you want your shares to be voted, we will vote them as follows:

•	FOR the election of the nine director nominees named herein (Proposal 1);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year (Proposal 2); and

•	FOR the approval of the Company’s Amended and Restated 2009 Long-Term Incentive Plan (Proposal 3).

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. A “broker non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal at least 10 days before the Annual Meeting and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under applicable rules. Brokers will not have discretionary voting power with respect to the Company proposals to elect directors (Proposal 1) or approve the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan (Proposal 3). See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?”

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

What vote is required to approve each proposal?

•	Proposal 1: Elect the nine directors.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board of Directors. The number of nominees proposed by the Board of Directors to be elected as directors at the Annual Meeting is the same as the number of directors to be elected, and no shareholder has utilized the procedures provided in the Company’s Amended and Restated Bylaws (the “Bylaws”) to nominate an additional person or persons for election to the Board of Directors at the Annual Meeting (see “May other matters be raised at the Annual Meeting; how will the meeting be conducted?”). As a result, in accordance with the Tennessee Business Corporation Act, each nominee proposed for election at the Annual Meeting who receives an affirmative vote at the Annual Meeting in person or by proxy will be elected. This method of voting is called a plurality. Failing to vote or voting your proxy to withhold authority for all or some of the nominees will have no impact on the election of directors. However, as described below under “Corporate Governance,” our Corporate Governance Guidelines include a majority voting policy pursuant to which each nominee has submitted a conditional resignation letter that will be acted upon and may become effective in the event that nominee fails to receive the affirmative votes of a majority of the votes cast at the Annual Meeting (not including abstentions and broker non-votes).

•	Proposal 2: Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2013.

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Broker non-votes likewise will not be treated as cast. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider its selection.

•	Proposal 3: Approve the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan.

Shareholder approval is required with respect to the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan. In order to satisfy the rules of the New York Stock Exchange (“NYSE”), this proposal must be approved by a majority of the votes cast on the proposal, and the total votes cast on the proposal must represent over 50% of the shares of common stock entitled to vote on the proposal (the “NYSE Voting Requirement”). Under the rules of the NYSE, abstentions will count as votes cast with respect to this matter; accordingly, abstentions will be included in determining whether the NYSE Voting Requirement has been achieved, but will have the same effect as votes “against” the proposal. Broker non-votes will not be counted as votes cast on this matter; accordingly, broker non-votes will make it more difficult for the NYSE Voting Requirement to be achieved (as they will not be included), but if the NYSE Voting Requirement is achieved, they will have no effect on the outcome of the vote.

How do you recommend that I vote on these proposals?

The Board of Directors recommends that you vote:

FOR the election of the nine director nominees named in this proxy statement;

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2013 fiscal year; and

FOR the approval of the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all shareholders confidential. Shareholder votes will not be disclosed to our directors, officers, associates or agents, except:

•	to allow the independent inspectors of election to certify the results of the Annual Meeting;

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

•	in the case of a contested proxy solicitation; or

•	when a shareholder makes a written comment on the proxy card or otherwise communicates the vote to management.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised by shareholders at the Annual Meeting unless proper notice has been given to us by the shareholders. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has discretion to establish reasonable rules for discussion, comments and questions during the meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth the number of shares of our common stock owned, as of April 12, 2013, by each of our directors, by our executive officers who are named in the Summary Compensation Table on pages 56-57 of this proxy statement (the “Named Executive Officers”), by all directors and executive officers of the Company, and by those persons who were known by us to beneficially own more than 5% of our common stock.

Name of Beneficial Owner (and Address if “Beneficial Ownership” Exceeds 5%)	Total Shares Beneficially Owned (1)	Percentage of Common Stock Ownership (9)
Fabiola R. Arredondo	8,049	*
Robert B. Carter	63,067	*
Jennifer de Winter	191,880	*
Ronald L. Frasch	671,511	*
Michael S. Gross	73,169	*
Donald E. Hess	111,893(2)	*
Denise Incandela	206,163	*
Marguerite W. Kondracke	70,845	*
Jerry W. Levin	39,784	*
Nora P. McAniff	51,581(2)	*
Stephen I. Sadove	1,749,976	1.16%
Jack L. Stahl	12,808	*
Kevin G. Wills	430,212	*

All Directors and Executive Officers as a group (18 persons)	4,395,782	2.91%

5% Owners:
BlackRock, Inc.	7,820,151(3)(4)	5.21%
Diego Della Valle & C.S.A.P.A.	22,650,000(3)(5)	15.08%
Inmobiliaria Carso, S.A. de C.V.	23,125,000(3)(6)	15.40%
Mediobanca Banca Di Credito Finanzario S.P.A.	7,980,000(3)(7)	5.31%
Southeastern Asset Management, Inc.	29,561,837(3)(8)	19.32%

* Owns less than 1% of the total outstanding shares of common stock.

(1)

Includes (a) shares that the following persons have a right to acquire within 60 days after April 12, 2013 through the exercise of stock options and (b) shares of restricted stock (including performance shares) for which the restrictions have not lapsed: Ms. Arredondo (0; 8,049); Mr. Carter (0; 24,128); Ms. de Winter (20,441; 171,439); Mr. Frasch (215,031; 229,859); Mr. Gross (0; 21,128); Mr. Hess (0; 17,128); Ms. Incandela (20,441; 166,910); Ms. Kondracke (0; 21,128); Mr. Levin (0; 14,128); Ms. McAniff (8,609; 17,328); Mr. Sadove (595,062; 783,291); Mr. Stahl (0; 9,128); Mr. Wills (41,883; 221,591), and all directors and executive officers as a group (1,025,549; 2,269,490).

(2)

Does not include an amount equivalent to 3,094 shares and 9,962 shares of common stock held in the stock grant accounts under the Saks Incorporated Deferred Compensation Plan for Mr. Hess and Ms. McAniff, respectively.

(3)

Information in the table and in notes 4 through 8 below relating to the beneficial owners of common stock (and any related entities or persons) is as of the dates indicated and was obtained from the schedules indicated as filed with the SEC as follows: (a) as of December 30, 2012 from the Schedule 13G/A filed on February 11, 2013 for BlackRock, Inc. (“BlackRock”); (b) as of December 30, 2011 from the Schedule 13D/A filed on January 3, 2012 for Diego Della Valle (an individual) and Diego Della Valle & C.S.A.P.A. (an Italian limited partnership of which Mr. Della Valle is sole general partner and beneficial owner) (collectively “DDV”); (c) as of December 31, 2012 from the Schedule 13G/A filed on February 6, 2013 for Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) by Carlos Slim Helu (which includes beneficial ownership of Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, and Johanna Monique Slim Domit (collectively “the Slim family”)); (d) as of December 31, 2012 from the Schedule 13G filed on February 14, 2013 for Mediobanca Banca Di Credito Finanzario S.P.A. (“Mediobanca”); and (e) as of December 31, 2012 from the Schedule 13G/A filed on February 14, 2013 for Southeastern Asset Management, Inc. (“Southeastern”).

(4)	BlackRock beneficially owns 7,820,151 shares of common stock, and its principal business address is 40 East 52nd Street, New York, New York 10022.
(5)	DDV beneficially owns 22,650,000 shares of common stock, and the principal address of DDV is Strada Sette Camini, 116, 63019 Sant’Elpidio a Mare (FM), Italy.

(6)

Inmobiliaria beneficially owns 23,125,000 shares of common stock. The Slim family beneficially owns all of the outstanding voting equity securities of Inmobiliaria. As a result, each member of the Slim family may be deemed to have indirect beneficial ownership of the 23,125,000 shares of common stock beneficially owned directly by Inmobiliaria. The principal business address of each member of the Slim family is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 Mexico D.F., Mexico.

(7)	Mediobanca owns 7,980,000 shares of common stock, and its principal business address is Piazzetta Enrico Cuccia, I – Milano, Italy.
(8)

Southeastern is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The 29,561,837 shares listed are owned legally by Southeastern’s investment advisory clients, and none are owned directly or indirectly by Southeastern. The total includes 2,831,422 shares underlying convertible bonds of the Company held by Southeastern. Southeastern’s principal business address is 6410 Poplar Avenue, Suite 900, Memphis, TN 38119.

(9)

Beneficial ownership percentages have been determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 12, 2013. Likewise, the rules also include shares of common stock issuable pursuant to the conversion of convertible bonds that are either immediately convertible or convertible within 60 days of April 12, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding the options or convertible notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(Proposal 1)

ELECTION OF DIRECTORS

Structure of Our Board of Directors

Pursuant to our Charter and our Bylaws, our Board of Directors must consist of at least one but no more than 18 directors, but the exact number is set by the Board. Currently, the Board of Directors has fixed the size of the Board at nine; however, the Board of Directors, in accordance with the Company’s Charter and Bylaws, may increase or decrease the size of the Board of Directors in the future. At our 2010 annual meeting of shareholders, shareholders approved amendments to our Charter to provide for the declassification of the Board and the annual election of directors. As such, beginning with the 2013 Annual Meeting, our Board of Directors is no longer classified.

Terms of Directors

At this Annual Meeting, each of our nine directors will stand for election for one-year terms and mayl thereafter stand for election for one-year terms at each successive annual meeting.

Director Nominees

At the Annual Meeting, the Board of Directors proposes the election of Fabiola R. Arredondo, Robert B. Carter, Michael S. Gross, Donald E. Hess, Marguerite W. Kondracke, Jerry W. Levin, Nora P. McAniff, Stephen I. Sadove, and Jack L. Stahl.

The nine directors standing for election will comprise the Board of Directors. Each director will hold office for one-year terms and until the director’s successor is elected and qualified. Unless otherwise instructed by the shareholder, the persons named in the proxy card intend to vote for the election of Messrs. Carter, Gross, Hess, Levin, Sadove, and Stahl, and Ms. Arredondo, Ms. Kondracke and Ms. McAniff. Proxies cannot be voted for a greater number of persons than the number of nominees named and standing for election at the Annual Meeting.

Qualifications, Attributes, Skills and Expertise of Our Director Nominees

The Board believes the Company’s directors should be able to contribute knowledge, experience, and skills in at least one of the following competencies:

Management, leadership, and strategy.    We believe that directors with extensive experience in important executive leadership roles, particularly the role of Chief Executive Officer, provide the Company with various valuable perspectives. These individuals generally have superb leadership qualities and the ability to identify and develop those qualities in others. They typically possess an understanding and knowledge of day-to-day operations; processes; long-term strategy development and execution; risk management; and ways to address and respond to changing market conditions, drive change and generate growth. Additionally, through their positions and relationships developed during their careers, these individuals often have access to market intelligence and other information that can benefit the Company.

Industry knowledge.    We seek to have directors with experience in leadership positions in different aspects of the retail industry. These individuals are able to provide valuable historical insight on various matters and share industry best practices with the Company on, among other things, merchandising, omni-channel retailing, store operations, how to attract and retain customers, real estate matters, logistics and technology.

Accounting and finance.    We believe that an understanding of general accounting and financial reporting processes is important for our directors. Accurate financial reporting is critical to Saks’ reputation and success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect each director to be financially knowledgeable.

Marketing.    Creative and impactful marketing is critical to the success of the Company, and directors that possess knowledge of marketing best practices and innovative and new marketing techniques are valuable to the Company.

We have provided information about the nominees below, including key knowledge, experience and skills our director nominees possess that are specifically important to Saks.

2013 Director Nominees:	Age	Director Since

Fabiola R. Arredondo

Since 2001, Ms. Arredondo has served as the managing Partner of Siempre Holdings, a private investment firm she founded. From 1997 to 2001, she was the Managing Director of Yahoo! Europe, the leading internet network in Europe. Prior to that Ms. Arredondo was Director of International Distribution for BBC Worldwide, the for-profit arm of the public service broadcasting corporation. Preceding that, she was with BMG, the music division of Bertelsmann AG, where she was the Regional Vice President of International A&R (Artists and Repertoire) and Marketing for Spain, Portugal and Latin America, and previously the Director of Strategic Planning for the U.S. and Europe. She currently serves on the boards of Experian plc, Rodale Inc. and Sesame Workshop and is the Co-Chair of the National Council of the World Wildlife Fund. Ms. Arredondo also served as a director of Bankinter S.A. and the World Wildlife Fund within the last five years.

	46	2012

2013 Director Nominees:	Age	Director Since

Director Qualifications:

•    Management, leadership and strategy: Ms. Arredondo gained nearly 25 years of strategic, operating, and leadership experience in start-up to large corporations in her executive roles with Yahoo!, the BBC, and BMG. At each of these businesses, she was instrumental in developing and executing complex, multifaceted and multi-country business strategies. At Yahoo! Europe, she built the team and profitable eight-country operation that drove Yahoo! to become the leading internet network in Europe. She has been featured in both Fortune Europe’s “Most Powerful Women” list and the “Most Influential Women in Europe” list for the Wall Street Journal Europe.

•    Finance and Accounting: Throughout her career in various general management roles and as a board director serving on audit, finance and investment committees, Ms. Arredondo has gained extensive knowledge of financial planning, control, and business and investment strategy.

•    Marketing: Ms. Arredondo provided leadership in both marketing and advertising sales operations while at Yahoo!, where she developed the brand to become the top internet portal in Europe; at the BBC, where she was responsible for the international television program licensing business which marketed, sold and co-produced programming across the Americas, Asia Pacific and Europe; and at BMG, where she was accountable for marketing its music labels and artists across Spain, Portugal and Latin America.

Robert B. Carter

Executive Vice President and Chief Information Officer of FedEx Corporation, an international provider of transportation, information, international trade support and supply chain services, since 2000. Mr. Carter serves on the board of directors of First Horizon National Corporation and has not held any other public company directorships within the last five years.

Director Qualifications:

•    Management, leadership and strategy: Mr. Carter has more than 30 years of systems development and implementation experience. As a member of the five-person executive committee at FedEx, he plays a key role in planning and executing the corporation’s strategic business activities. Mr. Carter is responsible for managing and leading a large group of technology professionals; setting technology direction; and overseeing FedEx’s key applications, technology infrastructure, networks and data centers. He has been honored with numerous professional awards including being named a member of Fortune magazine’s “C-Suite Dream Team Starting Line-up at CIO” (2011); #18 on Fast Company magazine’s “100 Most Creative People in Business” (2010);

	53	2004

2013 Director Nominees:	Age	Director Since

Information Week Chief of the Year Award (2000, 2001, 2005); and InfoWorld Chief Technology Officer of the Year (2000). He is a seven-time recipient of CIO magazine’s 100 Award and was a charter inductee into the publication’s CIO Hall of Fame.

•    Industry knowledge: Through his position with FedEx, Mr. Carter has extensive experience in and knowledge of information technology, omni-channel operations, logistics and e-commerce, all of which are critical to the operation of Saks. In addition, as a member of the Saks’ Board, he has developed an even deeper knowledge of the retail industry and luxury retailing.

Michael S. Gross

Since March 2007, Mr. Gross has served as the Chairman and Chief Executive Officer of Solar Capital, Ltd., a finance company focusing on debt and equity investments in leveraged companies. Since December 2010, Mr. Gross served as the Chairman of the Board and Chief Executive Officer of Solar Senior Capital Ltd. Mr. Gross was co-chairman of the investment committee of Magnetar Financial LLC, an investment management firm, and a senior partner in Magnetar Capital Partners LP, the holding company for Magnetar Financial LLC, from July 2006 to April 2009. He was the Chairman, Chief Executive Officer and Secretary of Marathon Acquisition Corp. from April 2006 to August 2008. Between February 2004 and February 2006, Mr. Gross was the President and Chief Executive Officer of Apollo Investment Corporation, a publicly traded business development company that he founded and on whose board of directors and investment committee he served as Chairman from February 2004 to July 2006, and was the managing partner of Apollo Investment Corporation. From 1990 to February 2006, he was a senior partner at Apollo Management LP, a private equity firm that he co-founded in 1990. In addition, from 2003 to February 2006, Mr. Gross was the managing partner of Apollo Distressed Investment Fund, an investment fund he founded. He serves on the boards of directors of Jarden Corporation and Global Ship Lease, Inc. Mr. Gross has not held any other public company directorships within the last five years.

Director Qualifications:

•    Management, leadership and strategy: Mr. Gross has more than 20 years of leadership experience through the management of various investment funds and companies and through his service on several public company boards. As a founding partner of Apollo Investment Corporation, he was instrumental in setting its strategic direction and attaining its substantial growth. Through his investment company and board affiliations, Mr. Gross has assisted several companies in addressing key financial and operational issues.

	51	1994

2013 Director Nominees:	Age	Director Since

•    Industry knowledge: Over his career, Mr. Gross has been involved with several retail and consumer products companies in an investment capacity. In addition, as a long-standing member of the Saks’ Board, he has developed a deep knowledge of the retail industry and luxury retailing.

•    Finance and accounting: Mr. Gross has over 20 years of investment portfolio management experience and has extensive knowledge of financial markets and financing instruments.

Donald E. Hess

Lead Director of the Company’s Board of Directors since February 2007. Chief Executive Officer of Southwood Partners, a private investment company, since January 1998. Mr. Hess was previously President and Chief Executive Officer of department store chain Parisian, Inc. Mr. Hess has not held any other public company directorships within the last five years.

Director Qualifications:

•    Management, leadership and strategy: Mr. Hess held several positions of increasing responsibility with Parisian over 30 years, including President and Chief Executive Officer. He was instrumental in establishing and executing an expansion strategy for Parisian, elevating its reputation and standing in the retail community, and negotiating its sale to Proffitt’s in 1996.

•    Industry knowledge: Mr. Hess has extensive knowledge of the department store and luxury businesses through his Parisian affiliation, including but not limited to merchandise selection, inventory management, vendor relationships, store design, customer service and store operations. In addition, as a long-standing member of the Saks’ Board, he has developed an even deeper knowledge of luxury retailing.

•    Marketing: During his tenure with Parisian, Mr. Hess oversaw the marketing function and was instrumental in creating and executing numerous successful marketing campaigns for the specialty department store chain.

	64	1996

Marguerite W. Kondracke

Senior Advisor to America’s Promise Alliance, a not-for-profit children’s advocacy organization founded in 1997 by General Colin Powell. From October 2004 until May 2012, Ms. Kondracke served as President and Chief Executive Officer of America’s Promise Alliance. Ms. Kondracke previously served as Staff Director, U.S. Senate Subcommittee on Children and Families and Chief Executive Officer of The Brown Schools, the nation’s largest provider of treatment services for troubled adolescents. Ms. Kondracke is co-founder, former Chief Executive Officer, and current board member of Bright Horizons Family Solutions, a corporate child-care provider. She serves on the boards of directors of LifePoint Hospitals, Inc. and

	67	1996

2013 Director Nominees:	Age	Director Since

Rosetta Stone Inc. and is also a Trustee of Duke University. Ms. Kondracke has not held any other public company directorships within the last five years.

Director Qualifications:

•    Management, leadership and strategy: During her 40-year career, Ms. Kondracke has been both an entrepreneur and a public servant, addressing issues and challenges in society and devising and implementing creative and effective solutions. Ms. Kondracke was co-founder and CEO of Bright Horizons Family Solutions, the nation’s largest provider of employer-sponsored child care and one of Fortune’s “100 Best Companies to Work For” in numerous years. Throughout her career, Ms. Kondracke has received numerous awards and honors, including being named a Purpose Prize Fellow, awarded by Civic Ventures to those over 60 taking on society’s biggest challenges, and named by The Non-Profit Times as one of the “Top 50 People of Power and Influence in 2008.” She has working relationships with the highest government officials and numerous business and community leaders throughout the country.

•    Industry knowledge: As a long-standing member of the Saks’ Board, she has developed a deep knowledge of the retail industry and luxury retailing.

•    Finance and accounting: In her role as President and Chief Executive Officer of America’s Promise Alliance, as the former Chief Executive Officer of The Brown Schools and Bright Horizons Family Solutions and as an audit committee member of LifePoint Hospitals, Inc., Ms. Kondracke has developed an extensive knowledge of finance and accounting.

Jerry W. Levin

Chairman and Chief Executive Officer of Wilton Brands Inc., a consumer products company, since October 2009. Chairman and Chief Executive Officer of JW Levin Partners LLC, a management service firm, since February 2005. Mr. Levin served as Vice Chairman of Clinton Group, an investment firm, from December 2007 through October 2008, and prior to that as Chairman, President, and Chief Executive Officer of American Household, Inc., a global provider of branded consumer products and the holding company for Sunbeam Products and The Coleman Company. Previously, Mr. Levin served as Chairman and interim Chief Executive Officer of The Sharper Image and Chairman and Chief Executive Officer of Revlon, Inc. Mr. Levin serves on the boards of directors of Ecolab, Inc. and U.S. Bancorp. Mr. Levin also served as a director of Wendy’s Inc. within the last five years.

Director Qualifications:

•    Management, leadership and strategy: Mr. Levin has more than 40 years of public company operating and leadership experience, particularly as Chairman and/or Chief Executive

	69	2007

2013 Director Nominees:	Age	Director Since

Officer of Coleman, Revlon and American Household. At each of these companies, he was instrumental in setting and executing business strategies. Under his leadership, the sales and profits of many of those companies grew via internal product development programs, restructurings, cost reduction programs, acquisitions and cultural improvements, and he has assisted several companies in addressing key financial and operational issues. Mr. Levin has also served on numerous public company boards.

•    Industry knowledge: Mr. Levin gained substantial retail and consumer products knowledge through each of his business affiliations outlined above. In addition, as a member of the Saks’ Board, he has developed an even deeper knowledge of luxury retailing.

•    Finance and accounting: Mr. Levin has extensive knowledge of financial markets and has been instrumental in substantially strengthening the balance sheets of several companies in the past.

Nora P. McAniff

Principal of Leading Edge Coaching and Development, a leadership coaching and sales strategy development organization, since October 2012. From 2009 until September 2012, Ms. McAniff served as a member of the Executive and Reinvestment Committee of Social Venture Partners of Santa Barbara, a non-profit organization. Ms. McAniff held the position of Chief Operating Officer of Time, Inc., a magazine publisher, from December 2005 until January 2007 and served as Executive Vice President of Time, Inc. between September 2002 and December 2005. Prior to that, she served as Group President of the People Magazine Group of Time, Inc. and President of People Magazine. Ms. McAniff has not held any other public company directorships within the last five years.

Director Qualifications:

•    Management, leadership and strategy: Ms. McAniff is a seasoned and proven executive, having held various positions of increasing responsibility with Time, Inc. during her 25 year tenure there. In her role as Chief Operating Officer of Time, she was responsible for setting and executing strategic initiatives for several core magazines and overseeing the operations of each. She managed complex businesses through several economic downturns and created and/or adapted brands to meet the needs of changing environments.

•    Marketing: Ms. McAniff has extensive knowledge of marketing and advertising and received several awards during her Time tenure, including induction into the American Advertising Federation’s Hall of Achievement. As Chief Operating Officer of Time, she had oversight of the sales and marketing function, giving her primary responsibility for the company’s advertising revenue stream.

•    Industry knowledge: As a long-standing member of the Saks’ Board, she has developed a deep knowledge of the retail industry and luxury retailing.

	54	2002

2013 Director Nominees:	Age	Director Since

Stephen I. Sadove

Chief Executive Officer of the Company since January 2006 and Chairman of the Board of the Company since May 2007. Mr. Sadove joined the Company in January 2002 as Vice Chairman and served in that capacity until March 2004. He served as Vice Chairman and Chief Operating Officer of the Company from March 2004 until January 2006. Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb, a beauty, nutritional and pharmaceutical company, and President of Bristol-Myers Squibb Worldwide Beauty Care from 1996 to January 2002. Prior to that, he held various positions of increasing responsibility with General Foods USA, including Executive Vice President and General Manager of the Desserts Division. Mr. Sadove serves on the boards of directors of Colgate-Palmolive Company and Ruby Tuesday, Inc.; as Chairman of the Board of the National Retail Federation; and on the Board of Trustees for Hamilton College. Mr. Sadove has not held any other public company directorships within the last five years. Mr. Sadove is also a member of the U.S. Board of Advisors for CVC Capital Partners, a private equity firm.

Director Qualifications:

•    Management, leadership and strategy: Prior to joining the Company, Mr. Sadove built a distinguished marketing and consumer products career spanning over 25 years with General Foods USA and Bristol-Myers Squibb Company. During his tenure at Bristol-Myers Squibb, he set and executed strategies that led Clairol to become the number one hair care business in the United States, re-launched the Herbal Essences brand and completed the sale of the beauty care business to Procter & Gamble for approximately $5 billion. He also is particularly skilled in people management and development and in internal and external communication.

•    Industry knowledge: Mr. Sadove has served in roles of increasing responsibility since joining Saks in 2002, becoming a respected leader in the retail industry and luxury retailing. Prior to joining the Company, he served on the Board of Directors of Saks. Through his positions with General Foods and Bristol-Myers Squibb and his other public board affiliations, Mr. Sadove developed an extensive understanding of consumer products and consumer behavior, which is critical in his current role. In his current role of Chairman of the Board of Directors for the National Retail Federation, he is involved in formulating policy and long-term strategies for the retail industry.

•    Finance and accounting: Mr. Sadove has overseen and managed operating budgets for various companies throughout his career and has ultimate responsibility for the execution of the financial plans at Saks.

	61	1998

2013 Director Nominees:	Age	Director Since

•    Marketing: Mr. Sadove possesses extensive marketing and advertising capabilities and experience. Mr. Sadove had over 25 years of marketing experience at General Foods and Bristol-Myers Squibb, and he currently is instrumental in shaping the marketing initiatives at Saks Fifth Avenue.

Jack L. Stahl

Member of the U.S. Board of Advisors for CVC Capital Partners, a private equity firm, since January 2010. Mr. Stahl served as President and Chief Executive Officer of Revlon, Inc., a cosmetics and personal products business, from February 2002 until September 2006. Between 1979 and 2001, Mr. Stahl served in various capacities of increasing responsibility with The Coca-Cola Company, the world’s largest beverage company, including Senior Vice President and Chief Financial Officer; Executive Vice President and Group President, Americas; and President and Chief Operating Officer. Mr. Stahl serves on the boards of directors of Dr Pepper Snapple Group, Delhaize Group and privately-owned Coty, Inc. and previously served as a director of Schering-Plough Corporation within the last five years. He also currently serves on the Board of Governors for the Boys & Girls Clubs of America.

Director Qualifications:

•    Management, leadership and strategy: Mr. Stahl gained nearly 30 years of operating and leadership experience in his executive roles with Revlon and Coca-Cola. At both of these companies, he was instrumental in setting and executing multifaceted business strategies. At Revlon, he led and strengthened the business through a series of strategic revenue, brand and cost reduction initiatives. Mr. Stahl has also served on several public company boards.

•    Industry knowledge: Mr. Stahl gained substantial retail and consumer products knowledge through his executive roles with Revlon and Coca-Cola and through his various public board affiliations.

•    Finance and accounting: Mr. Stahl has an extensive knowledge of finance, accounting, financial instrument and financial markets. He served as Chief Financial Officer of Coca-Cola between 1989 and 1994 and held various other finance and accounting roles there between 1979 and 1988. As President and Chief Executive Officer of Revlon and as President and Chief Operating Officer of Coca-Cola, Mr. Stahl oversaw and managed complex operating budgets and capital structures.

	60	2012

Other Information

Unwillingness or Inability of Nominee to Serve

If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors.

Family Relationships

There are no family relationships between any of the nominees or executive officers.

Our Board of Directors recommends that you vote FOR the election of the above director nominees.

AUDIT COMMITTEE REPORT

Function of Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of the Company’s financial reporting and audit processes, the Company’s system of internal control, and the Company’s process for monitoring compliance with laws, regulations and policies. The Audit Committee’s functions are described in greater detail on pages 28-29 of this proxy statement. Among other things, the committee recommends to the Board that our audited financial statements be included in our annual report.

Independence of Audit Committee Members

The committee comprises five directors, all of whom are independent as determined in accordance with the listing standards of the NYSE and our Corporate Governance Guidelines. They also are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Audit Committee Financial Expert(s)

The Board has determined that all members of the Audit Committee satisfy the attributes of an audit committee financial expert, as defined by Securities and Exchange (“SEC”) regulations. In reaching this determination, the Board of Directors considered, among other things, their relevant experience as described under “Election of Directors.”

Audited Financial Statements Included in Annual Report

•

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

•

The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, PwC’s evaluation of the Company’s internal control over financial reporting and Management’s Discussion and Analysis of Financial Condition and Results of Operation. The Audit Committee also has discussed with PwC the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, “Communication with Audit Committees.”

•

The Audit Committee also received the written disclosures and the letter from PwC that are required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with PwC its independence. The Audit Committee also considered whether PwC’s provision of non-audit services to the Company is compatible with maintaining PwC’s independence. This discussion and disclosure informed the Audit Committee of PwC’s independence and assisted the Audit Committee in evaluating that independence. On the basis of the foregoing, the Audit Committee concluded that PwC is independent from the Company, its affiliates and management.

•	The Audit Committee also reviewed and discussed the Chief Executive Officer and Chief Financial Officer certifications concerning the Company’s Annual Report on Form 10-K.

•

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements for 2012 in the Company’s Annual Report on Form 10-K for 2012 for filing with the SEC.

Policy for Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. PwC and management are required to periodically report to the Audit Committee regarding the extent of services provided by PwC in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

This report has been furnished by the members of the Audit Committee:

Jack L. Stahl, Chair

Michael S. Gross

Marguerite W. Kondracke

Jerry W. Levin

FEES PAID TO AUDITORS

Audit Fees and All Other Fees

The following table sets forth certain fees billed to us by PwC in connection with various services provided to us throughout 2012 and 2011:

	2012	2011
Audit (1)	$1,153,900	$998,300
Audit-Related (2)	106,900	129,100
Tax (3)	—	36,000
All Other (4)	1,960	1,960

Total	$1,262,760	$1,165,360

(1)

Consists of fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting, and for the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Consists of fees billed for assurance and related services including employee benefit plan audits and various consultation matters.
(3)	Consists of tax consulting fees.
(4)	Consists of a software licensing fee for a technical accounting research application.

(Proposal 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained PwC as the Company’s independent registered public accounting firm for 2013. PwC (or its predecessor firm Coopers & Lybrand) has audited the financial statements of the Company since 1991.

We are asking shareholders to ratify the Audit Committee’s appointment of PwC in order to obtain the views of our shareholders. If shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment but in its discretion may still direct the appointment of PwC. Also, if the appointment of PwC is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interests.

Representatives of PwC have been requested to attend the Annual Meeting and will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

Our Board recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

CORPORATE GOVERNANCE

General Board Practices

Our Board of Directors has adopted Corporate Governance Guidelines and has also adopted a Code of Business Conduct in compliance with New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards. Our Chief Executive Officer, Principal Financial Officer, all associates of the Company and members of the Board must comply with the Code of Business Conduct and are required to confirm annually that they have read and understand the Code of Business Conduct. The Code of Business Conduct and the Corporate Governance Guidelines are posted on the Company’s website at www.saksincorporated.com and are available in print to any person who sends a written request to the Company’s Corporate Secretary at 12 East 49th Street, New York, New York 10017. Waivers and amendments to the policies and procedures set forth in the Code of Business Conduct will be disclosed on www.saksincorporated.com if required by law or the Code of Business Conduct.

The Board and its committees review their own performance annually, and the Board regularly reviews and plans for succession of the Company’s executive team.

Director Independence Standards

The Company’s Corporate Governance Guidelines provide that a significant majority of the Board should be composed of independent directors as required under the NYSE Corporate Governance Standards. The Board of Directors has adopted categorical independence standards that supplement the NYSE Corporate Governance Standards. Under the Board’s standards, which are available at www.saksincorporated.com, (i) no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director does not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and (ii) no director will be “independent” if the director has any of the following relationships:

•

The director or an immediate family member is, or has been within the last three years, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness for borrowed money to the other is or was 2% or more of the other company’s total consolidated assets.

•

The director or an immediate family member is, or has been within the last three years, an officer, director or trustee of a charitable organization if the annual charitable contributions to the organization by the Company or any executive officer of the Company exceeds or exceeded the greater of $1 million, or 2% of such charitable organization’s gross revenue.

Director Independence

The Board reviewed all relevant relationships between the Company and each of our non-employee directors. The Board affirmatively determined that none of our non-employee directors has a material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board also concluded that none of our non-employee directors has any of the disqualifying relationships identified above. In determining that Mr. Carter is an independent director, the Board considered Mr. Carter’s employment as Executive Vice President and Chief Information Officer of FedEx Corporation. During 2012, FedEx provided the Company overnight package delivery and related services for which we paid fees that we believe were not greater than the fees we would have paid to comparable firms to obtain similar services. Consequently, the Board has determined that all of the non-employee directors are independent within the meaning of the NYSE Corporate Governance Standards and the Board’s categorical standards.

The Board’s Role in Risk Management Oversight

The Board implements its risk oversight function both as a whole and through Board committees. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics. At each regularly scheduled Board meeting, the Board is also provided with legal and compliance updates.

Management communicates routinely with the Board and Board committees on significant risks and how they are being managed, and directors are free to communicate directly with senior management. Management believes the Company has robust internal processes in place and a strong internal control environment to identify and manage risks.

The Audit Committee has primary responsibility for overseeing the Company’s risk assessment. It oversees risks related to the Company’s financial statements, the financial reporting process, accounting, and legal and regulatory matters. The Audit Committee oversees the internal audit function and the Company’s ethics and compliance programs. The Human Resources and Compensation Committee (the “HRCC”) evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. Additional details regarding the risks related to the Company’s compensation policies and practices are set forth on pages 52-53. The Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Business Conduct. The Finance Committee oversees risks associated with the Company’s capital structure and assists the Board in its oversight of the Company’s capital structure and its financial plans, policies, practices and performance. The committee chairs report to the full Board at every regular meeting of the Board on the proceedings of the committees, including matters involving risk oversight. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general.

Board Leadership Structure

Our current Board leadership structure comprises a combined position of Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Director and seven other independent directors. Stephen I. Sadove serves as Chairman of the Board and Chief Executive Officer, and Donald E. Hess serves as Lead Director.

The Chairman of the Board presides over meetings of the Board of Directors, presides over annual meetings of shareholders, consults and advises the Board of Directors and its committees on the business and affairs of the Company, and performs other duties and responsibilities as may be assigned by the Board from time to time. The Chief Executive Officer is in charge of both overseeing the Company’s day-to-day operations and establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board of Directors and its committees.

The Lead Director is charged with presiding at all meetings of non-employee directors, leading the evaluation of the performance of the Chief Executive Officer and the Board and its committees, encouraging and facilitating active participation of all directors in Board meetings, consulting with the Chief Executive Officer and other members of the Board on meeting topics and agendas, acting as a liaison between shareholders and the Board where appropriate, and performing other duties requested by the other non-employee directors from time to time.

As part of each regularly scheduled Board meeting, the non-employee directors meet without the Chief Executive Officer or any other members of management present. These meetings are led by Mr. Hess and allow non-employee directors to discuss privately issues of importance to the Company, including general business matters or management issues.

Each of the Board committees is chaired by independent directors and comprises only independent directors. At each regularly scheduled committee meeting, the non-employee committee members meet in executive session under the leadership of the committee chair, without the Chief Executive Officer or any other members of management present.

The Board believes that this leadership structure – a combined Chairman of the Board and Chief Executive Officer, an independent Lead Director, independent non-employee directors and committees led by independent directors – is the optimal structure for the Company at this time. Since the Chief Executive Officer has the most extensive knowledge of the various aspects of our business, the Board has concluded that he is in the best position to lead most effectively and to serve in the key position of Chairman of the Board. In addition, since the Chief Executive Officer is directly involved in managing both the day-to-day operations and long-term strategic initiatives of the Company, having a Chairman who also serves as the Chief Executive Officer allows efficient and effective communication with the Board on important business matters in light of the complexity of our industry and our business. In addition, the Board believes that having a single, highly-regarded and capable individual in both roles enables the Company to be represented by a single voice to outside constituencies, especially its vendor community. The Board believes that leadership of both the Board and the Company by Mr. Sadove is the best structure to lead the Company in the achievement of its goals and objectives. The Board also believes there is a very effective balance between strong, capable executive leadership and appropriate oversight by non-employee directors.

Board Committees

The Board of Directors has established Audit, Human Resources and Compensation, Corporate Governance and Finance Committees. The Board determined that all members of the Audit, Human Resources and Compensation, Corporate Governance and Finance Committees are independent within the meaning of the NYSE rules and the Board’s categorical standards.

Each of the Audit, Human Resources and Compensation, Corporate Governance and Finance Committees operates under a written charter that meets the requirements of the NYSE corporate governance listing standards. Each charter is available at www.saksincorporated.com and in print to any person who sends a written request to the Company’s Corporate Secretary, at 12 East 49th Street, New York, New York 10017. Each committee conducts an annual performance self-evaluation.

The Board and each of its committees has access, at the Company’s expense, to outside accounting, legal, corporate governance and other advisors as and when Board or committee members determine advisor retention is advisable.

Audit Committee

The Audit Committee consisted of Messrs. Stahl (Chair), Gross, Levin and Ms. Kondracke in 2012. Dr. Warren C. Neel held the position of Chair of the Audit Committee until his retirement from the Board and the Audit Committee in May 2012. The Audit Committee met nine times during 2012. The primary duties of the Audit Committee are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) legal and regulatory matters, (c) the qualifications and independence of our independent registered public accounting firm, (d) ethics and compliance programs and (e) the performance of our internal auditors and the independent registered public accounting firm; and (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement.

No member of the Audit Committee may serve on more than two other audit committees of public companies.

See “Audit Committee Report” on pages 22-23 of this proxy statement for additional information about the Audit Committee.

  Human Resources and Compensation Committee

The HRCC consisted of Ms. McAniff (Chair), Messrs. Carter and Hess and Ms. Arredondo and Ms. Kondracke during 2012. Ms. Arredondo was appointed to the HRCC in July 2012. The HRCC met six times during 2012. The primary duties of the HRCC are to (i) assist the Board in its responsibilities relating to compensation of the Company’s directors and executive officers; (ii) review and recommend to the Board human resources plans, policies and programs; (iii) approve individual executive officer compensation intended to attract, motivate, retain and appropriately reward associates in order to motivate their performance in the achievement of the Company’s business objectives and align their interests with the long-term interests of the Company’s shareholders; (iv) review the Compensation Discussion and Analysis and recommend that it be included in our proxy statement and Annual Report on Form 10-K; and (v) prepare the report of the HRCC required to be included in our annual proxy statement.

See “Report of the Human Resources and Compensation Committee” at page 54 of this proxy statement for additional information regarding the HRCC.

Corporate Governance

The Corporate Governance Committee consisted of Messrs. Hess (Chair) and Carter, Ms. McAniff and Dr. Neel in 2012. Dr. Neel retired from the Board and the Corporate Governance Committee in May 2012. The Lead Director assumes the role of Chair of the Corporate Governance Committee. The committee met four times during 2012. The primary duties of the Corporate Governance Committee are to (i) identify, evaluate and recommend to the Board individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders, and (ii) develop and recommend to the Board corporate governance guidelines for the Company. The Corporate Governance Committee also makes recommendations to the Board with respect to shareholder proposals.

  Finance Committee

The Finance Committee consisted of Messrs. Gross (Chair), Levin and Ms. Arredondo during 2012. Ms. Arredondo was appointed a member of the Finance Committee in July 2012. The committee met three times during 2012. The Finance Committee’s primary responsibility is to assist the Board in its oversight of the Company’s capital structure and its financial plans, policies, practices and performance.

  Summary of Board Committees and Members During Fiscal Year 2012

Director	Audit Committee	HRCC	Corporate Governance Committee	Finance Committee
Fabiola R. Arredondo(1)		X		X
Robert B. Carter		X	X
Michael S. Gross	X			X (Chair)
Donald E. Hess		X	X (Chair)
Marguerite W. Kondracke	X	X
Jerry W. Levin	X			X
Nora P. McAniff		X (Chair)	X
C. Warren Neel(2)	X		X
Jack L. Stahl(3)	X (Chair)
(1)	Appointed July 26, 2012 to the Board, HRCC and Finance Committees
(2)	Retired May 30, 2012 from the Board, Audit and Corporate Governance Committees
(3)	Appointed May 30, 2012 to the Chair of the Audit Committee

  Board Meetings in 2012

The Board met nine times during 2012. At each regular Board meeting, the non-employee directors also meet separately with Mr. Sadove and then without him. Our Lead Director, Mr. Hess, presides over non-employee director sessions.

The Board expects that all directors will devote sufficient time to the full performance of their Board duties and responsibilities, including attending all Board meetings and all meetings of committees on which the director serves. Any director who attends less than 75% of Board and committee meetings in a fiscal year is required to provide an explanation of his or her absences to the Chair of the Corporate Governance Committee immediately following the fiscal year end. A candidate accepting nomination to the Board is assumed to understand his or her obligations under the Company’s Corporate Governance Guidelines and acknowledges that adherence to the Guidelines will be taken into consideration when the Corporate Governance Committee nominates candidates for election to the Board. An excessive number of absences, excused or non-excused, may be grounds for not re-nominating an incumbent director.

The overall average percentage for meeting attendance of the Company’s current directors at Board and committee meetings during 2012 was 98%, with each director attending at least 86% of meetings.

  Director Attendance at Annual Shareholder Meetings

Directors are encouraged, but not required, to attend annual meetings of shareholders. All directors currently serving at that time attended the Company’s May 2012 annual meeting.

  Nomination of Directors

The Corporate Governance Committee is responsible for identifying and recommending to the Board persons to be nominated to serve as a director of our Board. Our Board is responsible for nominating the directors for the Annual Meeting, upon the Corporate Governance Committee’s recommendation.

Identification of Director Nominees

The Corporate Governance Committee does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources. Generally, when there has been a vacancy to be filled on the Board of Directors, the Corporate Governance Committee retained a third-party search firm to assist in identifying candidates to fill the vacancy. The search firm reports directly to the Corporate Governance Committee. The main functions served by a search firm include identifying potential candidates who meet the qualification and experience requirements described below, as well as compiling information regarding each candidate’s qualifications, experience and independence and conveying the information to the Corporate Governance Committee.

The Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Recommendation of Director Nominees.” The Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates.

Evaluation of Director Nominees

The Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. The Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the committee believes the candidate’s knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board must consist of independent directors (as defined by the NYSE’s listing standards and our Corporate Governance Guidelines).

The Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the skills and diversity of the current Board. With respect to incumbent directors selected for re-election, the committee also assesses each director’s contributions, attendance record at Board and applicable committee meetings and the suitability for continued service.

The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience levels that should be represented on the Board as a whole but not necessarily by each director. The Board and the Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Individual directors and any person nominated to serve as a director should:

•	be in a position to devote an adequate amount of time to the effective performance of director duties;

•	possess all of the following personal characteristics: personal and business integrity, accountability, informed judgment, business literacy and high performance standards; and

•	be able to contribute knowledge, experience and skills in at least one of the following competencies: management, leadership and strategy; industry knowledge; accounting and finance; and marketing.

The Board believes that the combination of the various qualifications, skills and experiences of the 2013 director nominees will contribute to an effective, collaborative and well-run Board. The Board and the Corporate Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and high-quality interaction with and counsel to Company management.

Board Diversity

The Board’s diversity policy is embodied in the Company’s Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines state that the Board believes in a governing style that emphasizes, among other things, respect for diversity in perspective and includes individuals from diverse backgrounds. The Company’s Corporate Governance Guidelines also note that the size of the Board allows for diversity of contribution while promoting timely action on critical and time-sensitive issues.

Shareholder Recommendation of Director Nominees

The Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDERS’ PROPOSALS OR NOMINATIONS FOR 2014 ANNUAL MEETING” on page 84. Our Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate to the Board. Shareholders of the Company who wish to recommend a nominee to the Board should read carefully the Company’s Bylaws, which are available on our website at www.saksincorporated.com.

In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDERS’ PROPOSALS OR NOMINATIONS FOR 2014 ANNUAL MEETING” located on page 84 of this proxy statement. Shareholder nominations should be sent to the Corporate Governance Committee, c/o the Corporate Secretary at Saks Incorporated, 12 East 49th Street, New York, New York 10017.

Communication with the Board

Our Board has adopted a policy and process for shareholders and other interested parties to communicate with the Board or an individual director, including our Lead Director Mr. Hess, or with the non-employee directors as a group. Shareholders and other interested parties may communicate with the Board collectively, or with any of its individual members, by writing to them c/o the Corporate Secretary at 12 East 49th Street, New York, New York 10017. The Corporate Secretary, upon the advice of the Company’s General Counsel, has discretion to determine whether shareholder communications are proper for transmission to the intended recipient. Examples of shareholder communications that would be considered presumptively inappropriate include communications regarding the Company’s pricing of products or services; personal grievances; solicitations; communications that do not relate, directly or indirectly, to the Company; and communications that are duplicative of previously submitted communications or are frivolous in nature. Additional information concerning the Company’s process regarding communications with the Board of Directors may be found at www.saksincorporated.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis has been prepared to provide information regarding the compensation programs and practices as they relate to the total compensation for the Company’s Named Executive Officers for 2012. This section includes information regarding, among other things, the overall objectives of the Company’s compensation programs and practices, the rationale for the level and mix of rewards provided and a discussion of the manner in which the various elements of executive compensation support the Company’s business objectives. If we believe it to be material, we also have indicated how our process has changed with respect to how we have established the compensation for our executive officers during 2013. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2012, who were:

Name	Title
Stephen I. Sadove	Chief Executive Officer and Chairman of the Board
Kevin G. Wills	Executive Vice President, Chief Financial Officer
Ronald L. Frasch	President and Chief Merchandising Officer
Jennifer de Winter	Executive Vice President of Stores
Denise Incandela	Executive Vice President, Chief Marketing Officer

Executive Summary

Performance of Company in 2012

While 2012 was a challenging year for the Company, it was also a year of meaningful progress and transformation for Saks. We continued to execute our core merchandising, service and marketing strategies while building critically important omni-channel capabilities to position us for the future. We made headway on several important initiatives:

•

We began work on Project Evolution, our substantial multi-year transformation of and investment in foundational information systems, to facilitate an omni-channel shopping environment for our customers.

•

We began expanding the omni-channel experience for our customers by adding iPads to our stores and by successfully testing “buy online, ship from store” and adding select “store only” inventory items to our saks.com offerings.

•

On the marketing front, we began using enhanced consumer analytics and insights to drive marketing effectiveness though targeted and personalized initiatives. In January, we re-launched our SaksFirst loyalty program, expanding the benefits and broadening the reach of the program by eliminating the spending threshold to participate and including purchases made at OFF 5TH.

•	We made meaningful year-over-year improvements in our in-store customer service scores and continued to receive high marks for our online service.
•

We identified several key Saks Fifth Avenue stores with high growth potential and supported their growth initiatives with strategic capital investments, including the expansion of 10022-SHOE in the New York flagship; renovations in Chevy Chase, Maryland, Troy, Michigan, Bal Harbor, Florida, St. Louis, Missouri and Beverly Hills, California; and the addition of over 100 vendor shops throughout the country.

•	At OFF 5TH, we accelerated our growth strategy by opening five new stores and one replacement store, and renovating two locations.
•

We meaningfully grew saks.com by adding to the breadth and depth of our product offerings, further improving our website shopping experience, enhancing our digital marketing initiatives and enriching our mobile experience. We improved the efficiency of our saks.com operations with the mid-year opening of our state-of-the-art robotic fulfillment center in Tennessee.

•

We continued the rationalization of our Saks Fifth Avenue real estate, closing three additional stores in 2012, bringing the total closed since 2010 to ten. These closings allow us to simplify the business, reduce working capital and capital spending requirements and more effectively focus our resources.

For the year, sales and earnings were below our initial expectations as continued macroeconomic concerns, election and fiscal cliff distractions and Hurricane Sandy weighed on our results, particularly in the second half of the year.

•

We posted net income of $62.9 million, or $.41 per diluted share, in 2012, compared to net income of $74.8 million, of $.45 per diluted share, in 2011. Sales gains were offset by a lower gross margin rate and Selling, General and Administrative expense (“SG&A”) deleverage.

•

We posted a 4.4% total sales increase in 2012 and a 3.2% comparable store sales increase for the 52-week period ended January 26, 2013. This comparable store sales gain was on top of a very strong 9.5% comparable store sales increase in 2011.

•

For 2012, the gross margin rate was 40.6% compared to 40.8% last year. This decrease was due in part to our previously disclosed underperformance in certain classic women’s apparel vendors combined with our outsized inventory investments in key high-potential growth areas like women’s shoes. We knew these investments could create some near-term gross margin pressure but believe they were the right long-term strategic decisions for the Company.

•

As a percent of sales, SG&A expenses were 25.8% for the full year compared to 25.5% last year. We experienced deleverage for the year as we incurred incremental expenses to support our omni-channel and Project Evolution initiatives and additional marketing expenses.

We also returned cash to our shareholders by repurchasing 16.5 million shares of common stock for $167.4 million.

Compensation of Executives

The compensation paid to our executives for 2012 was tied to our performance in 2012 and, as a result, the Annual Bonus Program and the Long-Term Incentive Plan both provided less than target awards. The 2012 Annual Bonus Program was designed to reward the Named Executive Officers for achievement of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and key corporate objectives including achieving sales growth in certain flagship stores, outsized sales growth of Saks Direct, improved customer service scores, increased customer insight capabilities and re-launching the loyalty program. The 2012 Long-Term Incentive Plan was designed to reward the Named Executive Officers for the achievement of EBITDA and comparable store sales growth. The design of the 2012 executive compensation program was consistent with the 2011 design, as the HRCC believed that EBITDA, along with other strategic measures, were appropriate measures of management’s performance against goals and objectives designed to ensure balance between short- and long-term focus in order to create sustained performance and shareholder value.

In addition to rewarding performance and maintaining competitiveness in the market, our compensation programs provide the opportunity for executive officers to establish and maintain meaningful levels of share ownership, which is intended to align the economic interests of the Company’s shareholders, the Named Executive Officers and the Company’s other executive officers.

2011 Say-on-Pay Vote

We had an overwhelmingly positive Say-on-Pay vote of 92% for fiscal year 2010. In recognition of this positive shareholder feedback, the HRCC did not make material changes to our programs for 2011 and 2012. We believe that our shareholders appreciate and recognize the relationship between compensation and our Company’s performance.

Our shareholders voted in favor of a triennial Say-on-Pay vote at the Annual Meeting of Shareholders held on June 1, 2011; therefore, the next advisory Say-on-Pay vote will occur at the Annual Meeting of Shareholders to be held in 2014.

HRCC’s Responsibilities

The responsibilities of the HRCC include approving the Company’s compensation programs and individual awards to the Named Executive Officers under such programs. A detailed description of the HRCC’s specific responsibilities is contained in the HRCC’s Charter, which can be viewed at www.saksincorporated.com.

The HRCC establishes the salaries and other compensation of the Chairman and Chief Executive Officer, the other executive officers named in the Summary Compensation Table and other select senior executives of the Company. The HRCC also is charged with the responsibility to review and approve our executive compensation and benefits plans and policies, and the administration of all executive compensation programs, incentive compensation plans and equity-based plans currently in place at the Company. As it deems necessary, the HRCC engages independent compensation consultants and counsel to advise the HRCC on all matters related to the Chief Executive Officer and other executive compensation. The HRCC engages an independent consultant to conduct a competitive review of executive compensation, including long-term incentive compensation levels.

The HRCC met six times in 2012. All of the HRCC meetings included an executive session with no Company associates present.

Role of the Compensation Consultant

To assist the HRCC in its consideration of executive compensation, the HRCC retained Frederic W. Cook & Co., Inc. (“Cook”), a nationally recognized executive compensation consulting firm, as the HRCC’s independent compensation consultant. Cook is hired by and reports directly to the HRCC and does not provide advice or services to management. Cook provides the HRCC with analysis and recommendations on the compensation for the Chief Executive Officer and other executive officers as requested by the HRCC and provides services relating to director compensation. Cook also provides the HRCC with compensation trend information, legislative and regulatory updates, annual bonus plans and equity plan design review, and review of plan language. Pursuant to SEC rules, the HRCC has assessed the independence of Cook and concluded that Cook’s work for the HRCC does not raise any conflict of interest. The HRCC also reviews information from The Hay Group, the compensation consultant retained by the Company’s management, to establish compensation for the Company’s executive officers other than the Chief Executive Officer. The Hay Group provides survey information detailing the compensation practices of a select group of retailers, including information on base salary, annual incentives and long-term incentives.

Objectives of Our Compensation Policies

The objectives of the Company’s compensation policies applicable to the executive officers are to:

•	provide a compelling financial incentive to the Company’s executive officers to achieve the Company’s short- and long-term business objectives and financial performance goals,

•	align the economic interests of the Company’s executive officers with the economic interests of the Company’s shareholders, and

•	enable the Company to attract, retain and reward talented executive officers who will contribute to the Company’s long-term success.

The HRCC seeks to ensure that a substantial portion of total compensation awarded to the Named Executive Officers is performance-based and comprises both short-term annual bonus and long-term equity and performance unit incentives as outlined in the table below. The mix of compensation is set such that base salary represents a much smaller portion of total target compensation than is represented by performance-based incentives.

The HRCC believes an appropriate balance is achieved through the use of annual cash bonuses and long-term incentives consisting of restricted stock, performance shares and performance units within the limits established by our incentive compensation plans. Performance-based compensation is directly linked to the achievement of clearly defined financial measures, and in some cases, corporate objectives with defined metrics, thresholds and milestones. The majority of the value of the long-term incentive award granted is linked to the price of our common stock. The HRCC believes that the Company’s achievement of the specified financial and operational measures and the Named Executive Officers’ achievement of key corporate objectives should reward the Company’s shareholders through the creation of long-term value. If the Company does not meet the established financial and operational measures or corporate objectives, performance-based awards would be appropriately reduced or not earned in their entirety depending on the extent to which the performance measures are not achieved.

The targeted level of compensation for Mr. Sadove is higher than that of the other Named Executive Officers, reflecting the different scope and nature of his role and the differences in market rates for these positions. The compensation mix reinforces the Company’s philosophy that the portion of “at risk” compensation as a percentage of total compensation opportunity should increase as one moves higher in the organization. The Company does not have a set differential that it establishes between various positions but rather determines the compensation for each role based upon scope of responsibility and market rates of compensation, among other factors.

Elements of Our Compensation Program

The Company uses a mix of compensation elements that recognizes the scope and complexity of job responsibility, reinforces performance, rewards achievement of performance goals and encourages the enhancement of shareholder value. The Company seeks to maintain a competitive level of total target compensation. The specific elements of the compensation package and the corresponding performance measures, however, are specifically tailored to meet the Company’s strategic objectives and culture.

Outlined below is the rationale for each element of the total compensation package provided to executive officers:

Base salary: fixed element of compensation designed to recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.

Annual bonus: variable element of compensation designed to reward the achievement of key financial metrics and accomplishment of key corporate objectives that are shorter term in nature but are critical to generating longer term Company success; focus on profitability and strategic initiatives to support current performance while improving the Company’s ability to create shareholder value.

Long-term incentives: variable element of compensation comprising (i) performance shares and performance units to reward financial performance, such as the achievement of EBITDA targets and other key financial measures, and (ii) restricted stock to attract and retain top talent and to further reinforce alignment between the interests of management and shareholders. The mix of long-term incentive awards granted for 2012 was more heavily weighted toward performance shares and performance units (65.8%), with restricted stock comprising a smaller portion (34.2%) of total long-term incentive opportunities. On occasion, the HRCC will grant additional time-based restricted stock awards outside of the annual grants in order to motivate, reward and retain key executives. The HRCC granted additional restricted stock awards to executive officers in 2012 to assist in the retention of these key corporate executives. See changes to the 2013 Long-Term Incentive Plan under “—2013 Annual Awards under the Long-Term Incentive Plan” at page 48.

The HRCC’s general practice has been to grant long-term incentive and retention awards to executive officers during the Company’s first fiscal quarter. Our “Policy and Procedures for the Granting of Equity Awards,” in general, provides that:

•	All awards will be made in accordance with our shareholder approved equity compensation plans.

•	All awards will be granted by the HRCC except for awards to be granted to associates (excluding executive officers who are subject to Section 16 of the Exchange Act or are “covered employees” under Section 162(m) of the Internal Revenue Code (the “Code”)) by the Chief Executive Officer pursuant to delegated authority, which may not exceed 320,000 shares per fiscal year, without limitation as to the type of vehicle that can be awarded.

•	Awards made by the HRCC must be made at meetings and not by unanimous written consent.

•	The grant date for awards granted at HRCC meetings will be the second business day following the release of the Company’s quarterly or year-end earnings, as applicable.

•	The grant date for awards made by the Chief Executive Officer will be the second business day following the release of the Company’s quarterly or year-end earnings, as applicable, following: (i) in the case of new hires, the first day of employment, (ii) in the case of promoted associates, the effective date of the promotion, and (iii) in all other cases, the date the Chief Executive Officer approves the award.

•	The exercise price for stock option awards will be the NYSE closing price of the Company’s common stock on the grant date.

Medical, disability and life insurance coverage: The Company provides comprehensive benefits coverage to its executive officers intended to be competitive and to provide flexibility in the type and/or level of coverage available to such executive officers. These benefits are intended to minimize the potential financial exposure to the executive caused by the occurrence of a catastrophic health event to the executive or his or her family. These benefits are the same as those offered to all other full-time eligible associates. In addition to this comprehensive benefits package, certain executives are covered under individual, supplemental long-term disability policies intended to supplement the coverage offered under the base, group long-term disability program offered to all full-time eligible associates of the Company. The Company pays the full cost of this supplemental coverage.

Perquisites: Each of the Named Executive Officers is eligible for reimbursement for financial and tax planning and preparation services, subject to specified limits, and in accordance with Employment Agreements. In addition, each of the Named Executive Officers is eligible for reimbursement for certain out-of-pocket expenses associated with an annual physical examination. These perquisites are in line with competitive practices and provide the Named Executive Officer with appropriate support to plan for his or her financial security, enable the executive to devote more of his or her time to business matters, and benefit from Company-sponsored compensation and benefit programs. In addition, Mr. Sadove is provided with a car and driver. While the primary purpose of this benefit is business-related, Mr. Sadove has access to the car and driver for commuting. Mr. Frasch is reimbursed for the cost of a driver to assist with commuting. Subject to the approval of the Chief Executive Officer, the other Named Executive Officers may use the Company-provided aircraft for personal use (the value of which is included in their annual compensation). The rationale for providing perquisites to executive officers is to enhance the attractiveness and competitiveness of the overall compensation program and, in the case of Company-provided transportation, to provide greater security and convenience. For additional information regarding perquisites see “—Summary Compensation Table.”

Purpose of Our Compensation Program

Our compensation program contains several elements designed to reward executives for the accomplishment of both financial and non-financial performance objectives. For 2012, the HRCC determined that it was appropriate to use Company EBITDA excluding certain non-recurring items as a key performance measure for the payment of annual cash bonuses and performance awards. The HRCC believed that the use of EBITDA was appropriate as it reflected the operating results of the Company and measured performance against pre-determined goals and objectives. In 2012, in addition to EBITDA, the annual bonus included measurement on the achievement of key corporate objectives. The payout under the key corporate objectives was partially dependent on the Company’s performance against EBITDA and above target payout for this measure could not be reached unless the Company achieved above target performance against EBITDA.

Long-term incentive awards reward sustained financial performance and serve as a vehicle for executives to establish and maintain meaningful levels of share ownership which align the interests of executives to those of the Company’s shareholders. The performance measures, as discussed further below, for the 2012 long-term incentive awards were the Company’s performance against predetermined EBITDA and comparable store sales targets.

Competitive Position of Compensation

The Company has historically relied on two sets of compensation information to assist the HRCC in determining the competitive landscape for executive talent. The HRCC, with the assistance of Cook, reviews the peer groups each year to ensure their continued reasonableness. The two sets of compensation information that the HRCC uses are as follows:

•	The Hay Group covers compensation practices for a select group of retailers who appear in the consultant’s proprietary database. The companies used for comparison were, in general, retailers and/or apparel or fashion vendors and included companies for which we compete for talent. The Company revised its peer group for 2011 to reflect the guidance provided by Institutional Shareholder Services (“ISS”) that peer group companies that should be considered are those whose size generally falls within the range of 0.5x to 2x the subject company’s size. There were no changes to the peer group in 2012.

•

Along with data provided from The Hay Group Study, the HRCC also uses a custom peer group for benchmarking the compensation of both our Chief Executive Officer and President. In 2009, the HRCC decided to expand the CEO/President proxy peer group to approximately 25 companies to provide the HRCC with a larger sample size. The HRCC believed that this larger set of comparables would provide greater statistical reliability. Nine companies were deleted from the peer group used by the Company in 2011 to ensure that the size of the companies within the peer group was similar to Saks. There were no changes to the peer group in 2012.

One of the major differences in the above peer sets is that the proxy data contain publicly traded companies while the proprietary survey includes private companies as well as public companies.

The table below outlines the companies used in both peer groups:

Peer Company	Used in CEO Benchmarking	Used in Benchmarking of other NEOs
Abercrombie & Fitch Co.	X	X
Aeropostale, Inc.	X	X
American Eagle Outfitters, Inc.	X	X
Ann Inc.	X	X
Ascena Retail Group	X
Bloomingdale’s		X
Brooks Brothers		X
The Children’s Place Retail Stores, Inc.	X
Coach, Inc.	X	X
Collective Brands Inc.	X
Fifth & Pacific	X	X
Guess?, Inc.	X
J. Crew Group, Inc.		X
Jones Apparel Group	X
Lord & Taylor		X
Neiman Marcus	X	X
Nordstrom, Inc.		X
Phillips-Van Heusen Corporation	X	X
Polo Ralph Lauren Corporation	X	X
Tiffany & Co.	X	X
Urban Outfitters Inc.	X
Williams-Sonoma Inc.	X	X
Total	17	16

The HRCC does not target a specified level of compensation among the peer sets but rather considers a broad range around median compensation of that group. Importantly, the goal of obtaining benchmark data is to provide the HRCC with a general litmus test for the market place for executive talent. The HRCC uses this information along with numerous other factors (including the executive’s tenure, individual and Company performance, expected future contributions to the Company, historical compensation levels, “hire-away” risk, etc.) in arriving at what is appropriate compensation for a particular executive at Saks.

Determination of Amount of Each Element of Compensation

We review competitive data provided by The Hay Group to benchmark the total level of compensation paid by our competitors. Once the total market compensation for each position is determined, we target the mix and level of base salary, annual bonus and long-term incentives such that total compensation approximates the median of competitive practices. We provide awards that represent a mix of cash and equity-based awards to provide attractive incentives and facilitate the alignment of the interests of management and shareholders through equity-based compensation and share ownership.

In determining the compensation of the executive officers reporting to the Chief Executive Officer, the HRCC seeks the assessment of our Chief Executive Officer and the Executive Vice President, Human Resources relating to the performance and contributions of these executive officers and the Chief Executive Officer’s recommendations regarding individual compensation actions. These recommendations are supported by market data for executives at other retailers and/or vendors provided by The Hay Group. The HRCC consults independently with Cook regarding competitive compensation practices and appropriate compensation for the Chief Executive Officer. Neither the Chief Executive Officer nor the Executive Vice President, Human Resources, plays a role in determining the Chief Executive Officer’s compensation.

Outlined below is a discussion of each element of total compensation provided to the executive officers.

Key Determinations for Each Element of Compensation

  Base Salary

Base salary reflects the scope of job responsibility and the day-to-day performance of the executive officer relative to his or her duties and responsibilities. The performance and contributions of each executive officer are reviewed annually and, based upon this review, the executive officer may be eligible to receive a “merit increase.” The Company’s annual merit increase guideline for executive officers is based on competitive practices and overall Company performance. These increases reflect the Company’s operating results and individual contributions to overall performance and are consistent with competitive merit increases at the executive-officer level. The HRCC’s current practice is to review the performance of each member of the senior management team annually for a salary increase effective May 1.

Upon the recommendation of management, as part of the Company’s expense reduction initiatives in 2009 and in light of the difficult economic environment, the HRCC reduced base salaries for the Named Executive Officers and all other executives by 3% to 7%. For 2010, upon the recommendation of management, the HRCC did not award any merit increases to the Named Executive Officers. Merit increases for Named Executive Officers resumed in 2011 at 2.5% and in 2012 at 3%. For 2013, the HRCC approved merit increases of 2.5% for the Named Executive Officers effective May 1.

Executive	Base Salary
	2012	2013	% Change (2012 - 2013)
Stephen I. Sadove	$1,045,000	$1,071,125	2.5%
Kevin G. Wills	$618,000	$633,450	2.5%
Ronald L. Frasch	$1,030,000	$1,055,750	2.5%
Jennifer de Winter	$515,000	$527,875	2.5%
Denise Incandela	$515,000	$527,875	2.5%

  Annual Cash Bonuses

At the start of each fiscal year, the HRCC establishes performance measures and target incentive levels for the Company’s annual bonus program for executive officers. Following the close of the fiscal year and based, in general, on the Company’s consolidated results of operations for the fiscal year, the HRCC assesses the Company’s actual performance against the pre-established performance objectives and determines the amount, if any, of the target bonus earned by the executive officers.

  2012 Annual Bonus Program

For 2012, the annual bonus plan targets for each Named Executive Officer were as follows:

Executive	2012 Annual Incentive Plan Target
	Dollar Value	As a Percent of Salary
Stephen I. Sadove	$1,567,500	150%
Kevin G. Wills	$494,400	80%
Ronald L. Frasch	$927,000	90%
Jennifer de Winter	$334,750	65%
Denise Incandela	$334,750	65%

Under the 2012 annual cash bonus program, the HRCC used the following performance measures to determine bonus payments for the Named Executive Officers: (i) EBITDA (75% weight) and (ii) the accomplishment of key corporate objectives (25% weight). The EBITDA performance measure established by the HRCC for the 2012 annual cash bonus program was based on the achievement of the 2012 operating plan. The HRCC believed that the successful execution of the operating plan likely would result in a significant year-over-year improvement in EBITDA, which the HRCC expected would lead to enhanced shareholder value. When the HRCC established the 2012 EBITDA and key corporate objectives measures, the HRCC believed that these performance measures were challenging yet achievable. The 2012 EBITDA actual performance and payout are as follows based on less than target performance:

EBITDA	Threshold	Target	Maximum	Actual
EBITDA Performance ($MM)	$250	$300	$355	$268.5
EBITDA Achievement (% of Target)	83%	100%	118%	89.5%
Payout Level (as a % of Target)	30%	100%	150%	55.9%

The key corporate objectives for the 2012 annual bonus program included:

•	Achieve sales growth in certain flagship stores
•	Achieve outsized sales growth of Saks Direct
•	Improve customer service scores
•	Re-launch loyalty program
•	Increase customer insight capabilities

At the beginning of the fiscal year, the HRCC established that the bonus payout opportunity for achievement of the key corporate objectives performance measure (for the portion of target bonus attributable to such measure) should range from 0% for meeting no objectives to 100% for meeting objectives as outlined in the table below.

Key Corporate Objectives	Meets No Objectives	Meets Some Objectives	Meets Most Objectives	Meets Objectives
Key Corporate Objectives Achievement	0%	50%	75%	100%

The payout for the achievement of the key corporate objectives was capped at the target opportunity, with no upside earning potential for this performance measure alone. If the Company achieved EBITDA in excess of the target EBITDA level, the bonus opportunity for the achievement of the corporate objectives performance measure could increase up to a maximum payout of 150%.

EBITDA Multiplier for Key Corporate Objectives	Less than Target	Target	Maximum
EBITDA Achievement	100%	100%	150%

Achievement against the key corporate objectives multiplied by the EBITDA achievement determined the total payout opportunity for the key corporate objectives measure. As such, total payout opportunity under the 2012 bonus program ranged from 0% to 150% of target-level performance. For 2012, the HRCC determined that the Company achieved a level of “Meets Objectives” for performance against the key corporate objectives. This rating was determined by the HRCC because the Company met in the aggregate the key corporate objectives measures. This rating coupled with the achievement level of EBITDA equaled a payout of 100% with respect to the key corporate objectives measures.

Based on the Company’s performance against each of the established performance measures for the 2012 annual cash bonus program as discussed above, the Named Executive Officers were paid bonuses as follows:

Executive	2012 Annual Bonus Payout
	Based on EBITDA Achievement	Based on Corporate Objectives Achievement	Total 2012 Bonus Payout	Total 2012 Bonus Payout (as a % of Salary)	Total 2012 Bonus Payout (as a % of Target)
Stephen I. Sadove	$657,175	$391,876	$1,049,051	100%	67%
Kevin G. Wills	$207,278	$123,600	$330,878	54%	67%
Ronald L. Frasch	$388,645	$231,751	$620,396	60%	67%
Jennifer de Winter	$140,344	$83,688	$224,032	44%	67%
Denise Incandela	$140,344	$83,688	$224,032	44%	67%

Under the terms of the 2012 Senior Executive Bonus Plan, the HRCC, in its sole discretion, may reduce or eliminate the amount of any bonus award. From time to time, the HRCC has exercised its discretion to decrease bonus payouts or to provide, when warranted, supplemental bonuses. Any supplemental bonus payout approved by the HRCC would be considered discretionary and the additional amount would not be deductible for U.S. federal income tax purposes if the executive to whom it was paid was covered by Section 162(m) of the Code and the payment exceeded the limits applicable to that Code section. In 2012, the HRCC did not make any negative or positive adjustments to bonus payouts for Named Executive Officers.

  2013 Annual Bonus Program

Similar to 2012, the 2013 annual cash bonus program for executive officers, the HRCC established the following performance measures for all Named Executive Officers: EBITDA, at specified levels (75% weight) and the accomplishment of key corporate objectives (25% weight). The key corporate objectives payout can be adjusted upward to a maximum of 150% based on the Company’s performance against the EBITDA target level.

  EBITDA

The HRCC set the payout for the 2013 annual cash bonus program for the achievement of the EBITDA performance measure (for the portion of target bonus attributable to such performance measure) for each of the Named Executive Officers as follows:

EBITDA	Threshold	Target	Maximum
Payout Level (as a % of Target)	30%	100%	150%

  Key Corporate Objectives

For 2013, the HRCC approved the following key corporate objectives for the 2013 annual bonus program to ensure that our executives are focused on the most critical initiatives to our business. Specific measures and milestones are used to evaluate the performance against each of these key objectives:

•	Expand OFF 5TH store base
•	Continue to transform the Company’s infrastructure
•	Achieve outsized growth of key customers
•	Drive omni-channel transformation
•	Improve customer service scores

Based on the results of the annual executive compensation reviews by The Hay Group and Cook, no increases in target bonus opportunity were approved by the HRCC. The table below sets forth the bonus targets for our Named Executive Officers for 2012 and 2013.

Executive	Bonus Targets (as a % of Salary)
	2012	2013
Stephen I. Sadove	150%	150%
Kevin G. Wills	80%	80%
Ronald L. Frasch	90%	90%
Jennifer de Winter	65%	65%
Denise Incandela	65%	65%

No other material changes were made to the bonus program for 2013.

  Long-Term Incentive Awards

The Company provides long-term incentives principally in the form of performance share, performance unit and restricted stock awards. The HRCC believes that a combination of performance share awards, performance unit awards and restricted stock awards as part of the annual grant encourages the Company’s executive officers to focus on achievement of key financial and strategic objectives, facilitates share ownership and reinforces the alignment of management’s interests with that of shareholders, while also rewarding and retaining key executive officers and associates.

2012 Annual Awards under the Long-Term Incentive Program

On February 22, 2012, the Named Executive Officers received a mix of performance shares, performance units and restricted stock awards as part of the annual grants made to executive officers as outlined in the table below. These awards were approved by the HRCC and granted in accordance with our “Policy and Procedures for the Granting of Equity Awards.”

Executive	Target Mix of Equity
	Performance Shares (34.2%)(1)	Performance Units (31.6%)(2)	Restricted Stock (34.2%)(1)	Total 2012 Value Granted(3)
Stephen I. Sadove	$1,802,760	$1,666,667	$1,802,760	$5,272,187
Kevin G. Wills	$270,420	$250,000	$270,420	$790,840
Ronald L. Frasch	$432,666	$400,000	$432,666	$1,265,332
Jennifer de Winter	$171,265	$158,333	$171,265	$500,863
Denise Incandela	$171,265	$158,333	$171,265	$500,863
(1)	Based on a closing price of $11.26 per share of common stock on February 22, 2012.
(2)	The performance units are valued at $1.00 per unit.
(3)	Excludes 2012 special restricted stock grant to Mr. Wills, Ms. de Winter and Ms. Incandela (see page 47).

For the 2012 performance share and performance unit programs for the executive officers, the HRCC established the following performance measures: EBITDA for 2012, at specified levels (75% weight) and comparable store sales for 2012, at specified levels (25% weight). The 2012 EBITDA and comparable store sales actual performance and payout are as follows:

EBITDA	Threshold	Target	Maximum	Actual
EBITDA Performance ($MM)	$250	$295	$355	$268.5
EBITDA Achievement (% of Target)	85%	100%	120%	91.0%
Payout Level (as a % of Target)	30%	100%	125%	55.9%

Comparable Store Sales	Threshold	Target	Maximum	Actual
Comparable Stores Sales Increase	2.5%	5.0%	7.5%	3.2%
Comparable Store Sales Achievement (% of Target)	50%	100%	150%	64.0%
Payout Level (as a % of Target)	50%	100%	125%	64.0%

The HRCC believes that EBITDA, combined with other financial measures, are appropriate measures of management’s performance against goals and objectives designed to create sustained performance and shareholder value. Each performance share and performance unit award was granted in accordance with the 2009 Long-Term Incentive Plan. In 2012, the payout for performance shares was based on a performance period of one year and a holding period of two years; for performance units, the performance period was one year, with 50% payable in cash six months following the HRCC’s determination that the award had been earned and 50% payable in cash eighteen months after such determination. Accordingly, any earned performance shares for 2012 are fully payable on February 22, 2015, provided the executive remains in the continuous employ of the Company. Any earned performance units will be settled in cash only and will be payable 50% on November 5, 2013 and 50% on November 5, 2014, provided the executive remains in the continuous employ of the Company. See changes to the 2013 Long-Term Incentive Plan under “-- 2013 Annual Awards under the Long-Term Incentive Plan” below at page 48.

Performance Shares

The HRCC awarded the target number of performance shares indicated in the table below to the Named Executive Officers under the 2012 performance share program subject to the achievement of the specified performance measures noted above. Provided that at least a threshold level of performance was achieved, the actual number of performance shares earned by the Named Executive Officers ranged from the threshold number of performance shares to the maximum number of performance shares determined based on the Company’s performance against the specified performance measures during 2012.

The following table sets forth the threshold, target and maximum levels as well as the actual payout based upon the achievement levels discussed above:

Executive	Performance Shares				Value of Performance Shares
	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares	Actual Payout Number of Shares	Value of Threshold Number of Shares(1)	Value of Target Number of Shares(1)	Value of Maximum Number of Shares(1)	Value of Actual Payout Number of Shares(1)
Stephen I. Sadove	56,037	160,103	200,129	92,740	$630,977	$1,802,760	$2,253,453	$1,044,252
Kevin G. Wills	8,406	24,016	30,020	13,912	$94,652	$270,420	$338,025	$156,649
Ronald L. Frasch	13,450	38,425	48,032	22,258	$151,447	$432,666	$540,840	$250,625
Jennifer de Winter	5,325	15,210	19,013	8,811	$59,960	$171,265	$214,086	$99,212
Denise Incandela	5,325	15,210	19,013	8,811	$59,960	$171,265	$214,086	$99,212
(1)	Based on a closing price of $11.26 per share of common stock on February 22, 2012.

Performance Units

The HRCC also awarded the target number of performance units, valued at $1.00 per unit and to be settled in cash only, subject to the achievement of the established performance measures noted above. Provided that at least a threshold level of performance is achieved, the actual number of performance units earned by the Named Executive Officers ranged from the threshold number of performance units to the maximum number of performance units determined based on the Company’s performance against the specified performance measures during 2012. The following table sets forth the threshold, target and maximum levels as well as the actual payout based upon the achievement levels discussed above:

Executive	Performance Units				Value of Performance Units
	Threshold Number of Units	Target Number of Units	Maximum Number of Units	Actual Payout Number of Units	Value of Threshold Number of Units	Value of Target Number of Units	Value of Maximum Number of Units	Value of Actual Payout Number of Units
Stephen I. Sadove	583,334	1,666,667	2,083,333	965,417	$583,334	$1,666,667	$2,083,333	$965,417
Kevin G. Wills	87,500	250,000	312,500	144,813	$87,500	$250,000	$312,500	$144,813
Ronald L. Frasch	140,000	400,000	500,000	231,700	$140,000	$400,000	$500,000	$231,700
Jennifer de Winter	55,417	158,333	197,917	91,715	$55,417	$158,333	$197,917	$91,715
Denise Incandela	55,417	158,333	197,917	91,715	$55,417	$158,333	$197,917	$91,715

Restricted Stock

As part of the annual equity grants approved by the HRCC in 2012, the Named Executive Officers were also awarded time-based restricted stock. These restricted stock awards were intended to provide the Named Executive Officers with the opportunity to build additional share ownership and to aid in the retention of those executive officers. The awards vest 100% on the third anniversary of the grant date. These awards were approved by the HRCC and granted in accordance with our “Policy and Procedures for the Granting of Equity Awards.”

Executive	Restricted Stock
	Number of Restricted Shares	Value of Restricted Shares(1)
Stephen I. Sadove	160,103	$1,802,760
Kevin G. Wills	24,016	$270,420
Ronald L. Frasch	38,425	$432,666
Jennifer de Winter	15,210	$171,265
Denise Incandela	15,210	$171,265
(1) Based on a closing price of $11.26 per share of common stock on February 22, 2012.

In addition to the annual equity grant, three of our Named Executive Officers were granted an additional time-based restricted stock grant for 2012. The intent of these grants is to assist in the retention of these key executives and the grants are subject to extended vesting schedules. Our CEO and our President were not granted any special equity grants for 2012.

Executive	Special Restricted Stock
	Number of Restricted Shares Granted	Value on Grant Date (1)
Kevin G. Wills	96,062	$1,081,658
Jennifer de Winter	96,062	$1,081,658
Denise Incandela	96,062	$1,081,658
(1) Based on a closing price of $11.26 per share of common stock on February 22, 2012.

Each award was made in accordance with the 2009 Long-Term Incentive Plan. The shares of the special restricted stock will vest one-third on the third anniversary of the grant date, one-third of the fourth anniversary of the grant date and one-third on the fifth anniversary of the grant date. This vesting schedule is longer than the vesting schedule for annual restricted shares granted to the Named Executive Officers in order to reinforce the retentive value of the special grants.

2013 Annual Awards under the Long-Term Incentive Program

On February 27, 2013, the Named Executive Officers received a mix in value (generally consistent with our approach in 2012) of performance shares, performance units and restricted stock awards as part of the annual grants made to executive officers as outlined in the table below. These awards were approved by the HRCC (following review by the entire Board) and were awarded under the 2009 Long-Term Incentive Plan and in accordance with our “Policy and Procedures for the Granting of Equity Awards.”

Executive	Target Mix of Equity
	Performance Shares (33.65%)(1)	Performance Units (32.70%)(2)	Restricted Stock (33.65%)(1)	Total 2013 Value Granted
Stephen I. Sadove	$1,715,030	$1,666,667	$1,715,030	$5,096,727
Kevin G. Wills	$257,259	$250,000	$257,259	$764,518
Ronald L. Frasch	$583,118	$566,667	$583,118	$1,732,903
Jennifer de Winter	$162,929	$158,333	$162,929	$484,191
Denise Incandela	$162,929	$158,333	$162,929	$484,191
(1) Based on a closing price of $11.35 per share of common stock on February 27, 2013. (2) The performance units are valued at $1.00 per unit.

In establishing long-term incentive targets for 2013, the HRCC reviewed survey data but also took into consideration emerging design trends.

For the 2013 performance share and performance unit programs for executive officers, the HRCC established the following performance measures:

•

Performance Share Plan: 2-year cumulative Operating Income (excluding certain non-recurring items), at specified levels (100% weight), reflecting a departure from the 2012 one-year performance measures.

•	Performance Unit Plan: 1-Year Operating Income (excluding certain non-recurring items), at specified levels (100% weight).

•	The Performance Share and Performance Unit awards were made in accordance with the 2009 Long-Term Incentive Plan.

•

Consistent with the vesting period of prior year’s awards, any earned performance shares are payable 100% on February 27, 2016, provided the executive remains in the continuous employ of the Company. Any earned performance units will be settled in cash only and will be payable 50% on November 5, 2014 and 50% on November 5, 2015, provided the executive remains in the continuous employ of the Company.

The HRCC determined that for 2013, the metrics and design of the performance share plan should be changed to reflect emerging best practice in long-term incentive design. In making this change, the HRCC set out to accomplish the following objectives: (i) more clearly distinguish performance under the short-term and long-term plans and (ii) lengthen the performance period for which performance will be evaluated, in an effort to further link achievement of long-term goals with long-term shareholder value creation.

The new design replaces EBITDA and same store sales measures with one core operating measure – Operating Income. The HRCC believes Operating Income is a critical measure of the Company’s long-term success and determined that focus on a single measure, rather than multiple measures, was appropriate. EBITDA, however, remains a major performance metric of the Company’s annual bonus plan.

As the Company and the retail industry in general continue to recover from the economic recession of 2008-2010, the HRCC determined to establish some goals over a multi-year period for a significant portion of the long-term incentive plan. The new performance share program design is based on cumulative two-year performance (rather than one year) to further motivate executives to act in the long-term interests of shareholders. Any earned performance shares continue to be subject to additional service vesting as discussed above. The HRCC will continue to evaluate this design and make adjustments, as appropriate, to support the Company’s pay-for-performance approach, to reflect best practices and to align with shareholder interests.

The HRCC awarded the target number of performance shares indicated in the table below to the Named Executive Officers under the 2013 performance share program subject to the achievement of the specified performance measures noted above. Provided that at least a threshold level of performance is achieved, the actual number of performance shares earned by the Named Executive Officers will range from the threshold number of performance shares to the maximum number of performance shares to be determined based on the Company’s and the Named Executive Officer’s performance against the specified performance measures during 2013.

	Performance Shares			Value of Performance Shares
Executive	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares	Value of Threshold Number of Shares (1)	Value of Target Number of Shares(1)	Value of Maximum Number of Shares(1)
Stephen I. Sadove	45,332	151,104	226,656	$514,518	$1,715,030	$2,572,546
Kevin G. Wills	6,800	22,666	33,999	$77,180	$257,259	$385,889
Ronald L. Frasch	15,413	51,376	77,064	$174,938	$583,118	$874,676
Jennifer de Winter	4,307	14,355	21,533	$48,884	$162,929	$244,400
Denise Incandela	4,307	14,355	21,533	$48,884	$162,929	$244,400
(1) Based on a closing price of $11.35 per share of common stock on February 27, 2013.

The HRCC awarded the target number of performance units, valued at $1.00 per unit and to be settled in cash only, indicated in the table below to the Named Executive Officers under the 2013 performance unit program subject to the achievement of the established performance measure noted above. Provided that at least a threshold level of performance is achieved, the actual number of performance units earned by the Named Executive Officers will range from the threshold number of performance units to the maximum number of performance units to be determined based on the Company’s performance against the specified performance measures during 2013.

Executive	Performance Units			Value of Performance Units
	Threshold Number of Units	Target Number of Units	Maximum Number of Units	Value of Threshold Number of Units	Value of Target Number of Units	Value of Maximum Number of Units
Stephen I. Sadove	500,000	1,666,667	2,500,000	$500,000	$1,666,667	$2,500,000
Kevin G. Wills	75,000	250,000	375,000	$75,000	$250,000	$375,000
Ronald L. Frasch	170,000	566,667	850,001	$170,000	$566,667	$850,001
Jennifer de Winter	47,500	158,333	237,500	$47,500	$158,333	$237,500
Denise Incandela	47,500	158,333	237,500	$47,500	$158,333	$237,500

As part of the annual equity grants approved by the HRCC in 2013, the Named Executive Officers were also awarded time-based restricted stock. These restricted stock awards are intended to provide the Named Executive Officers with the opportunity to build additional share ownership and to aid in the retention of such executive officer. These awards were approved by the HRCC and granted on February 27, 2013 in accordance with our “Policy and Procedures for the Granting of Equity Awards.” The restricted stock awards vest 100% in three years from the grant date.

The HRCC granted the following restricted stock awards to the Named Executive Officers:

Executive	Restricted Stock
	Number of Restricted Shares Granted	Value on Grant Date (1)
Stephen I. Sadove	151,104	$1,715,030
Kevin G. Wills	22,666	$257,259
Ronald L. Frasch	51,376	$583,118
Jennifer de Winter	14,355	$162,929
Denise Incandela	14,355	$162,929

(1) Based on a closing price of $11.35 per share of common stock on February 27, 2013.

Each award was made in accordance with the 2009 Long-Term Incentive Plan.

The table below sets forth the value of the total annual awards (excluding the special restricted stock grant in 2012 set forth in the table above) granted in 2009, 2010, 2011, 2012 and 2013. The annual grants from 2009 through 2011 during the economic downturn were relatively flat and were below market median. In 2012, the HRCC determined these grants should start to approach the market median, reflecting the improved economy and the Company’s improved performance. The total grant values for all Named Executive Officers were essentially flat for 2013 as compared to 2012 annual grants, except for Mr. Frasch, who was awarded an increased value for the 2013 annual award to assist in the retention of this key executive.

Name	Total 2009 Value Granted	Total 2010 Value Granted	Total 2011 Value Granted	Total 2012 Value Granted	Total 2013 Value Granted
Stephen I. Sadove	$3,953,250	$3,928,572	$3,825,326	$5,272,186	$5,096,727
Kevin G. Wills	$678,827	$654,762	$714,063	$790,840	$764,518
Ronald L. Frasch	$1,086,125	$1,047,632	$1,122,107	$1,265,332	$1,732,903
Jennifer de Winter	$402,636	$314,286	$382,550	$500,863	$484,191
Denise Incandela	$183,283	$275,002	$306,045	$500,863	$484,191

Termination or Change in Control – Rationale for Triggers

The Company entered into employment agreements with each of the Named Executive Officers in 2007 and with certain other executive officers. These agreements generally provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “cause” or leaving employment for “good reason,” as these terms are defined in the employment agreements. For the Named Executive Officers, upon a “Change in Control” (as defined in the agreements) of the Company, each Named Executive Officer may terminate his or her employment for “good reason.” Additional information regarding the employment agreements is found under the heading “Employment Agreements” below and a quantification of benefits that would have been received by the Named Executive Officers had termination occurred on February 2, 2013 is found under the heading “Potential Payments upon Termination or Change-in-Control” below. See “—Potential Payments upon Termination or Change in Control.”

The HRCC believes that these agreements are an important part of a competitive overall compensation arrangement for the Named Executive Officers. The HRCC also believes that these agreements will help to secure the continued employment and dedication of the Named Executive

Officers and mitigate concern that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus his or her undivided attention to serving the interests of the Company and our shareholders. The HRCC also believes that these agreements are important as a recruitment and retention device, as many of the companies with which the Company competes for executive talent have similar agreements in place for their senior executives. Finally, the HRCC believes that these agreements are beneficial to the Company because, in consideration for these severance arrangements, the executives agree to confidentiality, non-competition and non-solicitation covenants for a period of time following termination of employment.

The payment of multiples of base salary and bonus and the accelerated vesting of stock options and payments under outstanding long-term awards are consistent with competitive practices for positions at the level of the Named Executive Officers. The potential amount of severance benefits an executive may receive in the event of a change in control did not influence the HRCC’s decisions regarding other compensation elements. The HRCC annually reviews the potential cost of these programs and closely evaluates the termination provisions in its equity awards; however, the potential amount of severance benefits an executive may receive has not influenced the HRCC’s decisions regarding setting compensation levels for a given year.

Stock Ownership Guidelines for Executive Officers

In addition to rewarding performance and maintaining competitiveness in the market for top talent, our compensation programs provide the opportunity for executive officers to establish and maintain meaningful levels of share ownership, which is intended to align the economic interests of the Company’s shareholders, the Named Executive Officers and the Company’s other executive officers. To that end, the Board reviewed and increased our stock ownership guidelines for our Section 16 officers (other than the guidelines for our Chief Executive Officer which fell within the guidelines of our peer group). The following are our revised stock ownership guidelines, which are expressed as a multiple of annual base salary:

Position	Share Ownership Guidelines
Chairman and Chief Executive Officer	5x or 500% of base salary
All Other Section 16 Officers	2x or 200% of base salary

There is no set time frame for achieving the targeted level of share ownership. However, until the ownership guidelines are satisfied, executives are required to hold 75% of the net shares (after satisfying withholding for taxes and the exercise price for stock option exercises) awarded from the Company’s equity-based compensation programs. To monitor compliance with these guidelines, the Corporate Governance Committee annually reviews the share ownership of the Company’s executives.

Our Chairman and Chief Executive Officer and all of our other Section 16 officers are in compliance with the Company’s share ownership guidelines.

Trading Controls and Hedging/Pledging Transactions

The Company’s “Securities Transaction Compliance and Blackout Policy for Directors, Executive Officers, Policy Committee Members and Other Designated Employees” prohibits our directors, executive officers and other employees from hedging the economic risks of share ownership resulting from the Company’s equity compensation programs. During 2012, the Board approved an amendment to our policy to provide that our directors, executive officers and other employees may not hold the Company’s securities in a margin account as collateral for a margin loan or pledge or hypothecate the Company’s securities as collateral for a loan.

Assessment of Compensation Risks

We regularly assess the Company’s compensation policies and practices to determine whether those policies and practices are reasonably likely to result in a material adverse effect upon the Company. Based upon a review by the HRCC and management of our compensation policies and practices, we have concluded that no such effect would be reasonably anticipated from our current compensation policies and practices.

The HRCC designs compensation policies and practices with features that mitigate risk without diminishing the incentive nature of the compensation. With respect to specific elements of compensation:

The Company provides a mix of both long- and short-term elements when delivering compensation;
Both the annual bonus program and the long-term incentive program have maximum payouts or “caps” in place (as set forth on pages 43-46);
Both the annual bonus and long-term incentive programs use a mix of performance measures:
•

the annual bonus program measures are determined by function. All programs have between two and five measures. Each program includes corporate, business unit specific and individual performance measures; and

• the long-term incentive program incorporated two measures in 2012;
The Company’s compensation programs use both cash and shares and use a number of vehicles, including performance shares, performance units and restricted shares;
Different metrics are utilized for the annual bonus and long-term programs;
In 2013, different metrics will be utilized for the annual bonus program and performance awards within the long-term incentive plan;
The time horizon for both the annual bonus and long-term incentive programs are considered reasonable within the retail industry:
• the annual bonus program is a one-year plan;
• in 2012, the long-term incentive program was based on a one-year performance period with a two-year hold period until vesting;
• in 2013, that part of the long-term incentive program that is related to performance shares will be based on a two-year cumulative performance period with a one-year hold period until vesting;
The HRCC has final discretion on payouts under both the annual bonus and long-term incentive programs;
The HRCC awaits the release of the Company’s Form 10-K prior to finalizing annual bonus and long-term incentive programs;
The HRCC uses tally sheets to review the compensation of executive officers;
The HRCC conducts an incentive plan inventory;
The HRCC uses the services of an independent outside compensation consultant;
The Board engages in its own risk oversight including a review of enterprise risk, Company strategy and internal control over financial reporting;
The Board has overlapping memberships on Board committees;
Committee Reports of all Board committees are made to the full Board at each regular Board meeting;
The Company has in place stock ownership guidelines that restrict sales of equity by executive officers (as set forth on page 51);

The Company maintains a securities transaction compliance policy that requires executive officers (Vice President and above), along with other restricted associates, to obtain permission to undertake any transaction in the Company’s common stock, even during an open trading period;

The Company’s securities transaction compliance policy prohibits the purchase or sale by associates and directors at any time, even during an open trading period, of any derivatives in the Company’s securities, including but not limited to, put or call options, warrants, straddles or other hedging transactions relating to the Company’s securities and prohibits associates and directors from holding the Company’s securities in a margin account as collateral for a margin loan or pledge or hypothecate the Company’s securities as collateral for a loan. Associates and directors are also prohibited from selling short any of the Company’s securities; and

The Company intends to implement clawback provisions after the SEC provides guidance and issues final rules.

Forfeiture of Equity-Based Awards

The Company’s equity award agreements provide that if an associate engages in any business or activity that, in the opinion of the HRCC, is in conflict or adverse to the interest of the Company or engages in any business or activity that is competitive with any business or activity conducted by the Company, the associate will forfeit all unearned or unpaid equity awards. The Company’s equity award agreements also provide that if, within six months following an associate’s termination of employment, an associate engages in any business or activity determined by the HRCC to be competitive with any business or activity conducted by the Company, the associate shall pay to the Company an amount in cash equal to the value, determined at the date of vesting, of any award that vested on or after or within six months prior the associate’s termination of employment.

Effect of Accounting and Tax Treatments on Compensation

Although the accounting and tax treatment of executive compensation generally has not been a factor in the HRCC’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. As further described below, for example, we have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes). We also do not expect accounting treatment of differing forms of equity awards to vary significantly, and, therefore, accounting treatment is not expected to have a material effect on the HRCC’s future selection of differing types of equity awards.

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to those Named Executive Officers who are “covered employees,” unless the compensation constitutes “qualified performance-based compensation,” both terms as defined in Section 162(m). It is the HRCC’s intention to utilize performance-based compensation in order to maximize the deductibility of executive compensation. However, the HRCC believes that, to remain competitive, it must maintain a compensation program that will continue to attract, retain and reward the executive talent necessary to maximize shareholder return. As a consequence, the Company has in the past, and will in the future, pay compensation, such as salary and time-vested restricted stock awards, to one or more of the Named Executive Officers, that exceeds $1 million and does not constitute qualified performance-based compensation when the HRCC deems such payments to be in our best interests and those of our shareholders.

As noted above, our Named Executive Officers have entered into agreements with us in 2007 that provide for certain payments and benefits that are triggered upon a change in control of Saks. These agreements also provide for tax protection in the form of a gross-up payment to reimburse the executive for excise tax under Internal Revenue Code Section 4999 above a certain threshold as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” received upon a change in control and Code Section 280G disallows the tax deduction to the payor of such excess parachute payment. A payment as a result of a change in control must equal or exceed three times the executive’s base amount in order to be considered a parachute payment. The excise tax is then imposed on the excess of the parachute payments over the executive’s base amount. The agreements provide for a gross-up payment for the excise tax to the extent the parachute payments exceed 330% of the executive’s base amount. The intent of the tax gross-up is to provide a benefit without tax penalty to certain executives who are displaced in the event of a change in control. We believe that the provision of tax protection for certain of our executive officers was consistent with market practice at the time those agreements were entered into, is often a valuable executive talent retention provision and is consistent with the objectives of our overall executive compensation program. See “– Employment Agreements” and “–Potential Payments upon Termination or Change in Control.”

Report of the Human Resources and Compensation Committee

The HRCC has reviewed and discussed the CD&A with management. Based on its review and discussions of the CD&A with management, the HRCC recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2012.

This report has been furnished by the members of the HRCC:

Nora P. McAniff, Chair

Fabiola R. Arredondo

Robert B. Carter

Donald E. Hess

Marguerite W. Kondracke

Human Resources and Compensation Committee Interlocks and Insider Participation

None of the members of the HRCC serves or has ever served as an executive officer of the Company, and no relationships exist requiring disclosure under applicable regulations of the SEC. In addition, none of our executive officers has served on the board of directors or on the compensation committee of any other entity whose executive officers served either on our Board or on our HRCC.

Summary Compensation Table

The following table sets forth for 2012, 2011 and 2010, total compensation for Stephen I. Sadove, Chief Executive Officer (“Principal Executive Officer”); Kevin G. Wills, Executive Vice President of Finance and Chief Financial Officer (“Principal Financial Officer”); and for the three most highly compensated executive officers other than the Principal Executive Officer and the Principal Financial Officer. As used in this proxy statement, the term “executive officer” has the meaning set forth in Rule 3b-7 under the Exchange Act.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)		Total ($)
Stephen I. Sadove	2012	$1,037,500	-	$3,605,520	-	$2,014,468	-	$109,174	(5)(9)(10)	$6,766,662
Chief Executive Officer	2011	$1,007,700	-	$2,575,326	-	$3,375,253	-	$94,167		$7,052,446
	2010	$985,800	-	$2,678,572	-	$3,468,051	-	$124,112		$7,256,535
Kevin G. Wills	2012	$613,500	-	$1,622,498	-	$475,691	-	$26,178	(6)(10)	$2,737,867
Executive Vice President, Chief Financial Officer	2011	$596,063	-	$480,730	-	$839,061	-	$13,714		$1,929,568
	2010	$584,250	-	$446,428	-	$821,797	-	$15,450		$1,867,925

Ronald L. Frasch	2012	$1,022,500	-	$865,331	-	$852,096	-	$74,098	(7)(10)	$2,814,025
President and Chief Merchandising Officer	2011	$994,125	-	$755,440	-	$1,498,615	-	$49,414		$3,297,594
	2010	$976,500	-	$714,298	-	$1,505,134	-	$42,692		$3,238,624
Jennifer de Winter	2012	$511,250	-	$1,424,187	-	$315,747	$4,626	$18,087	(6)(10)	$2,273,897
Executive Vice President of Stores	2011	$481,875	-	$257,550	-	$523,785	$13,959	$10,876		$1,288,045
	2010	$427,500	-	$214,286	-	$484,751	$5,323	$31,380		$1,163,240
Denise Incandela	2012	$511,250	-	$1,424,187	-	$315,747	$3,865	$17,212	(8)	$2,272,261
Executive Vice President, Chief Marketing Officer	2011	$434,628	$46,000	$206,045	-	$448,842	$12,200	$16,089		$1,163,804

(1)

The amounts shown in this column reflect the grant-date fair value of restricted stock and performance share awards granted in 2012, 2011 and 2010. The fair value of restricted stock and performance share awards is based on the market value of the Company’s common stock on the date of grant. Amounts disclosed above for performance share awards granted are based upon the most probable outcome of the performance conditions on the grant date, which include certain operational objectives and financial measurements. Actual amounts earned are based on achieving these operational objectives and financial measurements and are determined by the HRCC at the end of the applicable performance period. For 2012, the maximum payout value for the performance share awards is as follows: Mr. Sadove $2,253,453; Mr. Wills $338,025; Mr. Frasch $540,840; Ms. de Winter $214,086; and Ms. Incandela $214,086. See the Outstanding Equity Awards at Fiscal Year-end section on page 58 for information on performance share awards earned in 2012. For 2011, the maximum payout value for the performance share awards is as follows: Mr. Sadove $1,609,582; Mr. Wills $300,462; Mr. Frasch $472,150; Ms. de Winter $160,978; and Ms. Incandela $128,787. For 2010, the value disclosed represents the maximum payout value for those awards.

(2)	There were no stock options granted in 2012, 2011 and 2010.
(3)

The amounts shown for 2012 reflect cash bonuses as well as performance units that will be settled in cash. Cash bonuses are granted to the Named Executive Officers under the Company’s 2007 Senior Executive Bonus Plan for the achievement of specified performance measures, including key financial metrics and corporate objectives. Cash bonuses for 2012 are as follows: Mr. Sadove $1,049,051; Mr. Wills $330,878; Mr. Frasch $620,396; Ms. de Winter $224,032; and Ms. Incandela $224,032. Performance units to be settled in cash are awarded to the Named Executive Officers under the Company’s 2009 Long-Term Incentive Plan and are based on certain financial measurements. The value of the performance units to be settled in cash awarded to each executive is as follows: Mr. Sadove $965,417; Mr. Wills $144,813; Mr. Frasch $231,700; Ms. de Winter $91,715; and Ms. Incandela $91,715. The performance units vest in two equal installments on November 5, 2013 and November 5, 2014.

(4)	These amounts relate to the change in the pension value for the Saks Fifth Avenue Pension Plan.
(5)

Includes (i) financial and tax planning services of $31,754; (ii) personal use of the Company aircraft of $29,642; (iii) personal use of a Company-provided car and driver; (iv) reimbursement for an annual physical examination; (v) supplemental long-term disability insurance premiums; (vi) excess life insurance premiums; (vii) Company matching contributions under the 401(k) Plan; and (viii) Company contributions to the Deferred Compensation Plan (“DCP”).

(6)

Includes (i) financial and tax planning services; (ii) personal use of a Company-provided car and driver; (iii) supplemental long-term disability insurance premiums; (iv) excess life insurance premiums; (v) Company matching contributions under the 401(k) Plan; and (vi) Company contributions to the DCP.

(7)

Includes (i) personal use of a Company-provided car and driver; (ii) financial and tax planning services; (iii) reimbursement for an annual physical examination; (iv) supplemental long-term disability insurance premiums; (v) excess life insurance premiums; (vi) Company matching contributions under the 401(k) Plan; and (vii) Company contributions to the DCP.

(8)

Includes (i) financial and tax planning services; (ii) supplemental long-term disability insurance premiums; (iii) excess life insurance premiums; (iv) Company matching contributions under the 401(k) Plan; and (v) Company contributions to the DCP.

(9)

The amounts shown for the personal use of the Company aircraft are based on the incremental cost to the Company as a result of personal flight activity. The following items are taken into account in determining the variable cost for the number of flight hours used: fuel, maintenance, labor, parts, landing/parking, crew travel, and supplies/catering.

(10)

The amounts shown for the personal use of Company-provided cars and drivers are based on the incremental cost to the Company. Since the Company-provided car is used for both personal and business purposes, the percentage of personal use is calculated and applied to the lease and driver expenses.

Grants of Plan-Based Awards – 2012

The following table provides information regarding grants of awards and possible payouts under the Company’s annual bonus program and long-term incentive program in 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Stephen I. Sadove	2/22/2012	-	-	-	56,037	160,103	200,129	-	-	-	$1,802,760
	2/22/2012	-	-	-	-	-	-	160,103	-	-	$1,802,760
		$936,021	$3,234,167	$4,434,584
Kevin G. Wills	2/22/2012	-	-	-	8,406	24,016	30,020	-	-	-	$270,420
	2/22/2012	-	-	-	-	-	-	120,078	-	-	$1,352,078
		$198,740	$744,400	$1,054,100	-	-	-	-	-	-	-
Ronald L. Frasch	2/22/2012	-	-	-	13,450	38,425	48,032	-	-	-	$432,666
	2/22/2012	-	-	-	-	-	-	38,425	-	-	$432,666
		$348,575	$1,327,000	$1,890,500	-	-	-	-	-	-	-
Jennifer de Winter	2/22/2012	-	-	-	5,325	15,210	19,013	-	-	-	$171,265
	2/22/2012	-	-	-	-	-	-	111,272	-	-	$1,252,923
		$130,735	$493,083	$700,041	-	-	-	-	-	-	-
Denise Incandela	2/22/2012	-	-	-	5,325	15,210	19,013	-	-	-	$171,265
	2/22/2012	-	-	-	-	-	-	111,272	-	-	$1,252,923
		$130,735	$493,083	$700,041	-	-	-	-	-	-	-
(1)

Includes possible payouts of (i) the annual cash bonus granted under the 2007 Senior Executive Bonus Plan and (ii) performance units granted under the 2009 Long-Term Incentive Plan. The performance units are valued at $1.00 per unit and are to be settled in cash only.

(2)

The amounts shown in this column reflect the grant-date fair value of restricted stock and performance share awards granted under the 2009 Long-Term Incentive Plan. For awards subject to performance conditions, the grant-date fair value is based upon the probable outcome of the performance conditions on the grant date, which include certain financial measurements.

Awards in 2012

As discussed in “Compensation Discussion and Analysis,” the Company emphasized performance-based awards in 2012.

The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards – 2012” table include the threshold, target and maximum-level payments of the 2012 annual cash bonuses associated with the annual bonus plans and performance units that are to be settled in cash. For the 2012 annual cash bonus, the HRCC established the following performance measures for each of the Named Executive Officers: (i) EBITDA, at specified levels (75% weight); and (ii) the achievement of key corporate objectives (25% weight). The payout of the 2012 annual cash bonus is capped at 150% of target. Based on the Company’s performance against the established performance measures for the 2012 annual cash bonus program, each Named Executive Office, received 67% of his or her target bonus award. For additional information regarding the 2012 annual cash bonuses, see “Executive Compensation – Compensation Discussion and

Analysis – Annual Cash Bonuses.” For the 2012 performance units to be settled in cash, the HRCC established the following performance measures for each of the Named Executive Officers: EBITDA, at specified levels (75%); and comparable store sales, at specified levels (25% weight). The payout of the performance unit awards for achievement of each measure is capped at 125% of target. Based on the Company’s performance against the established performance measures, each Named Executive Officer earned 57.9% of the units granted. The performance units vest in two equal installments on November 5, 2013 and November 5, 2014. For additional information regarding the 2012 performance units to be settled in cash, see “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Awards – 2012 Annual Awards under the Long-Term Incentive Program.”

The “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards – 2012” table show the potential payouts of the performance share awards granted under the 2009 Long-Term Incentive Plan for each of the Named Executive Officers according to the level of performance achieved in 2012. The HRCC approved the same performance measures discussed above for the 2012 performance units to be settled in cash. The payout of these awards for achievement of each measure is capped at 125% of target. Based on the Company’s performance against the established performance measures, each Named Executive Officer earned 57.9% of the performance shares granted for the 2012 performance period. The performance shares earned are subject to an additional two-year restriction period and will vest on February 22, 2015. For additional information regarding the 2012 performance shares, see “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Awards – 2012 Annual Awards under the Long-Term Incentive Program.”

The “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards – 2012” table includes time-based restricted stock granted to the Named Executive Officers under the 2009 Long-Term Incentive Plan as part of the annual equity grant approved by the HRCC. The awards vest 100% on the third anniversary of the grant date. In addition to the annual equity grant, Mr. Wills, Ms. de Winter, and Ms. Incandela were each granted an additional 96,062 shares of restricted stock that will vest in three equal installments on the third, fourth, and fifth anniversaries of the grant date. The intent of these grants is to assist in the retention of these key executives. For additional information, see “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Awards – 2012 Annual Awards under the Long-Term Incentive Program.”

Outstanding Equity Awards at Fiscal Year-End – 2012

The following table provides information regarding stock options, restricted stock and performance shares held by each of the Named Executive Officers as of February 2, 2013. For information regarding performance share awards earned in 2012, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Programs.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	Exercisable	Unexercisable
Stephen I. Sadove	202,500	-	-	$19.76	03/09/14	853,107	(2)	$9,153,838	-	$-
	230,062	-	-	$13.04	03/06/15
	-	162,500	-	$2.36	02/26/16
Kevin G. Wills	13,125	-	-	$20.31	05/04/14	257,819	(3)	$2,766,398	-	$-
	28,758	-	-	$13.04	03/06/15
Ronald Frasch	100,000	-	-	$19.76	03/09/14	243,315	(4)	$2,610,770	-	$-
	115,031	-	-	$13.04	03/06/15
Jennifer de Winter	7,500	-	-	$19.76	03/09/14	205,084	(5)	$2,200,551	-	$-
	12,941	-	-	$13.04	03/06/15
Denise Incandela	7,500	-	-	$19.76	03/09/14	196,835	(6)	$2,112,040	-	$-
	12,941	-	-	$13.04	03/06/15
(1)	Based on the NYSE closing price on February 1, 2013 of $10.73.
(2)

Consists of (i) 1,800 shares of restricted stock granted on October 2, 1998, which have vested but will not be released until retirement from the Board of Directors; (ii) 186,012 performance shares granted on February 25, 2010, which were earned based on the achievement of the 2010 performance criteria established by the HRCC, and were subject to a three-year restriction period that ended on February 25, 2013; (iii) 186,012 shares of restricted stock granted on February 25, 2010 which vested on February 25, 2013; (iv) 121,837 performance shares granted on February 24, 2011 which were earned based on the achievement of the 2011 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 24, 2014; (v) 104,603 shares of restricted stock granted on February 24, 2011 which will vest on February 24, 2014; (vi) 92,740 performance shares granted on February 22, 2012, which were earned based on the achievement of the 2012 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 22, 2015; and (vii) 160,103 shares of restricted stock granted on February 22, 2012 which will vest on February 22, 2015.

(3)

Consists of (i) 19,556 shares of restricted stock granted on March 6, 2008 which vested on March 6, 2013; (ii) 31,002 performance shares granted on February 25, 2010, which were earned based on the achievement of the 2010 performance criteria established by the HRCC, and were subject to a three-year restriction period that ended on February 25, 2013; (iii) 31,002 shares of restricted stock granted on February 25, 2010 which vested on February 25, 2013; (iv) 22,743 performance shares granted on February 24, 2011 which were earned based on the achievement of the 2011 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 24, 2014; (v) 19,526 shares of restricted stock granted on February 24, 2011 which will vest on February 24, 2014; (vi) 96,062 shares of restricted stock granted on February 22, 2012 which will vest in three installments on February 22, 2015, February 22, 2016 and February 22, 2017; (vii) 13,912 performance shares granted on February 22, 2012, which were earned based on the achievement of the 2012 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 22, 2015; and (viii) 24,016 shares of restricted stock granted on February 22, 2012 which will vest on February 22, 2015.

(4)

Consists of (i) 17,000 shares of restricted stock granted on March 6, 2008 which vested on March 6, 2013; (ii) 49,604 performance shares granted on February 25, 2010, which were earned based on the achievement of the 2010 performance criteria established by the HRCC, and were subject to a three-year restriction period that ended on February 25, 2013; (iii) 49,604 shares of restricted stock granted on February 25, 2010 which vested on February 25, 2013; (iv) 35,740 performance shares granted on February 24, 2011 which were earned based on the achievement of the 2011 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 24, 2014; (v) 30,684 shares of restricted stock granted on February 24, 2011 which will vest on February 24, 2014; (vi) 22,258 performance shares granted on February 22, 2012, which were earned based on the achievement of the 2012 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 25, 2015; and (vii) 38,425 shares of restricted stock granted on February 22, 2012 which will vest on February 22, 2015.

(5)

Consists of (i) 32,593 shares of restricted stock granted on March 6, 2008 which vested on March 6, 2013; (ii) 14,881 performance shares granted on February 25, 2010, which were earned based on the achievement of the 2010 performance criteria established by the HRCC, and were subject to a three-year restriction period that ended on February 25, 2013; (iii) 14,881 shares of restricted stock granted on February 25, 2010 which vested on February 25, 2013; (iv) 12,185 performance shares granted on February 24, 2011 which were earned based on the achievement of the 2011 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 24, 2014; (v) 10,461 shares of restricted stock granted on February 24, 2011 which will vest on February 24, 2014; (vi) 96,062 shares of restricted stock granted on February 22, 2012 which will vest in three installments on February 22, 2015, February 22, 2016 and February 22, 2017; (vii) 8,811 performance shares granted on February 22, 2012 which were earned based on the achievement of the 2012 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 25, 2015; and (viii) 15,210 shares of restricted stock granted on February 22, 2012 which will vest on February 24, 2015.

(6)

Consists of (i) 32,593 shares of restricted stock granted on March 6, 2008 which vested on March 6, 2013; (ii) 13,021 performance shares granted on February 25, 2010, which were earned based on the achievement of the 2010 performance criteria established by the HRCC, and were subject to a three-year restriction period that ended on February 25, 2013; (iii) 13,021 shares of restricted stock granted on February 25, 2010 which vested on February 25, 2013; (iv) 9,748 performance shares granted on February 24, 2011 which were earned based on the achievement of the 2011 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 24, 2014; (v) 8,369 shares of restricted stock granted on February 24, 2011 which will vest on February 24, 2014; (vi) 96,062 shares of restricted stock granted on February 22, 2012 which will vest in three installments on February 22, 2015, February 22, 2016 and February 22, 2017; (vii) 8,811 performance shares granted on February 22, 2012 which were earned based on the achievement of the 2012 performance criteria established by the HRCC, and are subject to a three-year restriction period ending on February 22, 2015; and (viii) 15,210 shares of restricted stock granted on February 22, 2012 which will vest on February 22, 2015.

Option Exercises and Stock Vested – 2012

The following table provides information regarding the exercise of stock options by the Named Executive Officers during 2012 and the vesting of restricted stock awards held by the Named Executive Officers during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen I. Sadove	162,500	$1,275,495	500,000	$5,920,000
Kevin G. Wills	-	-	218,342	$2,568,657
Ronald Frasch	-	-	360,480	$4,211,228
Jennifer de Winter	-	-	115,365	$1,338,401
Denise Incandela	-	-	85,461	$984,338

Pension Benefits – 2012

The following table provides information, as of February 2, 2013, with respect to the present value of accumulated benefits payable to the Named Executive Officers under the Saks Fifth Avenue Pension Plan (the “SFA Pension Plan”), which is a qualified retirement plan. The SFA Pension Plan is a defined benefit cash balance plan, which was converted from a traditional defined benefit pension plan in 1998. The calculation of a participant’s pension benefit is determined, in part, by the number of years of credited service and compensation, as defined in the SFA Pension Plan, earned by such Named Executive Officer. The values reflected below represent the greater of the present value of the grandfathered traditional defined benefit annuity or the participant’s cash balance account, determined using interest rate and mortality rate assumptions consistent with those used in the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2012. Other assumptions used in the calculation of the amounts under the SFA Pension Plan are included in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Forms 10-K for 2012. Upon termination of employment, the SFA Pension Plan provides for payments in the form of a monthly annuity at age 65 or in a reduced monthly amount if payments commence prior to age 65. In addition, participants who have a cash balance account are eligible to receive payment of their benefit in the form of an immediate lump sum payment upon termination from the Company. The monthly annuity can be paid for the participant’s lifetime or the joint lifetime of the participant and his or her designated beneficiary. During 2006, the Company froze benefit accruals for all participants, except for those who had attained age 55 and completed 10 years of service as of December 31, 2006 and who continued to be “non-highly compensated employees” as defined under the SFA Pension Plan. In January 2009, the Company suspended future benefit accruals for the remaining participants in the SFA Pension Plan effective March 13, 2009.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen I. Sadove	—	—	—	—
Kevin G. Wills	—	—	—	—
Ronald L. Frasch	—	—	—	—
Jennifer de Winter	Saks Fifth Avenue Pension Plan	12	78,613	—
Denise Incandela	Saks Fifth Avenue Pension Plan	8	59,707	—

(1)	Consists of the number of years of service credited to the Named Executive Officers for the purpose of determining the accumulated benefits under the SFA Pension Plan.

Nonqualified Deferred Compensation – 2012

For the Named Executive Officers participating in the Saks Incorporated Deferred Compensation Plan (“DCP”), the following table provides information regarding executive and Company contributions, plan earnings, withdrawals and distributions during 2012, and aggregate DCP balances at February 2, 2013.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Stephen I. Sadove	—	$13,305	$304,676	($2,380,606)	$2,021,892
Kevin G. Wills	—	$6,121	$2,595	—	$23,725
Ronald L. Frasch	—	$13,075	$5,588	—	$51,049
Jennifer de Winter	—	$4,040	$1,409	($2,653)	$13,035
Denise Incandela	—	$167	$16	—	$183

(1)	These amounts are reported as compensation for 2012 under the “All Other Compensation” column in the Summary Compensation Table.
(2)

Aggregate earnings reflect: (i) appreciation/depreciation in the price of the Company’s common stock to the extent the Named Executive Officer’s DCP balance is credited with gains and losses as if invested in the common stock, and (ii) all other earnings with respect to the Named Executive Officer’s DCP balance. None of these amounts have been reported as compensation for 2012 in the Summary Compensation Table.

(3)

The aggregate balance at last fiscal year-end includes the following amounts that were previously reported in the Summary Compensation Table as compensation for 2011: Mr. Sadove $1,852; Mr. Wills $848; Mr. Frasch $1,829; and Ms. de Winter $456.

In September 2012, the DCP was terminated and all benefits under the DCP will be distributed to participants in accordance with applicable laws and the plan document.

The DCP is a nonqualified deferred compensation plan pursuant to which an employee, who was designated as eligible to participate under the terms of the DCP, could elect to defer, on a pre-tax basis, up to 90% of his or her base salary and up to 90% of his or her annual bonus. Non-employee directors of the Company were also eligible to participate in the DCP and could elect to defer, on a pre-tax basis, up to 100% of their retainers and attendance fees. The HRCC, in its discretion, could also permit a participant to defer compensation payable in the form of a grant of common stock. The Company, at the discretion of the HRCC, could also make matching employer contributions and other employer contributions (including crediting lost company match contributions which were intended to make up for the matching contribution limits imposed under the Company’s 401(k) Plan due to the application of deferral or compensation limits under the Internal Revenue Code) to the DCP on behalf of participants. The DCP allowed participants to defer compensation and/or stock grants into either a retirement class share (payable at retirement) or in-service class share (payable while employed, based on the beginning payout date selected) account. Participants could elect to have payments from either of these accounts made in either a one-time lump sum distribution or annual installments. Participants elected the year in which in-service class share installments were to commence.

Amounts deferred under the DCP are credited with earnings associated with hypothetical investment alternatives elected by the participant from a variety of investment funds. Deferred grants of shares of common stock are credited with gains and losses as if such amounts were invested in shares of common stock. Any dividends that would be credited to shares of common stock are deemed to be reinvested in additional shares. Participants have a one-time election opportunity to transfer amounts that are deemed to be invested in shares of common stock to other investment options available under the plan.

Under the DCP, distributions cannot commence sooner than twelve months from the end of the period in which the income has been deferred. In the event of a financial hardship, a participant can elect to receive a distribution in advance of the previously elected distribution date. Distributions generally were made as soon as possible after January 31 and were based on the account value as of the last business day in January. Distributions of a participant’s entire account balance will occur in the event of termination of employment, permanent disability, or death.

The DCP is “unfunded” for tax purposes. As a consequence, participant account balances maintained under the DCP are merely bookkeeping entries that measure the Company’s obligation to the plan participants.

Employment Agreements

During 2012, all of the Named Executive Officers were employed pursuant to agreements with the Company. On July 31, 2007, the Company entered into employment agreements with Messrs. Sadove and Frasch. Mr. Sadove’s employment agreement, as amended, continues until terminated in accordance with its terms and provides for a salary of not less than $985,800 per year, an annual bonus having a target value of not less than 150% of salary, an annual long-term equity incentive award having a target value of not less than $3,375,000 and other benefits, including transportation services, reimbursement for financial and tax planning services and annual physical examinations and five weeks of paid vacation per calendar year. Mr. Frasch’s employment agreement, as amended, which continues until terminated in accordance with its terms, provides for a salary of not less than $976,500 per year, an annual bonus having a target value of not less than 75% of salary, an annual long-term equity incentive award having a target value of not less than $1,000,000, other benefits similar to those of Mr. Sadove and two special equity awards. The special equity awards consist of: (i) 75,000 shares of restricted stock that vested in three equal annual installments commencing on the third anniversary of the date of grant and (ii) 75,000 performance shares that vested in three installments commencing on the third anniversary of the date of grant based on the average annual compound growth rate of the price of the common stock (all of the performance shares were forfeited because the performance criteria were not met).

On April 17, 2007, the Company and Mr. Wills entered into an employment agreement. The employment agreement, as amended, which continues until terminated in accordance with its terms, provides for a base salary of not less than $584,250 per year and an annual bonus having a target value of not less than 60% of base salary. Under the agreement the Company awarded Mr. Wills, among other things, 13,125 stock options. The stock options vested in four equal consecutive annual installments of whole shares beginning on May 4, 2008 and are currently fully vested. The Company may terminate Mr. Wills’ employment agreement at any time without cause, and Mr. Wills may terminate the employment agreement for good reason (as those terms as defined in the agreement).

The other two Named Executive Officers entered into employment agreements with the Company in 2007 which, as amended, continue until terminated in accordance with their terms, and set forth the Named Executive Officer’s minimum base salary; annual target bonus potential (expressed as a percentage of base salary); entitlement to participate in the Company’s benefit plans, equity awards, and severance benefits; and change-in-control protections. The minimum base salaries for the other Named Executive Officers specified in their employment agreements are $427,500 for Ms. de Winter and $374,894 for Ms. Incandela. Ms. de Winter’s and Ms. Incandela’s employment agreements provide for an annual bonus opportunity having a target value of not less than 50% of base salary. Ms. de Winter’s and Ms. Incandela’s bonus targets were increased to 65% of base salary in February 2012. The bonus targets for Messrs. Frasch and Wills were increased in February 2012 from 85% to 90% and 75% to 80%, respectively.

In addition to the compensation and benefits described above, each of the Named Executive Officers are entitled to reimbursement (up to specified amounts) for annual financial and tax planning services and tax preparation services and payment for the cost of annual physical examinations and to participate in each employee benefit plan and receive each benefit that the Company provides to senior executives at the level of each Named Executive Officer’s position. Mr. Sadove is also entitled to transportation or a transportation allowance.

Each of the employment agreements of Messrs. Sadove and Frasch and Ms. de Winter and Ms. Incandela provides that if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as defined in each of the employment agreements), the executive would be entitled to receive:

•	two times salary and one times target bonus (at levels in effect prior to amendments executed in 2009), payable in 24 equal monthly installments;

•	the bonus earned for the prior fiscal year if not yet paid;

•	a prorated bonus for the fiscal year in which the termination occurs if such termination occurs in the second six months of such fiscal year;

•	pro-rata vesting of equity awards, except for earned performance shares, which vest in full;

•	reimbursement for the cost of medical coverage for the executive and his or her dependents for 18 months; and

•	the Company’s normal associate discount for the executive’s lifetime.

Each of the employment agreements also provides that if the executive’s employment is terminated without cause or for good reason in anticipation of, upon or following a “change in control” (as defined in each of the agreements), the executive would be entitled to receive the payments and benefits described above, except:

•

the severance payment would be paid in a lump sum if the change in control met the definition set forth in Code Section 409A; otherwise, the payment would be made in 24 monthly installments. In the case of Mr. Sadove, the severance payment would be equal to two times salary (at levels in effect prior to amendments executed in 2009) and two times target bonus if the termination occurs in the calendar year in which the change in control occurs or in either of the next two calendar years, and two times salary (at levels in effect prior to amendments executed in 2009) and one times target bonus if the termination occurs thereafter, and, in the case of Mr. Frasch and Ms. de Winter and Ms. Incandela, two times base salary (at levels in effect prior to amendments executed in 2009) and one times target bonus;

•	the prorated bonus for the fiscal year in which the termination occurs would be paid, irrespective of whether the termination occurs in the first or second six months of such fiscal year; and

•

unless equity awards vested in full upon a change in control in which the shareholders of the Company received consideration other than publicly-traded common stock, equity awards would vest in full upon such termination of employment.

Equity awards also would vest in full in the event of termination due to retirement on or after age 65, death or disability, except for Mr. Frasch’s special equity awards which would vest pro rata.

If Mr. Wills’ employment agreement is terminated without cause or he terminates the agreement for “good reason” as defined under the agreement, the Company will pay Mr. Wills an amount equal to two times his base salary and one times his target bonus potential in a lump sum, and all unvested stock options and unvested restricted stock awards will vest on a pro rata basis and all earned but unvested performance share awards will fully vest. If termination without cause occurs in anticipation of, or upon or following, a change in control or Mr. Wills terminates his employment for good reason as a result of a change in control, the Company will pay Mr. Wills an amount equal to two times his base salary and one times his target bonus potential in a lump sum, and all unvested stock options, unvested restricted stock, earned but unvested performance share awards, and the target amount of unearned and unvested performance share awards, will fully vest. If Mr. Wills’ employment is terminated without cause or for good reason, Mr. Wills is also entitled to (i) participate in the Company’s medical plan with family coverage for 18 months from the date of termination and, if he has not obtained equivalent medical coverage at the end of the 18-month period, the Company will pay to him a lump sum amount, not to exceed $250,000, sufficient to enable him to obtain equivalent medical coverage for an additional 18-month period, and (ii) outplacement services for a six-month period. In addition, Mr. Wills would be entitled to receive the normal associate discount in effect from time to time applicable to active associates of the Company or its successors for his lifetime.

For information concerning the benefits to which a Named Executive Officer may become entitled to receive after a change in control, see “Executive Compensation—Potential Payments upon Termination or Change in Control.” The determination of the payment amounts and benefits to the Named Executive Officers upon termination or change in control is based upon an analysis of competitive practices for such payments for positions at the level of the Named Executive Officers.

Each of the employment agreements also provides for specified gross-up payments for excise taxes incurred under Section 4999 of the Code to the extent the parachute payments exceed 330% of the executive’s base amount as determined under Section 280G of the Code. The employment agreements also provide for a confidentiality obligation, non-disparagement, non-solicitation and non-competition obligations for 12 months following termination of employment, the advancement of attorneys’ fees in the event of a dispute under the employment agreement and an obligation to cooperate with the Company following termination of employment in consideration for the payment of $4,000 per day ($375 per hour in the case of Mr. Wills).

Potential Payments upon Termination or Change in Control

The following table quantifies benefits that would have been payable (assuming target payouts) to each Named Executive Officer under the scenarios set forth below as if the Named Executive Officer’s employment had terminated on February 2, 2013.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or or Good Reason	Retirement	Death	Disability	Termination without Good Reason	Termination For Cause
Stephen I. Sadove	Severance pay (1)	$3,710,000	$5,300,000	$-	$-	$-	$-	$-
	Bonus pay	$1,567,500	$1,567,500	$-	$-	$-	$-	$-
	Accelerated options/restricted stock/performance share vesting (2)	$9,600,669	$11,236,768	$11,236,768	$11,236,768	$11,236,768	$-	$-
	Accelerated cash vesting (3)	$2,394,636	$2,394,636	$2,394,636	$2,394,636	$2,394,636	$-	$-
	Health care benefits continuation (4)	$27,760	$27,760	$-	$-	$-	$-	$-
	Outplacement services	$-	$-	$-	$-	$-	$-	$-
	Tax gross ups	$-	$-	$-	$-	$-	$-	$-
	Total	$17,300,565	$20,526,664	$13,631,404	$13,631,404	$13,631,404	$-	$-

Kevin G. Wills	Severance pay (1)	$1,730,400	$1,730,400	$-	$-	$-	$-	$-
	Bonus pay	$-	$-	$-	$-	$-	$-	$-
	Accelerated options/restricted stock/performance share vesting (2)	$1,580,347	$2,874,814	$-	$2,874,814	$2,874,814	$-	$-
	Accelerated cash vesting (3)	$135,888	$385,888	$385,888	$385,888	$385,888	$-	$-
	Health care benefits continuation (4)	$27,760	$27,760	$-	$-	$-	$-	$-
	Outplacement services (5)	$15,000	$15,000	$-	$-	$-	$-	$-
	Tax gross ups	$-	$-	$-	$-	$-	$-	$-
	Total	$3,489,395	$5,033,862	$385,888	$3,260,702	$3,260,702	$-	$-

Ronald Frasch	Severance pay (1)	$3,045,000	$3,045,000	$-	$-	$-	$-	$-
	Bonus pay	$927,000	$927,000	$-	$-	$-	$-	$-
	Accelerated options/restricted stock/performance share vesting (2)	$2,371,512	$2,784,242	$2,784,242	$2,784,242	$2,784,242	$-	$-
	Accelerated cash vesting (3)	$613,538	$2,613,538	$613,538	$613,538	$613,538	$-	$-
	Health care benefits continuation (4)	$27,760	$27,760	$-	$-	$-	$-	$-
	Outplacement services	$-	$-	$-	$-	$-	$-	$-
	Tax gross ups	$-	$-	$-	$-	$-	$-	$-

	Total	$6,984,810	$9,397,540	$3,397,780	$3,397,780	$3,397,780	$-	$-

Jennifer de Winter	Severance pay (1)	$1,364,750	$1,364,750	$-	$-	$-	$-	$-
	Bonus pay	$334,750	$334,750	$-	$-	$-	$-	$-
	Accelerated options/restricted stock/performance share vesting (2)	$1,332,612	$2,269,213	$2,269,213	$2,269,213	$2,269,213	$-	$-
	Accelerated cash vesting (3)	$231,130	$231,130	$231,130	$231,130	$231,130	$-	$-
	Health care benefits continuation (4)	$27,760	$27,760	$-	$-	$-	$-	$-
	Outplacement services	$-	$-	$-	$-	$-	$-	$-
	Tax gross ups	$-	$-	$-	$-	$-	$-	$-
	Total	$3,291,002	$4,227,603	$2,500,343	$2,500,343	$2,500,343	$-	$-

Denise Incandela	Severance pay (1)	$1,364,750	$1,364,750	$-	$-	$-	$-	$-

	Bonus pay	$334,750	$334,750	$-	$-	$-	$-	$-
	Accelerated options/restricted stock/performance share vesting (2)	$1,252,438	$2,180,701	$2,180,701	$2,180,701	$2,180,701	$-	$-

	Accelerated cash vesting (3)	$216,570	$216,570	$216,570	$216,570	$216,570	$-	$-
	Health care benefits continuation (4)	$27,760	$27,760	$-	$-	$-	$-	$-
	Outplacement services	$-	$-	$-	$-	$-	$-	$-

	Tax gross ups	$-	$-	$-	$-	$-	$-	$-
	Total	$3,196,268	$4,124,531	$2,397,271	$2,397,271	$2,397,271	$-	$-

(1)

Severance and bonus payments are based on the following criteria prior to change in control: For all Named Executive Officers: two times base salary plus one times bonus target. In anticipation of, upon, or following change in control: (i) Mr. Sadove: two times base salary plus two times target bonus; (ii) Mr. Frasch: two times base salary plus one times target bonus; (iii) Mr. Wills: two times base salary plus one times target bonus; (iv) Ms. de Winter: two times base salary plus one times target bonus; and; (v) Ms. Incandela: two times base salary plus one times target bonus. For all Named Executive Officers no severance is provided for retirement, death or disability. Severance and bonus payments were determined using base salaries pursuant to the amendments to the employment agreements effective June 1, 2009.

(2)

The total value of accelerated restricted and/or performance shares is based on shares outstanding as of February 2, 2013 as shown in the “Outstanding Equity Awards at Fiscal Year End—2012” table. Value is determined by multiplying the number of shares, the vesting of which has been accelerated, by the closing price of the common stock on February 1, 2013.

(3)	The total value of accelerated performance units (cash) and special cash awards is based on units outstanding as of February 2, 2013.
(4)	Health care benefits continuation value is based on 18 months of medical COBRA coverage calculated using the current monthly COBRA rate.
(5)	Outplacement services for Mr. Wills are contractual and based on a six-month rate with the Company’s current vendor.

See “Executive Compensation – Employment Agreements” for an explanation of the specific circumstances that would trigger payments or the provision of other benefits, including perquisites and health-care benefits, to each of the Named Executive Officers upon termination without cause or for good reason (before and after a change in control), voluntary termination, death, disability, and change in control.

The Company’s equity incentive plans provide that in the event of a change in control, the treatment of awards will be determined by the HRCC and will depend on the nature of the transaction or event and the consideration being received by shareholders. As described below, awards will vest either upon a change in control or upon a termination of employment or termination of service on the Board of Directors within two years following a change in control, depending upon the transaction or event giving rise to the change in control, the type of award and the nature of the termination of employment.

In the case of a merger or similar transaction in which the shareholders do not receive publicly traded common stock, all outstanding awards, other than performance-based awards, will vest in full and be “cashed-out” by the Company. Performance-based awards will vest based on the portion of the performance period that has elapsed as of the date of the change in control.

In the case of a merger or similar transaction in which the shareholders receive publicly traded common stock of the acquiring company, options, stock appreciation rights, and other awards payable in such common stock will be substituted for options, rights and other awards under the 2009 Long-Term Incentive Plan (or the Amended and Restated 2009 Long-Term Incentive Plan, if it is approved by our shareholders at the Annual Meeting), except for performance-based awards. Performance-based awards will continue as performance-based awards if the acquiring company substitutes comparable performance measures. If the acquiring company does not substitute comparable performance measures, only the time-based restrictions of such awards will continue.

Except as described above, options and stock appreciation rights will not become exercisable in full and other awards will not vest upon a change in control, but if the employment or service of the holder of an award is terminated within two years following the occurrence of such change in control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and under all circumstances in the case of a director, awards held by such holder will be vested in full (except for performance-based awards) and, in the case of options and stock appreciation rights, the holder will have the earlier of (i) three years, (ii) the latest date upon which the stock option or stock appreciation right could have expired by its original terms, or (iii) the 10th anniversary of the original date of grant in which to exercise such awards. Performance-based awards will vest based on the portion of the performance period that has elapsed as of the date of the termination of employment or service on the Board of Directors.

The employment agreements with each of the Named Executive Officers provide that the Company’s obligation to pay, and otherwise make available to, the executive the severance benefits described in the employment agreement is subject to the Company’s receipt of a written release, executed and delivered by the executive, in which the executive releases the Company and its affiliates from all claims of, and liabilities and obligations to, the executive arising out of his or her employment agreement. Each of the employment agreements with the Named Executive Officers generally provides for the protection of the Company’s proprietary and confidential information and as well as certain non-competition, non-disparagement and non-solicitation provisions on the part of the executives.

Director Compensation – 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Fabiola R. Arredondo	$45,000	$82,502	-	-	$127,502
Robert B. Carter	$95,666	$90,002	-	-	$185,668
Michael S. Gross	$102,333	$90,002	-	-	$192,335
Donald E. Hess	$117,666	$90,002	-	-	$207,668
Marguerite W. Kondracke	$98,666	$90,002	-	-	$188,668
Jerry W. Levin	$97,666	$90,002	-	-	$187,668
Nora P. McAniff	$111,666	$90,002	-	-	$201,668
C. Warren Neel(2)	$36,334	-	-	-	$36,334
Jack L. Stahl	$111,167	$90,002	-	-	$201,169

(1)

An award of 9,128 shares of restricted stock was made to each director re-elected to the Board on May 31, 2012 at a grant-date fair value of $9.86 per share, except for the award of 8,049 shares of restricted stock to Ms. Arredondo, which was made upon her appointment to the Board on July 26, 2012 at a grant-date fair value of $10.25 per share. The stock will vest on May 31, 2013.

(2)	Dr. Neel retired from the Board on May 30, 2012.

Compensation of Non-Management Directors

Each director who is not employed by the Company receives an annual fee of $90,000. In addition, the Audit Committee Chairperson receives an additional annual fee of $20,000, the HRCC Chairperson receives an additional annual fee of $15,000, and the Chairperson of the Finance Committee receives an additional annual fee of $10,000. The Lead Director of the Company, who is also the Chairperson of the Corporate Governance Committee pursuant to its charter, receives an additional annual fee of $25,000. Directors are reimbursed for expenses in connection with their services as directors of the Company. Directors not employed by the Company may elect to receive fees in cash or defer their fees into the DCP.

Immediately following each annual meeting of shareholders, each non-employee director who is then incumbent is granted $90,000 in restricted Company common stock. In 2009, the HRCC approved the use of a value-based annual equity grant to the Board of Directors rather than a fixed number of shares to ensure the delivery of market value to Board members. The number of shares awarded is determined by using the closing stock price on the date of grant. The award vests fully on the first anniversary of the grant date. Should a director resign from the Board mid-term, a pro rata portion of the shares would vest for time served from the annual shareholders’ meeting date to the date of resignation.

Stock Ownership Guidelines for Non-Management Directors

Pursuant to the Company’s Stock Ownership Guidelines, directors are required to hold a total of five times their annual retainer in stock value, which requirement may be achieved, according to the Guidelines, within a reasonable period of time. If a director does not meet our ownership Guidelines, the director must hold 75% of the proceeds from any awards until the Guidelines are met.

All of our directors meet the Company’s Stock Ownership Guidelines, except for Ms. Arredondo, who joined our Board in July 2012 and Mr. Stahl, who joined our Board in January 2012.

(Proposal 3)

APPROVAL OF THE SAKS INCORPORATED AMENDED AND RESTATED 2009 LONG-TERM INCENTIVE PLAN

You are being asked to approve an amendment and restatement of the Saks Incorporated 2009 Long-Term Incentive Plan (the “Amended Plan”). Our Board of Directors has adopted the Amended Plan, subject to shareholder approval at the Annual Meeting. If the shareholders approve the Amended Plan, it will be effective as of the date of the Annual Meeting.

Background

As of March 31, 2013,

•	there were only 687,712 shares available for future awards under the Saks Incorporated 2009 Long-Term Incentive Plan (the “Original Plan”); and
•

total awards with respect to 6,404,385 shares were outstanding, including 1,422,565 options with a weighted average exercise price of $14.13 and a weighted average remaining term of 1.69 years and 4,981,820 full-value awards were outstanding under all of our plans.

If the Amended Plan is approved by our shareholders, we will increase the number of shares available for grant under the Amended Plan by 9,500,000 and, as of the effective date of the Amended Plan, will have a total of 10,187,712 shares available for future grants under the Amended Plan, reduced by one share for each share subject to an award granted after March 31, 2013.

Summary of Material Changes

The Original Plan was approved by our shareholders at our 2009 Annual Meeting of Shareholders. The material changes proposed to the Amended Plan are the following:

•	increases the number of shares available for awards under the Amended Plan by 9,500,000;
•	provides for a term that expires on the tenth anniversary of shareholder approval;
•	includes a dollar limitation on awards that may be made to outside directors during any calendar year;
•

provides for a 30-day extension of the period of time to exercise a non-qualified stock option or a stock appreciation right if the last day to exercise such award occurs during a blackout or lockup period or when otherwise prohibited by law;

•	clarifies that dividends or dividend equivalents on performance-based awards will only be paid if the performance criteria is satisfied;
•	clarifies that dividends and dividend equivalents will not be paid on stock options or stock appreciation rights;
•	makes certain other certain technical changes to further enhance our ability to comply with Section 162(m) of the Internal Revenue Code; and
•	eliminates our ability to make loans permitted by law to employees or consultants, a right which we never exercised.

Other than the changes highlighted above, there are no material changes to the Original Plan. These changes are recommended after a review of best practices, including input from Frederic W. Cook & Co., Inc., the HRCC’s independent compensation consultant.

Why the Board Believes the Amended Plan is in the Best Interest of Shareholders and Recommends a Vote in Favor of the Amended Plan

For the reasons highlighted below, our Board has determined that the Amended Plan is in our best interest and in the best interest of our shareholders and is asking our shareholders to approve the Amended Plan.

•

Equity Incentive is a Critical Component of Compensation.   As discussed on pages 36-37 this proxy statement, our Board of Directors believes that equity-based compensation is a critical component of our compensation program that aligns the interests of our employees with our shareholders and is essential to our long term success;

•

Additional Shares Are Currently Needed.   As of March 31, 2013, only 687,712 shares were available for future grant under the Original Plan. If the Amended Plan is not approved, we will not have sufficient shares to continue to grant equity-based compensation to further align the interests of our employees with our shareholders. For more information concerning our history of equity grants, please refer to Note 10: Stock Based Compensation to our audited financial statements that are included in our Form 10-K for the year ended February 2, 2013;

•

Number of Additional Shares Requested is Reasonable.   For the last four fiscal years that we have been operating under the Original Plan, the number of shares that have been granted by the HRCC has ranged from 1.2 million shares to 3.5 million shares. The variance in the number of shares is influenced by a number of factors including, but not limited to, (1) the share price at the time of grant; (2) competitive practices in equity compensation; and (3) competitive pressures in the marketplace. We believe that our prior range of equity grants is the best indicator of the level of future equity grants. Our Board reviewed the history of prior grants under the Original Plan, together with an estimate of future share grants and is requesting that 9,500,000 shares be added to the share reserve, which we anticipate will provide a sufficient share reserve to last several years; and

•	Plan Conforms to Best Practices. We designed the Original Plan and the Amended Plan to conform with existing best practices in equity incentive plans. In particular, the Amended Plan
¡	has a fixed term of 10 years from the date of shareholder approval;
¡	prohibits the ability to pay dividends or dividend equivalents on performance-based awards until performance goals have been satisfied;
¡	prohibits dividends or dividend equivalents on stock options and stock appreciation rights;
¡	prohibits repricing of awards without shareholder approval; and
¡	restricts transfers of awards during a participant’s lifetime.

Summary of the Amended Plan

The following is a summary of the Amended Plan. This summary is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Attachment A.

Overview

General.   The Amended Plan is designed to assist us in attracting, retaining, and motivating participants and to encourage participants to drive sustainable global profitable growth and our future development by encouraging alignment with the long term goal of our shareholders through grants of equity and equity-based incentive awards.

The Amended Plan is an omnibus plan that provides for a variety of types of awards to maintain flexibility. The Amended Plan will permit the granting of, among other things (collectively, the “Awards”):

•	non-qualified stock options (“NQSOs”);
•	incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”);
•	performance awards;
•	deferred stock awards; and
•	other stock-based awards.

The Amended Plan is designed to meet the requirements for deductibility under Section 162(m) of the Code for Awards that are intended to qualify as “qualified performance-based compensation” under that provision of the Code.

Eligible Participants.   Any employee, director, officer, adviser, or consultant of Saks or our subsidiaries is eligible to be designated by the Human Resources and Compensation Committee of the Board of Directors (the “HRCC”) as a participant in the Amended Plan, provided that bona fide services are rendered by such consultants and advisers, and that such services are not in connection with the offer and sale of stock in a capital-raising transaction and do not directly or indirectly promote or maintain a market for our stock. As of March 31, 2013, approximately 818 persons were eligible to become a participant.

Administration.   The Amended Plan will be administered by the HRCC or such other committee designated by the Board of Directors to administer the Amended Plan, provided that the members of such other committee (which will be two or more members of the Board of Directors) will each be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, an “independent director” for purposes of applicable stock exchange or interdealer quotation system rules, and an “outside director” for purposes of Section 162(m) of the Code and regulations pursuant thereto.

Except as otherwise provided in the Amended Plan, the HRCC has authority to select recipients of Awards, determine the types, amounts, terms and conditions of such Awards, adopt, alter and repeal administrative rules, guidelines and practices governing the Amended Plan and make all determinations necessary or advisable for the administration of the Amended Plan. The HRCC has the power to accelerate the time at which an Award vests or when it may first be exercised, except to the extent such acceleration would result in an additional tax under Section 409A of the Code. The HRCC may (within the limitations of the Amended Plan) modify outstanding Awards or accept the cancellation of outstanding Awards in exchange for the granting of substitute Awards; however, except for certain adjustments under the Amended Plan, no modification of an Award will, without the consent of the participant, materially adversely alter or impair any rights or obligations under any Award previously granted under the Amended Plan without the affected participant’s consent.

Share Reserve.   Subject to certain provisions of the Amended Plan, as of the effective date of the Amended Plan, the maximum number of shares available for grant under the Amended Plan is 10,187,712, reduced by one share for each share subject to an award granted after March 31, 2013. All shares subject to Awards under the Amended Plan will be counted against this numerical limit as one share for every one share subject to such Award. Shares covered by a stock option and related tandem SAR will be counted as if only the stock option were granted.

Source of Shares.   The shares available for Awards under the Amended Plan may consist of authorized and unissued shares or treasury shares or any combination thereof as determined by the

HRCC. Any shares subject to a stock option or SAR granted or awarded under the Amended Plan or granted or awarded under the Saks Incorporated 2004 Long-Term Incentive Plan (the “2004 Incentive Plan”) which for any reason after March 31, 2013 expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an Award under the Amended Plan or under the 2004 Incentive Plan after March 31, 2013 is settled in cash or otherwise, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for grant under the Amended Plan and, with respect to awards made under the 2004 Incentive Plan, such shares will be added to the share reserve for purposes of determining the maximum number of shares available for grant under the Amended Plan. Shares tendered or withheld to pay the exercise price of a stock option, SAR or other award under the Amended Plan or stock option, SAR or other award under the 2004 Incentive Plan after March 31, 2013, and shares tendered or withheld to satisfy tax withholding obligations under the Plan or the 2004 Incentive Plan after March 31, 2013, will become available for future grant under the Amended Plan and will be added to the share reserve for purposes of determining the maximum number of shares available for grant under the Amended Plan. Subject to the requirements of any stock exchange or quotation system on which the shares are listed, shares available for grant under a shareholder-approved plan of a company acquired by us (as adjusted to reflect the transaction) may be available for grant under Awards and will be added to the share reserve for purposes of determining the maximum number of shares available for grant under the Amended Plan. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by us (“Substitute Awards”) will not reduce the maximum number of shares available for grant under the Amended Plan, but will be available for grant under the Amended Plan by virtue of our assumption of the plan or arrangement of the acquired company. No Awards may be granted following the end of the term of the Amended Plan.

Section 162(m) Limits on Incentive Plan Awards.   No more than 2,000,000 shares may be issued to any employee during any 12-month period pursuant to grants of ISOs, NQSOs or SARs, and no more than 1,000,000 shares may be granted to any employee during any 12-month period pursuant to grants of restricted stock, RSUs, performance awards, deferred stock awards, or other stock-based Awards that are subject to the attainment of performance criteria to protect against the loss of deductibility under Section 162(m) of the Code. With respect to Awards denominated in cash (including performance awards), the maximum aggregate payout to any employee during any 12-month period will not exceed $5,000,000.

Limitation on Outside Director Awards.   The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any single calendar year shall not exceed $350,000.

Limitation on ISO Grants.   10,187,712 shares of common stock, reduced by one share for each share subject to an award granted after March 31, 2013, may be issued pursuant to stock options intended to qualify as ISOs.

No Repricing.   Except in connection with a Change of Control (as defined below) or in the event of a change in the outstanding shares of common stock, the HRCC may not lower the exercise price of a stock option or SAR, cancel a stock option or SAR in exchange for a stock option or SAR with a lower exercise price, or in exchange for cash or another Award under the Amended Plan, without the approval of our shareholders.

Clawback Provision.   The HRCC may provide in an Award agreement, upon such terms as the HRCC determines, that an Award may be cancelled or the participant may forfeit and pay to us any gain realized from the Award if a participant, without our consent, while still engaged in service with us or after the participant’s termination of service, violates a non-competition, non-solicitation, or non-disclosure agreement or otherwise engages in activity adverse to our interests, including fraud or conduct contributing to financial restatements or irregularities.

Conversion of Director Fees.   The Board of Directors may permit a director who is not an employee to receive all or a portion of his or her fees in the form of a stock option, stock appreciation right, restricted stock, restricted stock units, performance units or performance shares, deferred stock or other stock-based award, subject to such terms and conditions as the Board of Directors decides in its sole discretion.

Types of Awards

The Amended Plan provides a variety of equity and equity-based Awards to preserve flexibility. The types of Awards that may be issued under the Amended Plan are described below.

Stock Options.   Stock options granted under the Amended Plan may be either NQSOs or ISOs. Only employees of Saks or its subsidiaries may receive ISOs. The terms and conditions of each stock option granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement. Except for Substitute Awards, the exercise price of any stock option may not be less (and may not be reduced to less) than the fair market value (or in the case of certain ISOs, 110 percent of the fair market value) of our common stock on the date the stock option is granted. The HRCC may permit the payment of the exercise price to be made by cash, tender of previously acquired common stock, withholding shares of common stock, any combination of the foregoing, or any other form of legal consideration provided for under the terms of the stock option agreement. Upon exercise of the option and full payment for the shares of common stock acquired upon exercise, the participant will have the rights of a shareholder.

The aggregate fair market value (determined as of the date of grant) of the shares of common stock subject to ISOs that are exercisable by any participant for the first time in any calendar year may not be in excess of $100,000. Any stock options exercised by a participant in a calendar year that exceed this limit will be treated as NQSOs. Each stock option grant may state any conditions which must be satisfied before all or a portion of the option may be exercised, including the completion of a period of service or satisfaction of certain performance goals. The term of a stock option will be determined by the HRCC and specified in the stock option agreement, provided that no stock options will be exercisable later than 10 years (or, in the case of certain ISOs, 5 years) after the date of the grant; provided, however that in the case of NQSOs, if the last day on which an option may be exercised falls within a blackout or lock-up period or other date on which the exercise would be prohibited by law, the time during which the NQSO may be exercised shall be extended until the 30th day following the conclusion of the blackout, lock-up period or legal requirement, as applicable. All terms relating to exercise, cancellation, or other disposition of a stock option upon the termination of a participant’s service for any reason (including disability, retirement, death, or any other reason) will be determined by the HRCC at the time of grant or thereafter by amendment.

Stock Appreciation Rights.   An SAR entitles the participant to increases in the fair market value of shares of common stock. SARs entitle a participant to receive upon exercise an amount equal to all or a portion of the excess of: (i) the fair market value of a specified number of shares of common stock at the time of exercise over (ii) a specified price, which may not be less than 100% of the fair market value of an equal number of shares of common stock at the time the SAR is granted (except for Substitute Awards or in the event of a change in the outstanding shares of common stock). The terms and conditions of each SAR granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement. A SAR may be granted in tandem with a stock option; provided that in such event the SARs will be subject to the same terms and conditions as apply to the underlying stock option to which they relate. The term of a SAR will be determined by the HRCC and specified in the SAR agreement, provided that no SAR will be exercisable later than 10 years after the date of the grant; provided, however that if the last day on which an SAR may be exercised falls within a blackout or lock-up period or other date on which the exercise would be prohibited by law, the time during which the SAR may be exercised shall be extended until the 30th day following the conclusion of the blackout, lock-up period or legal requirement, as applicable. All terms relating to exercise, cancellation, or other disposition of an SAR upon the termination of a participant’s service for any reason (including disability, retirement, death, or any other reason) will be determined by the HRCC at the time of grant or thereafter by amendment.

Restricted Stock Awards.   Restricted stock consists of shares of common stock issued to the participant and restricted against transfer and subject to a substantial risk of forfeiture until the restricted stock vests. The terms and conditions of restricted stock granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement. Vesting requirements may also be based on the attainment of specified business performance goals established by the HRCC. The HRCC may in its discretion provide for the lapse of restrictions immediately or in installments. Restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as provided otherwise in the HRCC’s discretion or under the terms of a specific grant of restricted stock. All terms relating to the expiration, lapse, or removal of restrictions of restricted stock upon the termination of a participant’s service for any reason (including disability, retirement, death, or any other reason) will be determined by the HRCC at the time of grant or thereafter by amendment. Except as otherwise provided under the terms of a restricted stock award, a participant has all the rights of a shareholder during the vesting period, except for the right to receive dividends with respect to the restricted stock, which right will be at the sole discretion of the HRCC; provided, however that a Restricted Stock Award that is conditioned upon the achievement of performance goals, the participant shall have all the rights of a shareholder during the performance period, except for the right to receive dividends with respect to the restricted shares, which right shall be at the sole discretion of the HRCC and shall, if granted provide that such dividends shall be accumulated subject to, and until, the performance goals have been satisfied.

Restricted Stock Units.   An RSU is a unit of one or more shares of common stock that are not issued until the vesting conditions are satisfied. The terms and conditions of each RSU granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the HRCC. The HRCC may, in its discretion, accelerate the vesting of RSUs. RSUs may be settled in cash or in shares of common stock. All terms relating to the expiration, lapse, or removal of restrictions of an RSU upon the termination of a participant’s service for any reason (including disability, retirement, death, or any other reason) will be determined by the HRCC at the time of grant or thereafter by amendment. Except as otherwise provided in an RSU award agreement, until the shares of common stock are issued, no right to vote or any other rights as a shareholder shall exist with respect to the units to acquire shares of common stock, except for the right to receive dividend equivalents with respect to the RSUs, which right shall be at the sole discretion of the Committee and shall, if granted provide that any dividends equivalents with respect to an RSU that is conditioned upon the achievement of performance goals shall be accumulated subject to, and until, the performance goals have been satisfied.

Performance Awards.   Performance awards may be made by reference to “Performance Units”, “Performance Shares,” or “Performance Cash” and may be awarded upon the achievement of certain performance-based goals (“Performance Goals”). The terms and conditions of each performance award granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement.

If the HRCC wishes to grant performance awards under the Amended Plan that qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the Amended Plan requires that the performance awards be granted or contingent on the attainment of Performance Goals for a performance period, that Performance Goals be established in writing prior to or within 90 days of the beginning of such performance period, and not later than after 25% of the performance period has elapsed, and that the Performance Goals otherwise comply with Section 162(m). For other performance awards, Performance Goals must be established before the end of the performance period. The HRCC has the power to impose other restrictions on performance awards intended to qualify as “qualified performance-based compensation” under Section 162(m) as it may deem necessary or appropriate. With respect to any Performance Goal, the HRCC may exclude charges related to an event or occurrence which the HRCC determines should appropriately be excluded, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Saks, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (c) litigation or claim judgments or settlements or (d) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. It is intended that the Performance Goals with respect to qualified performance-based compensation shall satisfy the requirements for an objective compensation formula under Section 162(m) and that Performance Goals with respect to performance-based compensation should be construed in accordance with this intention. Except as otherwise provided in a Performance Share agreement, the participant shall have all the rights of a shareholder during the performance period, except for the right to receive dividends or dividend equivalents with respect to the Performance Shares, which right shall be at the sole discretion of the Committee and shall, if granted provide that such dividends or dividend equivalents shall be accumulated subject to, and until, the Performance Goals have been satisfied.

The HRCC may establish Performance Goals applicable to performance awards based on one or more of the following factors set forth below:

•	net or gross sales;
•	free cash flow;
•	revenue;
•	comparable store sales;
•	gross margin;
•	working capital;
•	earnings or book value per share;
•	operating earnings;
•	earnings before interest and taxes;
•	earnings before interest, taxes, depreciation and amortization or a percentage thereof;
•	operating profits;
•	net income;
•	total shareholder return;
•	return on assets, equity, capital or investment;
•	cash flow and cash flow return on investment;
•	economic value added and economic profit;
•	growth in earnings per share;
•	debt to equity ratio;
•	market share;
•	price per share of common stock;
•	market value added;
•	earnings from continuing operations;
•	net worth;
•	turnover in inventory;
•	expense control within budgets;
•	levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein;
•	new unit growth;

•	implementation of critical projects and processes;
•	or such similar objectively determinable financial or other measures as may be adopted by the HRCC.

These factors may relate to us, our subsidiaries, or one or more of our divisions or units or departments, or a combination of the foregoing and may be applied on an absolute or relative basis, and will be calculated in accordance with our financial statements or generally accepted accounting principles, on an operating basis, or under a methodology previously established by the HRCC that is consistently applied and identified. The HRCC may modify these criteria to the extent it considers in good faith such modifications necessary. All terms relating to the vesting and payment, or the forfeiture, of a performance award upon the termination of a participant’s service for any reason (including disability, retirement, death, or any other reason) will be determined by the HRCC at the time of grant or thereafter by amendment.

Deferred Stock Awards.   Deferred stock awards entitle participants to future payments of shares of common stock upon the expiration of a specified period of time (the “Deferral Period”) and satisfaction of certain conditions during the Deferral Period. The terms and conditions of each deferred stock award granted under the Amended Plan will be specified by the HRCC and set forth in a written agreement. After expiration of the Deferral Period and satisfaction of any other applicable conditions or limitations, the deferred stock award will vest in accordance with its terms. A participant will not be considered a shareholder with respect to any shares subject to a deferred stock award until such shares vest and are issued to the participant according to the terms of the deferred stock award. The HRCC may condition the vesting of deferred stock awards upon the satisfaction of performance-based goals in accordance with Section 162(m). No dividends or dividend equivalents will be paid (but may be accumulated) on deferred stock awards until the Deferral Period has concluded.

Other Stock-Based Awards.   The HRCC is authorized to make other stock Awards or Awards based on, or settled in, common stock, which may be subject to other terms and conditions that may vary from time to time and among participants, as the HRCC in its discretion may determine. To the extent other stock-based awards are conditioned on the achievement of Performance Goals, any dividends or dividend equivalents relating to such awards may be accumulated but will only be paid upon satisfaction of the applicable Performance Goals.

Effect of Change of Control

Awards under the Amended Plan generally (except as otherwise provided in an agreement between the participant and us or any subsidiary or by a severance plan or other plan maintained by us or any subsidiary) are subject to special provisions upon the occurrence of a “Change of Control” (as defined in the Amended Plan) with respect to us, if so determined by the HRCC at or after the time of the grant of an Award.

In the event of a Change of Control in which our shareholders receive registered shares of common stock of an acquiring entity (the “Acquirer”): (i) all shares of common stock subject to Awards under the Amended Plan will be substituted with a number of shares of common stock of the Acquirer into which each share of common stock is converted pursuant to the Change of Control (the option price of any stock options, and the specified base price of any SAR, being properly adjusted by the Board or HRCC in compliance with Section 409A of the Code) and the Awards will continue as outstanding Awards under the Amended Plan, (ii) if the Acquirer establishes performance goals for outstanding performance awards that are comparable in all material respects to the Performance Goals established by the HRCC (“Comparable Goals”), then the outstanding performance awards will continue under the Amended Plan with the Comparable Goals substituted for the Performance Goals, and (iii) if the Acquirer fails to establish Comparable Goals for outstanding performance awards, then the Performance Goals for the performance awards will lapse and the performance awards will continue as outstanding performance awards under the Amended Plan at the 100% target performance level, subject only to any non-performance goal restrictions and deferral limitations applicable to such awards established by the HRCC (the “Modified Awards”).

In the event that the Change of Control occurs (except for a Change of Control as described below) and the service of a participant is terminated within two years after the Change of Control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and in the case of an adviser or consultant, as provided under the terms of the participant’s Award, and in the case of a director, under all circumstances, the following acceleration and valuation provisions will apply (the date of such termination of service is referred to as the “Date of Termination”): (i): any stock options and SARs not previously exercisable and vested will become fully exercisable and vested and, if the remaining term of such stock option or SAR will end less than three years after the Date of Termination, such term will be extended to the earliest of: (A) three years after the Date of Termination, or (B) the latest date when the stock option or SAR could expire under its original terms, or (C) the tenth anniversary of the original date of grant of the stock option or SAR, (ii) any restrictions and deferral limitations applicable to any outstanding and non-vested restricted stock, RSU, deferred stock award, or other stock-based Award will lapse and such Awards will be fully vested, and (iii) any restrictions and deferral limitations applicable to any outstanding performance award or other Awards conditioned upon the achievement of Performance Goals will lapse and such Awards will be vested at the 100% target performance level, except that any such Award must be multiplied by a fraction that is the number of days in the applicable performance period that had elapsed before the Date of Termination over the total number of days in the performance period (except as otherwise set forth in the terms of the performance award agreement).

In the event that the Change of Control results from a transaction where our shareholders receive consideration other than registered shares of common stock of the Acquirer: (i) any stock options and SARs not previously exercisable and vested will become fully exercisable and vested, (ii) any restrictions and deferral limitations applicable to any non-vested restricted stock, RSU, deferred stock award or other stock-based Award will lapse and such Awards will be fully vested, (iii) any restrictions and deferral limitations applicable to any outstanding performance award or other Award conditioned upon the achievement of Performance Goals will lapse and such Awards will be vested at the 100% target performance level, except that any such Award must be multiplied by a fraction that is the number of days in the applicable performance period that had elapsed before the Change of Control over the total number of days in the performance period (except as otherwise set forth in the terms of the performance award), and (iv) the value of all outstanding stock options, SARs, restricted stock, RSUs, performance awards, deferred stock awards and other stock-based Awards shall, unless otherwise determined by the Board or the HRCC in its sole discretion at or after the grant or award of such Award but prior to such Change of Control, be cashed out on the date of such Change of Control to the extent the Award is vested on the basis of the fair market value of the shares of Common Stock subject to the Award or, in the case of performance awards and other Awards conditioned upon the achievement of Performance Goals, award value, as the case may be, as of the date of such Change of Control, subject to compliance with Code Section 409A.

Limited Transferability

No Award under the Amended Plan will be assignable or transferable by the participant except by will, by the laws of descent and distribution and by such other means as the HRCC may approve from time to time. During a participant’s lifetime, only the participant may exercise an Award. Notwithstanding the preceding, the participant, with the approval of the HRCC, may transfer a NQSO or SAR for no consideration to or for the benefit of the participant’s Immediate Family (defined below) (including, without limitation, to a trust for the benefit of the participant’s Immediate Family or to a partnership or limited liability company for one or more members of the participant’s Immediate Family), subject to such limits as the HRCC may establish, and the transferee will remain subject to all the terms and conditions applicable to the NQSO or SAR.

For purposes of the Amended Plan, the term “Immediate Family” means the participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, will also include the participant).

Adjustments for Corporate Changes

In the event of any change in the outstanding shares of common stock, by reason of a stock dividend, extraordinary cash dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares, partial or complete liquidation of us, or other change in corporate structure affecting the common stock and not involving the receipt of consideration by us, the HRCC or the Board will make appropriate adjustments in (a) the aggregate number of shares of common stock available for grant under the Amended Plan and covered by all outstanding Awards under the Amended Plan, (b) the exercise or other applicable price related to outstanding Awards or grants and (c) the appropriate fair market value and other price determinations relevant to outstanding Awards or grants and will make such other adjustments as may be appropriate under the circumstances; provided, the number of shares subject to any Award or grant always will be a whole number.

Term, Amendment and Termination

The Amended Plan will have a term expiring on the tenth anniversary of the date on which shareholders approve the Amended Plan. The Board may terminate, modify or amend the Amended Plan or any portion thereof at any time and the HRCC may amend the Plan to the extent provided in the Amended Plan, without approval of the shareholders, except that any such termination, modification or amendment shall be subject to the approval of the shareholders if

•	such action would increase the number of shares of Common Stock subject to the Amended Plan;
•	such action results in the “repricing” (as described above) of any Stock Option or SAR; or
•	shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

No termination, modification or amendment of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

Tax Treatment of Awards

The following discussion of the United States federal income tax implications of Awards under the Amended Plan is based on the provisions of the Code (and any relevant rulings and regulations issued under the Code) as of the date of this Proxy Statement.

Non-Qualified Stock Options.   A NQSO results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the shares of common stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee’s basis in such shares of common stock is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares of common stock will be a long-term or short-term gain (or loss), depending upon the holding period of the shares of common stock.

Incentive Stock Options.   An ISO results in no taxable ordinary income to the optionee or deduction to us at the time the ISO is granted or exercised. However, the excess of the fair market value of the shares of common stock acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the shares of common stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares of common stock is treated as a long-term capital gain. If the shares of common stock are disposed of during this period (i.e., a “disqualifying disposition”), however, then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares of common stock received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares of common stock acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights.   Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If upon exercise of the SAR, the recipient receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If the recipient receives the appreciation inherent in the SAR in shares of common stock, the spread between the then current fair market value of the shares of common stock and the base price will be taxed as ordinary income to the recipient at the time the shares are received. In general, there will be no federal income tax deduction allowed to us upon the grant of a SAR. However, upon the exercise of the SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock.   A participant who receives an Award of restricted stock does not generally recognize taxable income at the time of the grant of the Award. Instead, the participant recognizes ordinary income in those taxable years as and when his or her interest in the shares vests, that is, becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income with respect to each such taxable year is equal to the fair market value of the shares that vest with respect to that taxable year less the cash, if any, paid for the shares. A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the Award. We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the Award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards.   The amount of cash paid (or the fair market value of the shares of common stock issued) to settle RSUs and performance awards is generally subject to ordinary income tax. In each such case, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).   As described above, Awards granted under the Amended Plan may qualify as “qualified performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by us with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) employed at the end of the fiscal year. To qualify for this exception, stock options and other Awards must be granted under the Amended Plan by a committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) and satisfy the Amended Plan’s applicable limit on the amount that may be awarded to any one participant during any performance period. In addition, for Awards other than stock options and SARs to qualify as “qualified performance-based compensation,” the issuance or vesting of the Award, as the case may be, must be contingent upon satisfying one or more of the performance criteria listed in the Amended Plan, and in the above description of “Performance Awards,” as established and certified by a committee consisting solely of two or more “outside directors.”

Section 409A.   The Amended Plan has been designed so that Awards thereunder either are not subject to the deferred compensation rules of Section 409A or, if subject to Section 409A, are compliant with Section 409A. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20 percent tax and interest charge to the participant. These potential penalties on the participant could reduce the value of grants subject to Section 409A and adversely affect our ability to achieve the Amended Plan’s purposes.

Incentive Plan Benefits

Future benefits under the Amended Plan are not currently determinable. The HRCC has discretionary authority to grant Awards pursuant to the Amended Plan and there is no provision for automatic grants.

Approval by Shareholders

In order to satisfy the rules of the NYSE, the Amended Plan must be approved by a majority of the votes cast on the proposal, and the total votes cast on the proposal must represent over 50% of the shares of common stock entitled to vote on the proposal.

Equity Compensation Plan Information

The following table provides equity compensation plan information for all plans approved and not approved by the Company’s shareholders, as of February 2, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (1) (c)
Equity compensation plans approved by security holders	1,420,145	$ 14.19	1,000,346
Equity compensation plans not approved by security holders (2)	8,609	$ 5.42	-
Total	1,428,754	$ 14.14	1,000,346

(1)

This amount represents shares of common stock available for issuance under the 2009 Long-Term Incentive Plan. Awards available for grant under the 2009 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, performance shares, and other forms of equity awards.

(2)

On April 9, 1997, the Board approved the Company’s 1997 Stock-Based Incentive Plan (the “1997 Plan”) to assist in attracting, retaining, and motivating associates and directors. The exercise price for all outstanding options awarded under the 1997 Plan equals the fair market value of the common stock on the date of grant. Most options vest in four installments over four years and expire after 10 years. Unvested options generally are forfeited if employment is terminated. In the event of a change in control or a potential change in control, the Board of Directors may accelerate awards under the 1997 Plan or provide that such awards be cashed out in connection with the transaction. As of February 2, 2013, under the 1997 Plan, there were (i) options outstanding to purchase 8,609 shares, (ii) 6,000 shares of restricted stock outstanding, and (iii) no shares remaining available for issuance.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote FOR the approval of the Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest Transactions During 2012

Except as disclosed under “Executive Compensation” and as set forth below, there were no significant transactions or business relationships in which we were a participant and in which any of our executive officers, directors, director nominees or significant shareholders had a material interest that would require disclosure under applicable SEC regulations and no other transactions requiring such disclosure are anticipated during 2013.

We are a party to a Consulting and License Agreement (as amended, the “License Agreement”) with two entities (the “Licensees”), which are controlled by the Slim family, an owner of more than 5% of our common stock. See “Stock Ownership of Certain Beneficial Owners and Management.” Under the License Agreement, the Licensees have the right to use “Saks Fifth Avenue” and related trademarks with respect to two retail locations in Mexico City, Mexico to be operated by the Licensees using the same standard of quality embodied by our flagship Saks Fifth Avenue store in New York. The License Agreement gives the Licensees the right, after their initial Location (as defined in the License Agreement) achieves annual sales of $50 million, subject to our approval in our sole discretion and the satisfaction of other conditions, to open additional “Saks Fifth Avenue” retail locations in Mexico. The License Agreement has an initial term of 15 years, and the Licensees have an option to extend the term for an additional 10 years. We have approval rights over all material aspects of the operation of retail locations covered by the License Agreement. Under the License Agreement, the Licensees pay us an annual $500,000 license fee (which is subject to a Consumer Price Index adjustment during the renewal term) in the aggregate for the first two locations, a percentage of net sales over a base amount (which in the case of the first two locations is calculated on an aggregate basis) and consulting fees.

Policy Regarding Related-Person Transactions

We may occasionally enter into transactions with “related-persons.” Related-persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our common stock and immediate family members of these persons. Transactions involving amounts in excess of $120,000 and in which the related-person has a direct or indirect material interest are considered “related-person transactions.” Each related-person transaction must be approved or ratified by the Audit Committee in accordance with our written Related-Person Transaction Policy or, if the Audit Committee determines that the approval or ratification of such related-person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members. Our Related-Person Transaction Policy is available at www.saksincorporated.com.

In accordance with our Related-Person Transaction Policy, the Audit Committee considers all relevant factors when determining whether to approve a related-person transaction including, without limitation, the following:

•	the nature and extent of the Company’s participation in the transaction;

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction involves a conflict of interest or the appearance of a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our directors, executive officers and greater than 10% shareholders to file reports of ownership and changes in ownership of our common stock on Forms 3, 4 and 5 with the SEC, with us and with the NYSE.

Based upon a review of reports filed during or with respect to 2012 and written representations by directors and executive officers that no other reports were required to be filed, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2012.

SHAREHOLDERS’ PROPOSALS OR NOMINATIONS FOR 2014 ANNUAL MEETING

Submission of Shareholder Proposal for 2014 Annual Meeting

If you wish to submit a proposal to be included in our proxy statement that will be sent to shareholders in connection with the Company’s 2014 annual meeting of shareholders, you must be an eligible shareholder and your proposal must be received by the Company’s Corporate Secretary at 12 East 49th Street, New York, New York 10017 on or before December 27, 2013.

In addition, our Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at the 2014 annual meeting, the shareholder must give the Company timely notice thereof to the Corporate Secretary at its corporate headquarters at 12 East 49th Street, New York, New York 10017. In order to be timely, the notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2013 Annual Meeting. The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2014 annual meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2014 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2014 annual meeting or (ii) if the first public announcement of the date of the 2014 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which public announcement of the date of the 2014 annual meeting is first made by the Company. In the event that a shareholder proposal intended to be presented for action at an annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for 2012, including the financial statements and schedules and a list of all exhibits will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Saks Incorporated, Attention: Investor Relations, 12 East 49th Street, New York, New York 10017. Exhibits to the Forms 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov or on our website at www.saksincorporated.com.

ATTACHMENT A

SAKS INCORPORATED

AMENDED AND RESTATED

2009 LONG-TERM INCENTIVE PLAN

Section 1.          Purpose. The Saks Incorporated Amended and Restated 2009 Long-Term Incentive Plan (the “Plan”) has been established by Saks Incorporated, a Tennessee corporation (the “Company”), as amended and restated as of June 5, 2013, to assist the Company in attracting, retaining and motivating employees, officers, directors, consultants, and advisers. The Plan is designed to encourage employees, officers, directors, consultants, and advisers to drive sustainable global profitable growth and the future development of the Company by encouraging alignment with the long term goals of the Company’s shareholders through grants of equity incentive awards.

Section 2.          Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1          “Board” means the Board of Directors of the Company.

2.2          “Change of Control” means the occurrence of any of the following:

 (i)         Any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

 (ii)         As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, is held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

 (iii)        During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.3          “Code” means the Internal Revenue Code of 1986, as amended.

2.4          “Committee” shall have the meaning provided in Section 3 of the Plan.

2.5          “Common Stock” means the common stock, $0.10 par value, of the Company.

2.6          “Continuous Service” means that the Participant’s service with the Company or any Subsidiary pursuant to the applicable agreement, contract or arrangement between the parties, whether as an employee, officer, director, adviser or consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, adviser or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s

Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Committee, including sick leave, military leave or any other personal leave.

2.7          “Deferred Stock Award” means an award of shares of Common Stock pursuant to Section 11.

2.8          “Effective Date” shall have the meaning provided in Section 27 of the Plan.

2.9          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10        “Fair Market Value” means the closing price for the Common Stock as quoted on the New York Stock Exchange (“NYSE”) on the trading day for which the determination is being made or, if no reported sale takes place on such day, the closing price for the Common Stock as quoted on the NYSE on the most recent trading date prior to such date, or if the Common Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day for which the determination is being made in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

2.11        “Immediate Family” shall have the meaning provided in Section 21 of the Plan.

2.12        “Incentive Stock Option” means a stock option granted under the Plan which is intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13        “Non-Qualified Stock Option” means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.

2.14        “Other Stock-Based Award” means awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Awards and Deferred Stock Awards) denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock and granted pursuant to Section 12.

2.15        “Outside Director” means a member of the Board who is not employed by the Company or any Subsidiary.

2.16        “Participant” shall mean any employee, director or officer of, or adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

2.17        “Performance Award” means an award made pursuant to Section 10, including awards of Performance Units, Performance Shares and Performance Cash.

2.18        “Performance Criteria” means the performance criteria described in Section 10.1 which are the basis for Performance Goals.

2.19        “Performance Goal” means the performance goal or goals applicable to a Performance Award pursuant to Section 10.1 as determined by the Committee.

2.20        “Performance Period” means a period of time, as may be determined in the discretion of the Committee, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an award.

2.21        “Performance Cash” means any cash incentives granted pursuant to Section 10 payable to the Participant upon the achievement of such performance goals as the Committee may establish.

2.22        “Performance Shares” means any grant pursuant to Section 10 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon the achievement of such performance goals as the Committee may establish.

2.23        “Performance Units” means any grant pursuant to Section 10 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon the achievement of such performance goals as the Committee may establish.

2.24        “Restricted Stock Award” means an award of shares of Common Stock pursuant to Section 8.

2.25        “Restricted Stock Unit” means an award of units pursuant to Section 9.

2.26        “Stock Appreciation Right” means an award made pursuant to Section 7.

2.27        “Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

2.28        “Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.29        “Substitute Awards” means Plan awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company.

2.30        “Term of the Plan” means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 24 and (ii) the day before the tenth anniversary of the date on which the shareholders approved this Amended and Restated 2009 Long-Term Incentive Plan.

2.31        “2004 Plan” means the Company’s 2004 Long-Term Incentive Plan, as amended.

Section 3.           Administration. The Plan shall be administered by the Human Resources and Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time for the purpose of administering this Plan; provided, however, that such committee shall consist of two or more members of the Board, each of whom shall qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Exchange Act and as an “independent director” under applicable stock exchange or interdealer quotation system rules, and also qualify as an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto. For purposes of the Plan, the committee described in the preceding sentence shall be referred to as the “Committee”. The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Restricted Stock Units, (5) Performance Awards, (6) Deferred Stock Awards, (7) Other Stock-Based Awards, or (8) any combination of the foregoing.

The Committee shall have authority in its discretion to interpret the provisions of the Plan and all awards granted thereunder and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; to determine the time when the awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

The Committee also shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with foreign, federal, state or local law. Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to and in accordance with applicable law and the rules of any stock exchange or quotation system on which the shares of Common Stock are listed, the Committee may delegate to designated officers or other employees of the Company any of its duties under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that no such delegation may permit executive officers of the Company to make, cancel or suspend awards to executive officers or directors of the Company. Notwithstanding the foregoing, in no event may the Committee delegate authority to any person to take any action which would contravene the requirements of Rule 16b-3 of the Exchange Act, the requirements of Section 162(m) of the Code, or the requirements of applicable state law.

                Section 4.           Common Stock Subject to the Plan.

4.1          Share Reserve. Subject to the following provisions of this Section 4 and to such adjustment as may be made pursuant to Section 23, as of the date on which shareholders approve this Plan, the maximum number of shares available for grant under the Plan shall be equal to 10,187,712 shares of Common Stock, minus any shares subject to awards granted after March 31, 2013. All shares subject to awards under the Plan shall be counted against the numerical limit of this Section 4.1 as one share for every one share subject thereto or payable pursuant thereto, it being understood that shares covered by a Stock Option and related tandem Stock Appreciation Right shall be counted as if only the Stock Option were granted. Dividend equivalents paid with respect to awards and reinvested in shares of Common Stock shall not be counted against the numerical limit of this Section 4.1. During the terms of the awards under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such awards.

4.2          Source of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Any shares subject to a Stock Option or right granted or awarded under the Plan or stock option or right granted or awarded under the 2004 Plan which for any reason after March 31, 2013 expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an award under the Plan or under the 2004 Plan after March 31, 2013 is settled in cash or otherwise, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan and, with respect to awards made under the 2004 Plan, shall be added to the numerical limit of Section 4.1. Shares tendered or withheld to pay the exercise price of a Stock Option or other award under the Plan or stock option or other award under the 2004 Plan after March 31, 2013, and shares tendered or withheld to satisfy tax withholding obligations under the Plan or the 2004 Plan after March 31, 2013, shall become available for future grant or sale under the Plan and shall be added to the numerical limit of Section 4.1. Subject to the requirements of any stock exchange or quotation system on which the shares of Common Stock are listed, shares available for grant under a shareholder-approved plan of a company acquired by the Company (as adjusted to reflect the transaction) may be available for grant under Plan awards and shall be added to the numerical limit of Section 4.1. Shares of Common Stock issued under Substitute Awards shall not reduce the numerical limit of Section 4.1 but shall be available for issuance under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company. No awards may be granted following the end of the Term of the Plan.

4.3          Code Section 162(m) Limitation. The total number of shares of Common Stock for which Stock Options and Stock Appreciation Rights may be granted to any employee during any 12-month period shall not exceed 2,000,000 shares in the aggregate, subject to adjustment pursuant to Section 23. The total number of shares of Common Stock for which Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any employee during any 12-month period shall not exceed 1,000,000 shares in the aggregate, subject to adjustment pursuant to Section 23. With respect to awards denominated with respect to cash (including Performance Awards) the maximum aggregate payout to any employee during any 12-month period in a performance period shall not exceed $5,000,000.

4.4          Outside Director Limitation. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any Outside Director during any single calendar year shall not exceed $350,000.

4.5          Incentive Stock Options. The maximum number of shares which may be granted pursuant to Stock Options intended to qualify as Incentive Stock Options shall be 10,187,712, minus any shares subject to awards granted after March 31, 2013.

Section 5.          Eligibility to Receive Awards. An award may be granted to any employee, director, or officer of, or adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Subject to the preceding sentence and Section 39, the Committee shall have the authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6.          Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option is not designated as or does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written Stock Option agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms and conditions of the Stock Option. The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422 of the Code. The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a “non-qualified stock option” for federal income tax purposes. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The Stock Option agreement may provide for its automatic exercise on the last day of the term of the Stock Option if the Fair Market Value of the shares of Common Stock subject to the Stock Option on such date exceeds the exercise price. The Stock Option agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. No dividends or dividend equivalents will be paid on any Stock Option.

6.1          Type of Option. Each Stock Option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

6.2          Option Price. The Stock Option exercise price shall be fixed by the Committee and specified in each Stock Option agreement; provided, however, except for shares of Common Stock subject to Stock Options that are Substitute Awards, the exercise price shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.

6.3          Vesting and Exercise Term. Each Stock Option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below, such term shall in no event exceed five years from the date on which such Incentive Stock Option is granted). Each Stock Option agreement shall also state any conditions which must be satisfied before all or a portion of the Stock Option may be exercised. In so doing, the Committee may specify that a Stock Option may not be exercised until the completion of a period of service or until Performance Goals are satisfied. The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. In the event that on the last business day of the term of a Stock Option, other than an Incentive Stock Option (i) the exercise of the Stock Option is prohibited by applicable law or (ii) Common Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

6.4          Payment for Shares. Subject to any vesting period specified in the Stock Option agreement, a Stock Option shall be deemed to be exercised when written notice of such exercise, in a form determined by the Committee, has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iv) by a combination of (i), (ii) and (iii) above, or (v) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a shareholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Common Stock is issued, except as provided in Section 23 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

6.5          Rights upon Termination of Continuous Service. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment. Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5 which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

6.6          No Repricing. Subject to Section 23 and except for a Substitute Award, the exercise price for a Stock Option may never be less than (and may not be reduced to less than) 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted and the Committee may not lower the exercise price of a Stock Option after it is granted. Except with the approval of the shareholders of the Company, a Stock Option may not be cancelled (i) in exchange for the grant or award of another Stock Option with a lower exercise price, or (ii) in exchange for cash or another Plan award, in either event other than in connection with a Change of Control or an adjustment described in Section 23 and in all events subject to compliance with the applicable provisions of Code Section 409A.

6.7          Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each Stock Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

 (i)           To the extent that the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

 (ii)          No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary unless at the time such Incentive Stock Option is granted the Stock Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

Section 7.          Stock Appreciation Rights. Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation

Right granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The Stock Appreciation Right agreement may provide for its automatic exercise on the last day of the term of the Stock Appreciation Right if the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on such date exceeds the specified base price. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. No dividends or dividend equivalents will be paid on Stock Appreciation Rights.

7.1          Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time such Stock Option was granted, unless such Stock Appreciation Right is a Substitute Award or is subject to adjustment under Section 23. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine.

7.2          Tandem Grants. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option, provided that such Stock Appreciation Rights shall be subject to the same terms and conditions as apply to the underlying Stock Option to which they relate. Stock Options surrendered in the exercise of Stock Appreciation Rights shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.3          Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. Stock Appreciation Rights granted in connection with a previously or contemporaneously granted Stock Option may be exercised at the time the Stock Option vests but not later than the expiration date of such Stock Option. In the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Common Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

7.4          Rights upon Termination of Continuous Service. All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to the determination by the Committee under this Section 7.4 which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

7.5          No Repricing. Subject to Section 23 and except for a Substitute Award, the exercise price for a Stock Appreciation Right may never be less than (and may not be reduced to less than) 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation

Right is granted or, if connected with a previously issued Stock Option, not less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time such Stock Option was granted and the Committee may not lower the exercise price for a Stock Appreciation Right after it is granted. Except with the approval of the shareholders of the Company, a Stock Appreciation Right may not be cancelled (i) in exchange for the grant or award of another Stock Appreciation Right with a lower exercise price, or (ii) in exchange for cash or another Plan award, in either event other than in connection with a Change of Control or an adjustment described in Section 23 and in all events subject to compliance with the applicable provisions of Code Section 409A.

Section 8.          Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer (“Restricted Stock”) and subject to a substantial risk of forfeiture. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required consistent with the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

8.1          Vesting Period. Restricted Stock Awards shall be subject to the restrictions described in the preceding paragraph over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards. The Committee may, in its sole discretion, provide for the lapse of restrictions in installments or otherwise and may waive or accelerate the restriction lapse at its discretion. Except as otherwise provided in a Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder during the vesting period, except for the right to receive dividends with respect to the Restricted Stock, which right shall be at the sole discretion of the Committee. Except as otherwise provided under the terms of a Restricted Stock Award, a Participant has all the rights of a shareholder during the vesting period, except for the right to receive dividends with respect to the restricted stock, which right will be at the sole discretion of the Committee; provided, however that with respect to a Restricted Stock Award that is conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards, the Participant shall have all the rights of a shareholder during the Performance Period, except for the right to receive dividends with respect to the Restricted Shares, which right shall be at the sole discretion of the Committee and shall, if granted provide that such dividends shall be accumulated subject to, and until, the Performance Goals have been satisfied.

8.2          Restriction upon Transfer. Shares awarded may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the vesting period applicable to such shares.

8.3          Termination of Continuous Service. All of the terms relating to the expiration, lapse, or removal of restrictions under any Restricted Stock Award, or the termination or forfeiture of any Restricted Stock Award, upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

Section 9.          Restricted Stock Units. Restricted Stock Units shall consist of units for one or more shares of Common Stock that are not issued until the vesting conditions are satisfied. Restricted Stock Units may be settled in shares of Common Stock or cash. The terms and conditions of each Restricted Stock Unit Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required consistent with the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

9.1          Vesting Period. Restricted Stock Unit Awards shall be subject to the vesting conditions, which may be time-based or performance-based, described in the preceding paragraph over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Unit Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards. The Committee may, in its sole discretion, waive or accelerate vesting at its discretion. Except as otherwise provided in a Restricted Stock Unit Award agreement, until the shares of Common Stock are issued, no right to vote or any other rights as a shareholder shall exist with respect to the units to acquire shares of Common Stock, except for the right to receive dividend equivalents with respect to the Restricted Stock Units, which right shall be at the sole discretion of the Committee and shall, if granted provide that any dividends equivalents with respect to a Restricted Stock Unit Award that is conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 shall be accumulated subject to, and until, the Performance Goals have been satisfied.

9.2          Termination of Continuous Service. All of the terms relating to the expiration, lapse, or removal of restrictions under any Restricted Stock Unit Award, or the termination or forfeiture of any Restricted Stock Unit Award, upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

Section 10.          Performance Awards. Performance Awards may be made by reference to Performance Units, Performance Shares or Performance Cash and may, at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals. The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals. The terms and conditions of each Performance Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. When the Committee desires a Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, and not later than after 25 percent of such Performance Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of Section 162(m) of the Code. For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which Performance Criteria established by the Committee are met. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all such requirements. Except as otherwise provided in a Performance Award agreement, the Participant shall have all the rights of a shareholder during the Performance Period, except for the right to receive dividends or dividend equivalents with respect to the Performance Awards, which right shall be at the sole discretion of the Committee and shall, if granted provide that such dividends or dividend equivalents shall be accumulated subject to, and until, the Performance Goals have been satisfied.

10.1        Performance Criteria. The Committee may establish Performance Goals applicable to Performance Awards based upon the Performance Criteria and other factors set forth below based upon performance of the Company as a whole or upon the performance of a Subsidiary, business unit, division or department and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance Criteria for a Subsidiary, business unit, division or department shall relate to the achievement of financial and operating objectives of such segment. “Performance Criteria” means one or more of the following measures: net or gross sales; free cash flow; revenue; comparable store sales; gross margin; working capital; earnings or book value per share; operating earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or a percentage thereof; operating profits; net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; debt to equity ratio; market share; price per share of Common Stock; market value added; earnings from continuing operations; net worth; turnover in inventory; expense control within budgets; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; new unit growth; implementation of critical projects and processes; or such similar objectively determinable financial or other measures as may be adopted by the Committee. The Performance Goals may differ among Participants, including among similarly situated Participants. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles or adjusted generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified. With respect to any Performance Goal, the Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (c) litigation or claim judgments or settlements or (d) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

10.2        Modification. If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless (i) such modification is made no later than the deadline established under Section 162(m) of the Code, and (ii) no Performance Award is paid under the modified Performance Goal until after the material terms of the modified Performance Goal are disclosed to and approved by the Company’s shareholders to the extent required by Section 162(m) of the Code.

10.3        Payment. The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Performance Award agreement. At any time prior to the payment of a Performance Award, unless otherwise provided by the Committee or prohibited by the Plan, the Committee shall have the authority to reduce or eliminate the amount payable with respect to the Performance Award, or to cancel any part or all of the Performance Award but, with respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall not have the authority in its discretion to increase the amount payable with respect to the Performance Award except as permitted under Section 23. The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Participants, and, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, these determinations shall be certified in writing before such Performance Awards are paid. Except as otherwise provided in the Performance Award agreement, all Performance Cash and Performance Unit awards shall be paid to the Participant in cash.

10.4        Termination of Continuous Service. All of the terms relating to the vesting and payment, or the forfeiture, of any Performance Award upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

Section 11.          Deferred Stock Awards. Deferred Stock Awards under the Plan shall entitle Participants to future payments of shares of Common Stock upon the expiration of a specified period of time (“Deferral Period”) and upon the satisfaction of certain conditions during the Deferral Period. The terms and conditions of each Deferred Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. No dividends or dividend equivalents shall be paid (but may be accumulated) on a Deferred Stock Award until the Deferral Period has concluded.

11.1        Vesting Period. Upon the expiration of the Deferral Period with respect to each Deferred Stock Award and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock Award shall become vested in accordance with the terms of the agreement relating to the Deferred Stock Award. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Deferred Stock Awards to any Participant may also be conditioned upon achievement of Performance Goals in the same manner as provided in Section 10 regarding Performance Awards. The Participant shall not be a shareholder with respect to any shares subject to a Deferred Stock Award until such shares vest and are issued to the Participant in accordance with the terms of the Deferred Stock Award agreement.

Section 12.          Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other plan of the Company. The terms and conditions of each Other Stock-Based Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.

To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Other Stock-Based Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards (including, for the avoidance of doubt, the limitations on dividends and dividend equivalents contained therein).

Section 13.          [Intentionally Omitted].

Section 14.          Securities Law Requirements. No shares of Common Stock shall be issued upon the exercise or payment of any award unless and until:

 (i)           The shares of Common Stock underlying the award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

 (ii)          The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

 (iii)         The Company has determined that any other applicable provision of state or federal law, including without limitation applicable state securities laws, has been satisfied.

Section 15.          Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of shares of Common Stock has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company may, but shall not be obligated to, register or qualify the sale of shares under the Act or any other applicable law. In the event of any public offering of Common Stock or other securities of the Company, it may be necessary for the Company to restrict for a period of time (during or following the offering process) the transfer of shares of Common Stock issued to a Participant under the Plan (including any securities issued with respect to such shares in accordance with Section 23 of the Plan). As a condition of the Participant’s receipt of shares, the Committee may require the Participant to agree not to effect any sale, transfer, pledge or other disposal of the Participant’s shares during such time and agrees to execute any “lock-up letter” or similar agreement requested by the Company or its underwriters.

Section 16.          Single or Multiple Agreements. Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 17.          Rights of a Shareholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued to the recipient.

Section 18.          No Right to Continue Employment or Service. Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

Section 19.          Withholding. The Company’s obligations hereunder in connection with any award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (including through the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash.

Section 20.          Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 21.          Non-Assignability. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. No award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

Notwithstanding the preceding, the Participant, with the approval of the Committee, may only transfer a Non-Qualified Stock Option or Stock Appreciation Right for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option or Stock Appreciation Right prior to such transfer. The foregoing right to transfer a Non-Qualified Stock Option or Stock Appreciation Right shall apply to the right to consent to amendments to the Stock Option agreement or Stock Appreciation Right agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Non-Qualified Stock Option. The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

At the request of the Participant and subject to the approval of the Committee, Common Stock purchased upon exercise of a Non-Qualified Stock Option may be issued or transferred into the name of the Participant and his or her spouse jointly with rights of survivorship.

Except as set forth above or in a Stock Option agreement, any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.

Section 22.          Nonuniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section 23.          Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend, extraordinary cash dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares, partial or complete liquidation of the Company, or other change in corporate structure affecting the Common Stock, the Committee or the Board shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) available for issuance under the Plan, (ii) for which grants or awards may be made to any Participant or to any group of Participants (e.g., Outside Directors), (iii) which are available for issuance under Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards, (iv) covered by outstanding unexercised awards and grants denominated in shares or units of Common Stock, and (v) underlying Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock and Other Stock-Based Awards granted pursuant to Section 39, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, the number of shares subject to any award or grant always shall be rounded down to the nearest whole number.

Section 24.          Termination and Amendment. The Board may terminate, modify or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the shareholders of the Company, except that any such termination, modification or amendment shall be subject to the approval of the shareholders of the Company if (a) such action would increase the number of shares of Common Stock subject to the Plan; (b) such action results in the “repricing” of any Stock Option or Stock Appreciation Right as contemplated by Section 6.6 or Section 7.5, or (c) shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. No termination, modification or amendment of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

Section 25.          Severability. If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

Section 26.          Effect on Other Plans. Except as otherwise provided in a Participant’s employment agreement with the Company or any Subsidiary, participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 27.          Effective Date of the Plan. The Plan became effective on June 3, 2009 (the “Effective Date”). The Plan, as amended and restated as of as of June 5, 2013, shall become effective upon approval of the shareholders of the Company.

Section 28.          Governing Law. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to its conflicts of law doctrine.

Section 29.          Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

Section 30.          Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest, except to the extent that such acceleration would result in the imposition of an additional tax under Section 409A(a)(1)(B) of the Code.

Section 31.          Modification of Awards. Within the limitations of the Plan (including but not limited to the repricing prohibitions set forth in Sections 6.6 and 7.5) and subject to Sections 23 and 37, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 23, 37, or 38, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant’s consent. For purposes of the preceding sentence, any modification to any of the following terms or conditions of an outstanding unexercised award or grant shall be deemed to be a material modification: (i) the number of shares of Common Stock covered by such award or grant, (ii) the exercise or other applicable price or Fair Market Value determination related to such award or grant, (iii) the period of time within which the award or grant vests and is exercisable and the terms and conditions of such vesting and exercise, (iv) the type of award or Stock Option, and (v) the restrictions on transferability of the award or grant and of any shares of Common Stock issued in connection with such award or grant.

Section 32.          No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 33.          Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 34.          Plan Provisions Control. The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section 35.          Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 36.          Code Section 409A. To the extent applicable, the parties intend that the Plan and award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company intends to administer the Plan so that it will comply with the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company nor any of its Subsidiaries, nor its or their respective directors, officers, employees or advisers, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

Section 37.          Change of Control. Except as otherwise provided under (i) a Participant’s employment agreement with the Company or any Subsidiary, or (ii) the Company’s severance plan or any other plan maintained by the Company or any Subsidiary, or (iii) any other agreement between the Participant and the Company or any Subsidiary, in the event of a Change of Control, but only if and to the extent so determined by the Committee at or after the grant or award of a Plan award (subject to any right of approval expressly reserved by the Committee at the time of such determination), and subject to the terms and conditions or alternative provisions specified by the Committee, in its sole discretion, in an award agreement, the following provisions shall apply:

(a)          In the event that the Change of Control results from a transaction pursuant to which the shareholders of the Company receive shares of common stock of an acquiring entity (the “Acquirer”) that are registered under Section 12 of the Exchange Act, (i) there shall be substituted for each share of Common Stock available under the Plan and each share of Common Stock then subject to an outstanding Plan award the number and class of shares of common stock of the Acquirer into which each outstanding share of Common Stock shall be converted pursuant to such Change of Control and such awards shall continue as outstanding awards under the Plan in accordance with their terms as established by the Committee, except for the substitution of shares of common stock of the Acquirer, (ii) if, with respect to each outstanding Performance Award, the Acquirer establishes Performance Goals that are comparable in all material respects to the Performance Goals established by the Committee for such awards in accordance with the Plan (“Comparable Goals”), such awards shall continue as outstanding Performance Awards under the Plan in accordance with their terms as established by the Committee, except for the substitution of the Comparable Goals, and (iii) if, with respect to each such outstanding Performance Award the Acquirer fails to establish Comparable Goals, then all performance goals for such awards shall lapse and such awards shall continue as outstanding Performance Awards under the Plan at the 100% target performance level subject only to the non-performance goal restrictions and deferral limitations applicable to such awards, if any, established by the Committee for such awards in accordance with the Plan (the “Modified Awards”). In the event of any substitution pursuant to clause (i) of the preceding sentence, the exercise price per share in the case of a Stock Option and the specified base price in the case of a Stock Appreciation Right shall be appropriately adjusted by the Board or the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in compliance with Code Section 409A to the extent applicable and, to the extent permitted by the applicable provisions of Code Section 409A, without an increase in the aggregate purchase price or specified base price.

(b)          In the event that the Change of Control, except a Change of Control specified in Section 37(c) below, occurs and the Continuous Service of a Participant is terminated within two years following the occurrence of such Change of Control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and in the case of an adviser or consultant, as provided in such Participant’s respective award agreement, and in the case of a director, under all circumstances, the following acceleration and valuation provisions shall apply (the date of such termination of Continuous Service is referred to as the “Date of Termination”):

 (i)           Any Stock Options and Stock Appreciation Rights not previously exercisable and vested shall become fully exercisable and vested and, if the remaining term of such Stock Option or Stock Appreciation Right shall then be for a period of fewer than three years from the Date of Termination, such term shall be extended to the earliest of: (A) the date which is three years following such Date of Termination, or (B) the latest date upon which the Stock Option or Stock Appreciation Right could have expired by its original terms under any circumstances, or (C) the 10th anniversary of the original date of grant of the Stock Option or Stock Appreciation Right.

 (ii)          Any restrictions and deferral limitations applicable to any outstanding Restricted Stock Award, Restricted Stock Units, Deferred Stock Award, or Other Stock-Based Award, in each case to the extent not already vested, shall lapse and such awards shall be fully vested.

 (iii)         Any restrictions and deferral limitations applicable to any outstanding Performance Award, including Modified Awards or other awards conditioned upon the achievement of Performance Goals, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target performance level with respect to the number of shares of Common Stock, or shares of common stock of the Acquirer, subject to each award and the amount subject to each award, in each case, unless otherwise set forth in the award agreement, multiplied by a fraction, the numerator of which is the number of days in the Performance Period applicable to such award that shall have elapsed as of the Date of Termination and the denominator of which is the total number of days in such Performance Period.

(c)          In the event that the Change of Control results from a transaction pursuant to which the shareholders of the Company receive consideration other than shares of common stock of the Acquirer that are registered under Section 12 of the Exchange Act, the following acceleration and valuation provisions shall apply:

 (i)  Any Stock Options and Stock Appreciation Rights not previously exercisable and vested shall become fully exercisable and vested.

 (ii)  Any restrictions and deferral limitations applicable to any Restricted Stock Award, Restricted Stock Units, Deferred Stock Award or Other Stock-Based Award, in each case to the extent not already vested, shall lapse and such awards shall be fully vested.

 (iii)  Any restrictions and deferral limitations applicable to any outstanding Performance Award, or other award conditioned upon the achievement of Performance Goals, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target performance level with respect to the number of shares of Common Stock subject to each award and the amount subject to each award, in each case, unless otherwise set forth in the award agreement, multiplied by a fraction, the numerator of which is the number of days in the Performance Period applicable to such award that shall have elapsed as of the date of such Change of Control and the denominator of which is the total number of days in such Performance Period.

 (iv)  The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Board or the Committee in its sole discretion at or after the grant or award of such Plan award but prior to such Change of Control, be cashed out on the date of such Change of Control on the basis of the Fair Market Value of the shares of Common Stock subject to the award or, in the case of Performance Awards and other awards conditioned upon the achievement of Performance Goals, award value, as the case may be, as of the date of such Change of Control, provided that in the case of any award subject to Code Section 409A, such cash settlement shall be made in compliance with Code Section 409A to the extent applicable.

Section 38.              Clawback Provision. Notwithstanding anything to the contrary in the Plan, an award agreement may provide that the award shall be cancelled if the Participant, without the consent of the Company, while engaged in Continuous Service or after the termination thereof, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an award agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such award and must repay the gain to the Company.

Section 39.          Conversion of Director Fees. Subject to compliance with the applicable provisions of Code Section 409A, the Board may, at its sole discretion, permit an Outside Director to receive all or a portion of his or her annual retainer fee, any fees for attending meetings of the Board or committees thereof, committee chairmanship fees or any other fees payable to an Outside Director in the form of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock or Other Stock-Based Award. The terms and conditions of such Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock or Other Stock-Based Award, including (without limitation) the method for converting the annual retainer fee or any other fee payable to an Outside Director, the date of grant, the vesting schedule, if any, and the time period for an Outside Director to elect such form of payment shall be determined solely by the Board, subject to compliance with the applicable provisions of Code Section 409A. The Board’s decision shall be final, binding and conclusive.

SAKS INCORPORATED 12 E. 49TH STREET NEW YORK, NEW YORK 10017

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M53134-P35892 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SAKS INCORPORATED		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
	The Board of Directors recommends you vote FOR the following:	☐	☐	☐	number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Fabiola R. Arredondo	06) Jerry W. Levin
02) Robert B. Carter	07) Nora P. McAniff
03) Michael S. Gross	08) Stephen I. Sadove
04) Donald E. Hess	09) Jack L. Stahl
05) Marguerite W. Kondracke

	The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

	2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.						☐	☐	☐
	3. Approval of the Company’s Amended and Restated 2009 Long-Term Incentive Plan.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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M53135-P35892

SAKS INCORPORATED

Annual Meeting of Shareholders

June 5, 2013, 11:30 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen I. Sadove and Ann Robertson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Saks Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM Eastern Time on Wednesday, June 5, 2013, at the University Club, 1 West 54th Street, New York, New York 10019, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side